Filed pursuant to Rule 433(d)
Registration Statement No. 333-131637

FREE WRITING PROSPECTUS DATED August 27, 2007
(For use with Base Prospectus dated August 27, 2007)

$846,450,000 (Approximate)

Renaissance Home Equity Loan Trust 2007-3
Issuing Entity

Delta Funding Corporation
Originator and Sponsor

Renaissance Mortgage Acceptance Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Ocwen Loan Servicing, LLC
Servicer

Home Equity Loan Asset-Backed Certificates, Series 2007-3

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Free Writing Prospectus for use with Base Prospectus dated August 27, 2007

$846,450,000 (Approximate)

Renaissance Home Equity Loan Trust 2007-3
Issuing Entity

Delta Funding Corporation
Originator and Sponsor

Renaissance Mortgage Acceptance Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Ocwen Loan Servicing, LLC
Servicer

Home Equity Loan Asset-Backed Certificates, Series 2007-3
______________________

You should carefully consider the risk factors beginning on page 13 in this free writing prospectus.

The certificates are obligations only of the issuing entity.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.

Offered Certificates
•  Eighteen classes of asset-backed certificates listed below.
Assets
•  Fixed and adjustable-rate, first and second lien, sub-prime residential and mixed-use mortgage loans.
Credit Enhancement
•  Excess interest;
•  Overcollateralization;
•  Cross-collateralization; and
•  Subordination.
The holders of the offered certificates will also have the benefit of an interest rate swap agreement as described in this free writing prospectus under “Description of the Certificates—Interest Rate Swap Agreement.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this free writing prospectus or the attached base prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

	Initial Certificate Principal Balance(1)	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor(4)
Class AV-1	$18,892,000	Adjustable(2)	[___]%	[___]%	[___]%
Class AV-2	$6,393,000	Adjustable(2)	[___]%	[___]%	[___]%
Class AV-3	$9,715,000	Adjustable(2)	[___]%	[___]%	[___]%
Class AF-1	$302,822,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class AF-2	$36,975,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class AF-3	$168,540,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class AF-4	$20,161,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class AF-5	$66,537,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class AF-6	$66,115,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-1	$24,300,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-2	$7,200,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-3	$50,400,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-4	$11,250,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-5	$15,750,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-6	$11,250,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-7	$9,450,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-8	$9,900,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Class M-9	$10,800,000	[__]% per annum(3)	[___]%	[___]%	[___]%
Total	$846,450,000
__________________________________
(1)	Subject to a variance of plus or minus 10%.
(2)
The pass-through rate on each such class of Offered Certificates is based on one-month LIBOR plus an applicable margin, subject to increase and a related rate cap as described in this free writing prospectus under “Description of the Certificates—Pass-Through Rates.”

(3)
The pass-through rate on each such class of Offered Certificates will increase by 0.50% per annum after the optional termination date and be subject to a related rate cap as described in this free writing prospectus under “Description of the Certificates—Pass-Through Rates.”

(4)
The proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses, will be approximately $[__].  The proceeds to the Depositor include accrued interest in the case of the Group II Certificates and Mezzanine Certificates.

Banc of America Securities LLC	JPMorgan
RBS Greenwich Capital	Citigroup Global Markets Inc.	Deutsche Bank Securities
August 27, 2007

Important notice about information presented in this free writing prospectus and the base prospectus

We provide information to you about the Offered Certificates in two separate documents that provide progressively more detail:

•	this free writing prospectus, which describes the specific terms of your series of certificates; and

•	the base prospectus, which provides general information, some of which may not apply to your series of certificates.

If the description of your certificates in this free writing prospectus is more specific than the related description in the base prospectus, you should rely on the information in this free writing prospectus.

Table of Contents

Free Writing Prospectus

Summary
Risk Factors
Affiliations, Certain Relationships and Related Transactions
Legal Actions Pending Against The Originator
Description of the Mortgage Loans
Static Pool Information
The Originator and Sponsor
The Servicer
The Master Servicer, Securities Administrator and Custodian
The Depositor
The Issuing Entity
The Trustee
The Seller
Prepayment and Yield Considerations
Description of the Certificates
The Pooling and Servicing Agreement
Federal Income Tax Considerations
ERISA Considerations
Legal Investment Considerations
Legal Matters
Ratings
Annex I
Annex II

Base Prospectus

The Depositor
The Seller and the Originator
Static Pool Information
Description of the Securities
The Trust Funds
Enhancement
Servicing of Loans
The Agreements
Certain Legal Aspects of the Loans
Use of Proceeds
Federal Income Tax Considerations
State Tax Considerations
Reportable Transactions
Penalty Avoidance
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the base prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the Home Equity Loan Asset-Backed Certificates, Series 2007-3 in any state where the offer is not permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Depositor; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this free writing prospectus may not be disclosed to the public in Belgium.  The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This free writing prospectus has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor the Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.  This free writing prospectus has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this free writing prospectus or any other document other than:  (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap.  571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO.  Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this free writing prospectus has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above.  No person to whom this free writing prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this free writing prospectus to any person.

Summary

This section gives a brief summary of the information contained in this free writing prospectus.  The summary does not include all of the important information about the Offered Certificates.  We recommend that you review carefully the more detailed information in this free writing prospectus and in the base prospectus.

Title of Certificates	Home Equity Loan Asset-Backed Certificates, Series 2007-3.
Issuing Entity	Renaissance Home Equity Loan Trust 2007-3. The Issuing Entity is sometimes referred to herein as the “Trust”.
Depositor	Renaissance Mortgage Acceptance Corp.
Originator and Sponsor	Delta Funding Corporation.
Seller	Delta Funding Corporation.
Master Servicer, Securities Administrator and Custodian	Wells Fargo Bank, N.A.
Servicer	Ocwen Loan Servicing, LLC, or its successor.
Trustee	HSBC Bank USA, National Association.
Swap Provider	[___________].
NIMs Insurer
One or more insurance companies (together, the “NIMs Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates.  In such event, the NIMs Insurer will be able to exercise rights which could adversely impact the certificateholders. Any policy issued by a NIMs Insurer will not cover, and will not benefit, the Offered Certificates.

Cut-off Date	For any mortgage loan delivered on the Closing Date, the later of (x) the close of business on August 1, 2007, and (y) the date of origination of that mortgage loan.
Closing Date	On or about September 14, 2007.
Distribution Dates	The 25th day of each month or, if that day is not a business day, the next business day, beginning in September 2007.
Record Dates
With respect to any Distribution Date and any class of Group I Certificates, the business day before the applicable Distribution Date, so long as such class of certificates remains in book-entry form.  With respect to any Distribution Date and the Group II Certificates and the Mezzanine Certificates, the last business day of the month before the month in which the applicable Distribution Date occurs.

Pass-Through Rates
The Pass-Through Rate for each class of Group I Certificates will be the least of (i) the sum of the one-month London Interbank Offered Rate (“LIBOR”) plus the applicable certificate margin, (ii) 14.00% per annum and (iii) the related Net WAC Rate (as defined under “Description of the Certificates—Glossary”).  The certificate margins are as follows:

Certificate Margin
	Class	(1)	(2)
	Class AV-1	[__]%	[__]%
	Class AV-2	[__]%	[__]%
	Class AV-3	[__]%	[__]%
_______________ (1) Prior to or on the optional termination date. (2) After the optional termination date.

The Pass-Through Rate for each class of Group II Certificates and the Mezzanine Certificates will be the lesser of (i) the applicable fixed rate per annum listed in the table below and (ii) the related Net WAC Rate:

Pass-Through Rate
	Class	(1)	(2)
	Class AF-1	[__]% per annum	[__]% per annum
	Class AF-2	[__]% per annum	[__]% per annum
	Class AF-3	[__]% per annum	[__]% per annum
	Class AF-4	[__]% per annum	[__]% per annum
	Class AF-5	[__]% per annum	[__]% per annum
	Class AF-6	[__]% per annum	[__]% per annum
	Class M-1	[__]% per annum	[__]% per annum
	Class M-2	[__]% per annum	[__]% per annum
	Class M-3	[__]% per annum	[__]% per annum
	Class M-4	[__]% per annum	[__]% per annum
	Class M-5	[__]% per annum	[__]% per annum
	Class M-6	[__]% per annum	[__]% per annum
	Class M-7	[__]% per annum	[__]% per annum
	Class M-8	[__]% per annum	[__]% per annum
	Class M-9	[__]% per annum	[__]% per annum
_______________ (1) Prior to or on the optional termination date. (2) After the optional termination date.
See “Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
Designations

Each class of certificates will have different characteristics.  Some of those characteristics are reflected in the following general designations.  These designations are used in this free writing prospectus and the base prospectus to provide a better understanding to potential investors.

Offered Certificates

Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Group I Certificates

All Class AV Certificates.

Group II Certificates

All Class AF Certificates.

Certificate Group

Group I Certificates or Group II Certificates, as applicable.

Class AV Certificates

All Class AV-1, Class AV-2 and Class AV-3 Certificates.

Class AF Certificates

All Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

Mezzanine Certificates

All Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Group I Mortgage Loans

All mortgage loans bearing interest at adjustable-rates, including mortgage loans that bear interest at rates that are fixed for two or three years after the date of origination before beginning to adjust.

Group II Mortgage Loans

All mortgage loans bearing interest at fixed rates for their entire term.

Book-Entry Certificates

All Classes of Offered Certificates.

Senior Certificates

All Class AV and Class AF Certificates.

Mezzanine Certificates

All Class M Certificates.

Offered Certificates

Ratings

The Offered Certificates will not be issued unless they receive ratings at least as high as those set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s” or “S&P”) and Moody’s Investors Service, Inc. (“Moody’s”; and together with S&P, the “Rating Agencies”):

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

See “Ratings” in this free writing prospectus.

Interest Distributions

On each Distribution Date, each class of Offered Certificates will be entitled to interest in an amount equal to:

•	the applicable Pass-Through Rate, multiplied by

•	the applicable Certificate Principal Balance on the day before that Distribution Date, multiplied by

•	the actual number of days in the related interest period in the case of the Group I Certificates, or 30 in the case of the Group II Certificates and Mezzanine Certificates, divided by 360, minus

•	the pro rata share for that class of any Civil Relief Act Interest Shortfalls allocated to the Offered Certificates, plus

•	any unpaid interest amounts for that class from prior Distribution Dates, plus

•	interest earned during the related interest period on applicable unpaid interest amounts at the applicable Pass-Through Rate.

The Class C Certificates (as defined herein) will accrue interest as provided in the Pooling and Servicing Agreement.  The Class P Certificates and the Residual Certificates (as defined herein) will not accrue interest.

Interest Period

The Interest Period with respect to the Group I Certificates will be the period from the prior Distribution Date (or in the case of the first Distribution Date, from the Closing Date) through the day preceding the current Distribution Date, calculated in the case of the Group I Certificates, on the basis of a 360-day year and the actual number of days elapsed.

The Interest Period with respect to the Group II Certificates and Mezzanine Certificates will be the calendar month prior to the month in which the applicable Distribution Date occurs.

Interest Calculations

Actual number of days divided by 360 days for the Group I Certificates, and 30/360 days for the Group II Certificates and Mezzanine Certificates.

Certificate Principal Balances

The initial Certificate Principal Balances of the Offered Certificates set forth on the cover page of this free writing prospectus are subject to a variance of plus or minus 10%.

Distribution Priorities—Group I Certificates

In general, on any Distribution Date, funds available for distribution from amounts received on the Group I Mortgage Loans and any Net Swap Payment (as defined herein) or Swap Termination Payment  (as defined herein) received by the Securities Administrator will be distributed as follows:

Interest Distributions

concurrently, to distribute interest on the Group I Certificates, on a pro rata basis based on the entitlement of each such class; and

Principal Distributions

to distribute principal on the Group I Certificates, but only in the amounts and in the priority described under “Description of the Certificates—Distribution Priorities” in this free writing prospectus.

Distribution Priorities—Group II Certificates

In general, on any Distribution Date, funds available for distribution from amounts received on the Group II Mortgage Loans and any Net Swap Payment (as defined herein) or Swap Termination Payment (as defined herein) received by the Securities Administrator will be distributed as follows:

Interest Distributions

concurrently, to distribute interest on the Group II Certificates, on a pro rata basis based on the entitlement of each such class; and

Principal Distributions

to distribute principal on the Group II Certificates, but only in the amounts and in the priority described under “Description of the Certificates—Distribution Priorities” in this free writing prospectus.

The Class AF-6 Certificate is a “lock-out” certificate.  The Class AF-6 Certificates are generally not entitled to receive distributions of principal prior to the Distribution Date in September 2010.  For each Distribution Date on or after the Distribution Date in September 2010, the Class AF-6 Certificates will be entitled to receive an increasing percentage of that class’s proportionate share of principal distributable to the Class AF Certificates, based on a schedule described under “Description of the Certificates—Glossary” in this free writing prospectus.

Distribution Priorities—Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans and any Net Swap Payment or Swap Termination Payment received by the Securities Administrator, after the distributions on the Senior Certificates described above will be distributed as follows:

Interest Distributions

to distribute interest on the Mezzanine Certificates, but only in the amounts and in the priority described under “Description of the Certificates—Distribution Priorities” in this free writing prospectus; and

Principal Distributions

to distribute principal on the Mezzanine Certificates, but only in the amounts and in the priority described under “Description of the Certificates—Distribution Priorities” in this free writing prospectus.

Minimum Denominations

The Offered Certificates are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Certificates must be purchased in minimum total investments of $100,000 per class.

Form

All of the Offered Certificates will be in book-entry form.

SMMEA Eligibility

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Other Certificates

The Class C Certificates will have an initial certificate principal balance of approximately $53,549,900, which is approximately equal to the initial overcollateralization required by the Pooling and Servicing Agreement.  The Class C Certificates initially evidence an interest of approximately 5.95% in the Trust.  The Depositor is not offering the Class C Certificates to the public pursuant to this free writing prospectus and the base prospectus.

The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to prepayment charges collected from mortgagors.  The Depositor is not offering the Class P Certificates to the public pursuant to this free writing prospectus and the base prospectus.

The Class R Certificates and the Class R-X Certificates  (the “Residual Certificates”) will not have original certificate principal balances and are the classes of certificates representing the residual interests in the Trust.  The Depositor is not offering the Residual Certificates to the public pursuant to this free writing prospectus and the base prospectus.

The Mortgage Loans

Statistic Calculation Mortgage Loans

Set forth below is selected information about the mortgage loans that have been identified by the Depositor and are expected to be sold to the Trust on the Closing Date (the “Statistic Calculation Mortgage Loans”).  The information in this free writing prospectus with respect to each Statistic Calculation Mortgage Loan is based on information for that Statistic Calculation Mortgage Loan as of the Cut-off Date.  On the Closing Date, additional mortgage loans will be delivered to the Trust (the “Additional Mortgage Loans”).  Any Additional Mortgage Loans are expected to consist of first or second lien, fixed-rate mortgage loans, and first lien, adjustable-rate mortgage loans, also called ARMs.  Within four business days following the Closing Date, the Depositor will file a Form 8-K containing the final characteristics of the mortgage pool, including the Additional Mortgage Loans.  The Statistic Calculation Mortgage Loans, together with any Additional Mortgage Loans, will constitute the mortgage loans (the “Mortgage Loans”).  Any statistic presented on a weighted average basis or any statistic based on the Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 5%.

Statistic Calculation Mortgage Pool

Number of loans	4,418
Aggregate Principal Balance	$799,545,773
Range of Principal Balances	$22,000 to $989,334
Average Principal Balance	$180,975
Range of interest rates	6.240% to 13.490%
Weighted average interest rate	9.097%
Range of original CLTV	9.43% to 100.00%
Weighted average original CLTV	76.77%
Range of original term to stated maturity (months)	60 to 360
Weighted average original term to stated maturity (months)	342
Range of remaining term to stated maturity (months)	58 to 360
Weighted average remaining term to stated maturity (months)	341
Range of loan ages (months)	0 to 4
Weighted average loan age (months)	2
Range of credit scores	428 to 877
Non-zero weighted average credit score	617
Subject to prepayment penalties	64.23%
Fixed-rate	96.14%
Adjustable-rate	3.86%
First lien	98.80%
Second lien	1.20%
Interest-only	0.00%

Group I Statistic Calculation Mortgage Loans

Number of loans	173
Aggregate Principal Balance	$30,878,211
Range of Principal Balances	$50,007 to $649,175
Average Principal Balance	$178, 487
Range of interest rates	7.690% to 11.920%
Weighted average interest rate	9.630%
Range of original CLTV	19.57% to 100.00%
Weighted average original CLTV	77.33%
Range of original term to stated maturity (months)	360 to 360
Weighted average original term to stated maturity (months)	360
Range of remaining term to stated maturity (months)	357 to 360
Weighted average remaining term to stated maturity (months)	358
Range of loan ages (months)	0 to 3
Weighted average loan age (months)	2
Range of credit scores	428 to 747
Non-zero weighted average credit score	599
Subject to prepayment penalties	49.59%
Adjustable-rate	100.00%
First lien	100.00%
Interest-only	0.00%

Group II Statistic Calculation Mortgage Loans

Number of loans	4,245
Aggregate Principal Balance	$768,667,562
Range of Principal Balances	$22,000 to $989,334
Average Principal Balance	$181,076
Range of interest rates	6.240% to 13.490%
Weighted average interest rate	9.075%
Range of original CLTV	9.43% to 100.00%
Weighted average original CLTV	76.75%
Range of original term to stated maturity (months)	60 to 360
Weighted average original term to stated maturity (months)	342
Range of remaining term to stated maturity (months)	58 to 360
Weighted average remaining term to stated maturity (months)	340
Range of loan ages (months)	0 to 4
Weighted average loan age (months)	2
Range of credit scores	449 to 877
Non-zero weighted average credit score	618
Subject to prepayment penalties	64.82%
Fixed-rate	100.00%
First lien	98.75%
Second lien	1.25%
Interest-only	0.00%

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the Mortgage Loans.

The Offered Certificates, other than the Class M-9 Certificates, have the benefit of four types of credit enhancement:

•	the use of excess interest (“Excess Interest”) to cover losses and to maintain the required amount of overcollateralization,

•	the use of overcollateralization to cover losses,

•	cross-collateralization of the two loan groups, and

•	subordination of distributions on the class or classes of Certificates with lower relative distribution priorities.

The Class M-9 Certificates, which have the lowest relative distribution priority, have the benefit of only the first three forms of credit enhancement listed above.

The holders of the Offered Certificates will also have the benefit of an interest rate swap agreement.

It is a condition to the issuance of the certificates on the Closing Date that the Required Overcollateralization Amount (as defined under “Description of the Certificates—Glossary” in this free writing prospectus) be met.

Except in very limited circumstances related to cross-collateralization, the Class M Certificates will provide credit enhancement only to the more senior classes of Class M Certificates and the Senior Certificates.

Interest Rate Swap Agreement

Wells Fargo Bank, N.A., as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [__________], as swap provider (the “Swap Provider”).  Under the Interest Rate Swap Agreement, on or before each Distribution Date, the Issuing Entity will be obligated to make fixed payments as specified in this free writing prospectus and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount (as defined herein) for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to, but excluding, the current Distribution Date, and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to Certificateholders will be applied to make a Net Swap Payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a Net Swap Payment to the Securities Administrator.

Upon early termination of the Interest Rate Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any payment to Certificateholders.

Net Swap Payments and Swap Termination Payments payable by the Issuing Entity (other than Swap Termination Payments resulting from a Swap Provider Trigger Event as defined herein) will be deducted from Available Funds before payments to Certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus for additional information.

Final Scheduled Distribution Date

The final scheduled Distribution Date for the Offered Certificates will be the Distribution Date in September 2037.  The final scheduled Distribution Date for the Offered Certificates is one month following the maturity date of the latest maturing Statistic Calculation Mortgage Loan. The actual final Distribution Date for each class of Offered Certificates may be earlier, and could be substantially earlier, than the final scheduled Distribution Date.

Trigger Events

The occurrence of a Cumulative Loss Event or a Delinquency Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of the Offered Certificates and affecting the weighted average lives of the Offered Certificates.  The Stepdown Date is the earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date occurring in September 2010 and (y) the first Distribution Date on which the subordination available to the Class A Certificates has doubled.

See “Description of the Certificates—Glossary of Terms” and “—Pass-Through Rates” in this free writing prospectus.

Fees and Expenses

Before distributions are made on the Offered Certificates, the following fees and expenses will be payable by the Trust: (i) the Master Servicer will be paid a monthly fee equal to one-twelfth of 0.0095% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period and (ii) the Servicer will be paid a monthly fee equal to one-twelfth of 0.50% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the first date of the related Due Period.  The fees of the Trustee and the Securities Administrator will be paid by the Master Servicer from the master servicing fee.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth of the Strike Rate (as defined herein) on the Swap Notional Amount for such Distribution Date.  The Issuing Entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Distribution Date.  Only the positive Net Swap Payment of the two obligations will be paid by the applicable party.  If a Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event as described herein) is owed to the Swap Provider, the Securities Administrator will pay such amount prior to any distributions on the Certificates.

Optional Termination

The majority holder of the Class C Certificates may, at its option, but subject to certain conditions set forth in the Pooling and Servicing Agreement, terminate the Trust on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class C Certificates fails to exercise such option, then the Servicer may terminate the Trust on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

Repurchase or Substitution of Mortgage Loans

The Seller will make certain representations and warranties with respect to each Mortgage Loan as of the Closing Date.  Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the Certificateholders, the Seller will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan.  In addition, the majority holder of the Class C Certificates will have the right, under the Pooling and Servicing Agreement, to purchase Mortgage Loans that are 90 days or more delinquent.

Federal Income Tax Considerations

One or more elections will be made to treat designated portions of the Trust (exclusive of the Basis Risk Reserve Account, the Interest Rate Swap Agreement, the Swap Account, the Supplemental Interest Trust and any Servicer Prepayment Charge Payment Amounts as described more fully herein or in the Pooling and Servicing Agreement) as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.

ERISA Considerations

The Offered Certificates may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain considerations described in this free writing prospectus.  Prior to termination of the supplemental interest trust, persons investing assets of employee benefit plans or other retirement arrangements may purchase the Offered Certificates if the purchase and holding of the Offered Certificates meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor.  A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this free writing prospectus and in the base prospectus.

Risk Factors

An investment in the Offered Certificates involves significant risks.  Before you decide to invest in the Offered Certificates, we recommend that you carefully consider the following risk factors.  Unless otherwise specified, all references to percentages and dollar amounts of Mortgage Loans refer to the Statistic Calculation Mortgage Loans as defined in this free writing prospectus under “Description of the Mortgage Loans—General.”

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Offered Securities. Securities backed by residential mortgage loans (“RMBS Securities”) originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing as expected. Many RMBS Securities, including those from securitizations of the Sponsor, have been downgraded by the rating agencies during the past few months. The rating agencies may in the future downgrade RMBS securities, including those from securitizations of the Sponsor.  As a result, the market for the Offered Certificates may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loans on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing at lower rates.  In addition, some mortgage loans may include prepayment premiums that may further inhibit refinancing.

The Servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably forseeable, if such modifications are in the best interests of the Certificateholders and such modifications are done in accordance with the terms of the Pooling and Servicing Agreement.  Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the Trust on an ongoing basis.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings.  These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality.  In addition, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, which would result in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the Offered Certificates.

The Mortgage Loans are subprime mortgage loans, and it is possible that the Seller, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the mortgage pool. If the Seller is unable to repurchase Mortgage Loans in the event of a breach in representations and warranties, the performance of the Offered Certificates may be affected. Investors should consider that the general market conditions discussed above may adversely affect the performance and market value of the Offered Certificates. For information regarding recent events affecting the Seller, please see “The Originator and Sponsor ––Recent Events” herein.

You May Have Difficulty Selling Your Certificates

The Offered Certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriters intend to make a secondary market for the Offered Certificates by offering to buy the Offered Certificates from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the Offered Certificates and may stop making offers at any time.  In addition, the prices offered by the underwriters, if any, may not reflect the prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future.  As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

Certain Features of the Mortgage Loans May Result in Losses or Cash Flow Shortfalls

There are a number of features of the Mortgage Loans that create risks of loss, including the following:

The borrowers have less than perfect credit and may be more likely to default.  The Originator’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors.  A derogatory credit history or a lack of credit history will not necessarily prevent the Originator from making a loan but may reduce the size or the loan-to-value ratio (“LTV”) of the loan the Originator will make.  As a result of these less restrictive standards, the Trust may experience higher rates of delinquencies, defaults and losses than if the Mortgage Loans were underwritten in a more traditional manner.

Group I Mortgage Loans may present increased risk.  All of the Group I Statistic Calculation Mortgage Loans are adjustable-rate mortgage loans.  In addition, the first adjustment of the mortgage rates for approximately 1.57% of the Group I Statistic Calculation Mortgage will occur two years after the date of origination and the first adjustment of the mortgage rates for approximately 98.43% of the Group I Statistic Calculation Mortgage Loans will occur three years after the date of origination.

Investors should note that substantially all of the Group I Statistic Calculation Mortgage Loans were originated at rates below the sum of the index at origination and the related gross margin (the “Teaser Rate”).  In addition, on the first adjustment date following the origination of the adjustable-rate Mortgage Loans, the mortgage rate can increase by as much as 3.000% per annum.  The underwriting standards of the Originator in determining a borrower’s ability to pay generally (i) allows debt-to-income ratios higher than Fannie Mae and Freddie Mac standards and (ii) looks at the Teaser Rate on the adjustable-rate Mortgage Loan and not the related fully-indexed mortgage rate.

The factors described in the preceding paragraph may result in the Group I Statistic Calculation Mortgage Loans experiencing increased delinquency, foreclosure, bankruptcy and loss than other Mortgage Loans.

Stepped Fixed Rate Mortgage Loans may increase risk of loss.  Approximately 42.77% of the Group II Statistic Calculation Mortgage Loans require the borrowers to make monthly payments based on a forty-year amortization, and approximately 4.02% of the Group II Statistic Calculation Mortgage Loans require the borrowers to make monthly payments based on a fifty-year amortization, during the first ten years of such Mortgage Loan’s term (the “Stepped Fixed Rate Mortgage Loans”). At the end of such period, the borrower’s monthly payment will be recalculated at the same interest rate so that the Mortgage Loan will amortize fully prior to its final Distribution Date, which is generally 240 months following the end of the initial ten-year period.  The borrower’s monthly payments will generally increase as a result of such recalculation, although the size of any such increase will be affected by any principal prepayments made by the borrower during the initial ten year period.  If the borrower’s monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment.  Because reduced principal payments may be made on such Mortgage Loans for an extended period following origination (and to the extent that such reduced principal payments are not offset by principal prepayments), if the borrower defaults, the unpaid Principal Balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss and loss severity in that situation.

Investors should consider the fact that Stepped Fixed Rate Mortgage Loans reduce the monthly payment required by mortgagors during the initial ten year period and consequently, the monthly housing expense used to qualify mortgagors.  As a result, such Mortgage Loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Newly originated Mortgage Loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  Substantially all of the Mortgage Loans will have been originated within three months prior to the sale to the Trust.  As a result, the Trust may experience higher rates of defaults than if the Mortgage Loans had been outstanding for a longer period of time.

Defaults on second lien Mortgage Loans may result in more severe losses. Approximately 1.25% of the Group II Statistic Calculation Mortgage Loans are secured by second liens on the related property.  If a borrower on a Mortgage Loan secured by a second lien defaults, the Trust’s rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property.  There may not be enough proceeds to pay both the first lien and the second lien, and the Trust would suffer a loss.

When any second lien Mortgage Loan becomes 180 days delinquent, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt.  The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans.  The rate of default of second lien Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Additional Mortgage Loans may have characteristics that differ from those of the Statistic Calculation Mortgage Loans which may reduce your yield to maturity.  Additional Mortgage Loans may have characteristics that differ from those of the Statistic Calculation Mortgage Loans which may reduce your yield to maturity.  Following the transfer of any Additional Mortgage Loans to the Trust, the characteristics of the Mortgage Loans may differ from the information presented in this free writing prospectus.  The characteristics that may differ include, among others, the composition of the Mortgage Loans and of the borrowers under the Mortgage Loans, the credit quality of the Mortgage Loans, the distribution by interest rate, the distribution by Principal Balance, the distribution by LTV or combined loan-to-value ratio (“CLTV”) and the distribution by remaining term to stated maturity.  We recommend that you consider potential variances when making your investment decision concerning the Offered Certificates.  Within four business days following the Closing Date, the Depositor will file a Form 8-K containing the final characteristics of the mortgage pool, including the Additional Mortgage Loans.

The concentration of Mortgage Loans in specific geographic areas may increase the risk of loss.  Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the Trust with respect to the Mortgage Loans.  Approximately 21.27%, 11.79%, 7.92%, 7.85%, 5.67% and 5.61% of the Statistic Calculation Mortgage Loans are secured by properties in New York, Florida, Illinois, New Jersey, Pennsylvania and Maryland, respectively, approximately 23.73%, 14.44%, 6.22%, 5.39% and 5.01% of the Group I Statistic Calculation Mortgage Loans are secured by properties in Florida, New Jersey, Maryland, Illinois and Massachusetts, respectively, and approximately 21.96%, 11.31%, 8.02%, 7.58% 5.79% and 5.58% of the Group II Statistic Calculation Mortgage Loans are secured by properties in New York, Florida, Illinois, New Jersey, Pennsylvania and Maryland, respectively.  No other state constituted more than 5% of the Cut-off Date Principal Balances of either Statistic Calculation Mortgage Loan Group.  Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the Mortgage Loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states.  In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  Some of the mortgaged properties, specifically those located in New York, New Jersey and Florida, may be more susceptible to certain types of special hazards, such as terrorism attacks, hurricanes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

Delinquencies on the Statistic Calculation Mortgage Loans May Adversely Affect the Offered Certificates

Approximately 0.02% of the Statistic Calculation Mortgage Loans are 30 or more days delinquent as of the last day of the calendar month preceding the Cut-off Date.  Some of the Statistic Calculation Mortgage Loans may have been recently originated and have therefore not have had the opportunity to become delinquent.  Delinquencies on the Statistic Calculation Mortgage Loans are calculated using the OTS Method.  For a description of the OTS Method, see “The Mortgage Pool—General” in this free writing prospectus.

The Servicer will be required to make advances of delinquent payments of principal and interest on any delinquent Mortgage Loans, to the extent such advances are deemed by the Servicer to be recoverable, until such Mortgage Loans become current.  Furthermore, with respect to any delinquent Mortgage Loan, the Servicer may either foreclose on any such Mortgage Loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related Mortgage Loan.  If the Servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Statistic Calculation Mortgage Loans Historical Delinquency,” “Group I Statistic Calculation Mortgage Loans Historical Delinquency” and “Group II Statistic Calculation Mortgage Loans Historical Delinquency” for additional information regarding delinquencies.

Natural Disasters

Natural disasters may adversely affect the performance of the Mortgage Loans in a variety of ways, including but not limited to, impacting the ability of borrowers to repay their loans, displacing the homeowners due to severe damage to the properties, and decreasing the value of the mortgaged property, which may result in increased losses to the Trust.  Additionally, claims for insurance recoveries may be disputed if insured parties and their insurers disagree in their assessments or type of insurable damage, causing the timing and receipt of insurance payments for damages to be delayed or made at amounts lower than expected, if at all.

Rights of the NIMs Insurer

Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the NIMs Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMs Insurer Default”), such NIMs Insurer may be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of such NIMs Insurer: (i) the right to provide notices of Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a default by the Servicer; (ii) the right to remove the Securities Administrator or any co-trustee pursuant to the Pooling and Servicing Agreement; and (iii) the right to direct the Securities Administrator to take actions pursuant to the Pooling and Servicing Agreement.  In addition, unless a NIMs Insurer Default exists and subject to the terms of the Pooling and Servicing Agreement, such NIMs Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the Servicer, any successor servicer or the Securities Administrator, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the Pooling and Servicing Agreement.

Investors in the Offered Certificates should note that:

•	any insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever the Offered Certificates;

•	the rights to be granted to the NIMs Insurer, if any, are extensive;

•
the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the Offered Certificates and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the Offered Certificates in connection with the exercise or nonexercise of such NIMs Insurer’s rights;

•
such NIMs Insurer’s exercise of the rights and consents set forth above may negatively affect the Offered Certificates and the existence of such NIMs Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMs Insurer and the NIMs Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Valuation of Mortgage Properties May be Difficult if the Related Mortgage Loans Were Originated by Using an Insured Automated Valuation Model

Approximately 2.59% of the Group I Statistic Calculation Mortgage Loans and approximately 18.49% of the Group II Statistic Calculation Mortgage Loans were originated using an insured automated valuation model (an “Insured AVM”).  An automated valuation model (“AVM”) may be considered a less comprehensive measure to value a property than a full appraisal with an interior inspection performed by a licensed appraiser.  In the event that a borrower defaults upon a Mortgage Loan for which an Insured AVM was obtained, and the mortgaged property is liquidated at a loss, if the values received from the AVM were higher than the actual property values, the AVM insurer may have to reimburse the owner of the Mortgage Loan for the lesser of (i) the loss or (ii) the difference in values.  Recovery, however, is dependent on establishing the actual value of the applicable mortgaged property at the time the related Mortgage Loan was originated.  Because a substantial amount of time may have passed between the date of origination of the applicable Mortgage Loan and the liquidation of the mortgaged property, it may be difficult to establish the actual value of the related mortgaged property retrospectively.  In addition, there can be no assurance that the Trust will recover claims from the related AVM insurer in the event of a loss.

High Loan-to-Value Ratio Risk

A portion of the Mortgage Loans in the mortgage pool had a LTV or CLTV at origination in excess of 80% and no such Mortgage Loan is covered by primary mortgage insurance.  No Mortgage Loan had a LTV or CLTV exceeding 100% at origination.  Mortgage Loans with higher LTVs (or CLTVs) may present a greater risk of loss.  In addition, there can be no assurance that the LTV (or CLTV) of any Mortgage Loan determined at any time after origination is less than or equal to its original LTV (or CLTV).  An overall decline in the residential real estate market, a rise in interest rates over a period of time or the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the value determined by an appraisal or an Insured AVM at the time the Mortgage Loan was originated.  If there is a reduction in value of the mortgaged property, the likelihood of a default and the amount of a loss may increase.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness.  Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score).  Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Your Yield to Maturity May be Reduced by Prepayments and Defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

The rate of return of principal is uncertain.  The amount of distributions of principal on the Offered Certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the Mortgage Loans.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the Mortgage Loans.  The rate of prepayment may be affected by the credit standings of the borrowers.  If a borrower’s credit standing improves, that borrower may be able to refinance their existing mortgage loan on more favorable terms.  If a borrower’s credit standing declines, the borrower may not be able to refinance the existing mortgage loan or make a scheduled payment.

All of the Group I Statistic Calculation Mortgage Loans have fixed interest rates for two or three years after origination and then adjust to the sum of six-month LIBOR, subject to rounding, and a specified margin as set forth in the related mortgage note, subject to the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor.  Those Mortgage Loans may have a higher level of prepayments as they approach their initial Adjustment Dates because the borrowers may want to avoid periodic changes to their monthly payments.

The occurrence of certain events could lead to purchases of some or all of the Mortgage Loans by certain parties to the transaction.  The majority holder of the Class C Certificates may purchase all of the Mortgage Loans and any REO properties when the aggregate principal balance of the Mortgage Loans and REO properties is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  The Seller may be required to purchase Mortgage Loans from the Trust in the event certain breaches of representations and warranties occur and have not been cured.  The majority holder of the Class C Certificates has the option to purchase Mortgage Loans that become 90 days or more delinquent.  Such purchases will have the same effect on the holders of the Offered Certificates as a prepayment of the Mortgage Loans.  Investors should also note that the removal of any 90 day delinquent Mortgage Loan from the trust may affect the loss and delinquency tests which determine the level of the Required Overcollateralization Amount, which may adversely affect the market value of the Offered Certificates while enhancing the value of the Class C Certificates.

You may be unable to reinvest payments in comparable investments.  Asset-backed securities, like the Offered Certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans.  If borrowers refinance their Mortgage Loans as a result of lower interest rates, you will receive an unanticipated distribution of principal.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the Offered Certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the Offered Certificates.  You will bear the risk that the timing and amount of distributions on your Offered Certificates will prevent you from attaining your desired yield.

Limitations on Pass-Through Rates of the Offered Certificates will affect your yield to maturity. The rate at which interest accrues on each class of Offered Certificates is subject to the related Net WAC Rate.  If Mortgage Loans with relatively higher Loan Rates prepay, the related Net WAC Rate on the Offered Certificates may be lower than otherwise would be the case.  In this event, it is possible that the holders of the Offered Certificates would not receive distributions of interest at their respective stated Pass-Through Rates.  An investment in the Group I Certificates also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the Group I Mortgage Loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the Group I Mortgage Loans.  Although holders of the Offered Certificates may be entitled to receive any Basis Risk Shortfall Amount, there is no assurance that sufficient funds would be available on the related or on future Distribution Dates.  The ratings on the Offered Certificates do not address the likelihood of your receipt of any Basis Risk Shortfall Amount.

The Mezzanine Certificates will Absorb Cash Shortfalls Before the Senior Certificates

The Mezzanine Certificates will not receive any distributions of interest until the Senior Certificates receive their interest distributions and will not receive any distributions of principal until the Senior Certificates receive their principal distributions.  In addition, the Mezzanine Certificates will not receive any distributions of principal until the earlier to occur of: (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (b) the later to occur of: (1) the Distribution Date in September 2010 and (2) the date on which certain tests have been met as set forth under the definition of Stepdown Date under “Description of the Certificates—Glossary.”  If Available Funds are insufficient to make all of the required distributions on the Offered Certificates, one or more classes of Mezzanine Certificates may not receive all or a portion of their distributions.  In addition, losses due to defaults by borrowers, to the extent not covered by the amount of Excess Interest and overcollateralization at that time, will be allocated to the Mezzanine Certificates in the reverse order of distribution priority.  Any allocation of a loss to a class of Mezzanine Certificates will reduce the amount of interest and principal they will receive.  Any such losses will be reimbursed only to the extent of future amounts of Excess Interest available for distribution as described in this free writing prospectus under “Description of the Certificates—Distribution Priorities” or to the extent the Certificate Principal Balance of a class of Mezzanine Certificates is increased by a subsequent recovery as described in this free writing prospectus under “Description of the Certificates—Allocation of Realized Losses.”  Distributions to the Mezzanine Certificates are made in the following order:  first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-8 Certificates and ninth, to the Class M-9 Certificates.  Losses are allocated to the Mezzanine Certificates in the reverse order, commencing with the Class M-9 Certificates.  The Class M-1 Certificates receive distributions before, and are allocated losses after, each other class of Mezzanine Certificates.  Conversely, the Class M-9 Certificates receive distributions after, and are allocated losses before, each other class of Mezzanine Certificates.  As a result, the Class M-9 Certificates will be affected to the largest degree by any losses on the Mortgage Loans.

Interest Generated by the Mortgage Loans May Not be Enough to Maintain Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment or Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event).  Any remaining interest generated by the Mortgage Loans will then be used to cover losses that occur on the Mortgage Loans.  After these financial obligations of the Trust are met, the available Excess Interest generated by the Mortgage Loans will be used to maintain or restore overcollateralization.  While it is a condition to the issuance of the certificates on the Closing Date that the initial required level of overcollateralization be met, we cannot assure you that enough Excess Interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of interest that the Mortgage Loans will generate:

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Every time a Mortgage Loan is prepaid in full or in part, liquidated or written off, Excess Interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest;

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If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, Excess Interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required distributions on the Offered Certificates; and

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If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher interest rates than on the Mortgage Loans with relatively lower interest rates, the amount of Excess Interest generated by the Mortgage Loans will be less than would otherwise be the case.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next Distribution Date.  The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full, but only in an amount up to the Servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act (“SCRA”) or any similar state law will not be covered by the Servicer.

On any Distribution Date, any shortfalls resulting from the application of the SCRA or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Class Monthly Interest Amount with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the Offered Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Environmental Conditions Affecting the Mortgaged Properties May Result in Losses

Real property pledged as security to a lender may be subject to environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up.  In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

Violations of Consumer Protection Laws May Result in Losses

Applicable state laws generally regulate interest rates and other charges and require specific disclosures.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

(1)           the federal Truth in Lending Act (“TILA”) and Regulation Z promulgated under TILA, which require particular disclosures to the borrowers regarding the terms of the Mortgage Loans;

(2)           the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

(3)           the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

(4)           the Fair Credit Reporting Act (“FCRA”), which regulates the use and reporting of information related to the borrower’s credit experience.

The Seller will represent that none of the Mortgage Loans will be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), and that no proceeds of any Mortgage Loan were used to finance single-premium credit life insurance policies.  The Seller will be required to substitute for or repurchase any Mortgage Loan that breaches such representation and warranty in the circumstances described under “Assignment of Mortgage Loans” in this free writing prospectus.

In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices.  Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan.  In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA.  The Seller’s failure to comply with these laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in a borrower rescinding a Mortgage Loan against either the Trust or a subsequent holder of the Mortgage Loans.  Lawsuits have been brought in various states making claims against violations of these state and local laws.  Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust, as owner of the Mortgage Loans, to damages and administrative enforcement.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Offered Certificates

Under the Pooling and Servicing Agreement, the Servicer may make cash advances to cover Monthly Advances to the extent it reasonably believes that such advances are recoverable from future payments or recoveries on the Mortgage Loans.  The Servicer may make such advances from amounts held for future distribution.  In addition, if permitted under the Pooling and Servicing Agreement, the Servicer may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Monthly Advances previously made.  Any such amounts withdrawn by the Servicer are generally required to be replaced by the Servicer on or before the next Distribution Date.  To the extent that the Servicer is unable to timely replace any amounts withdrawn from funds held for future distribution, there could be a delay in distributions on the Offered Certificates.  In the event that the Servicer reimburses itself from funds held for future distribution for more than one month’s worth of Monthly Advances, the Servicer’s obligation to restore amounts to the collection account could be higher, and potentially substantially higher, than one month’s advance obligation.

If Payments on the Mortgage Loans are Insufficient, You May Incur a Loss

All distributions on the Offered Certificates will be made from payments by borrowers under the Mortgage Loans and any Net Swap Payments received under the Interest Rate Swap Agreement.  The Trust has no other assets to make distributions on the Offered Certificates.  If payments on the Mortgage Loans or amounts received under the Interest Rate Swap Agreement are insufficient, one or more classes of Offered Certificates may suffer a loss.  The Securities Administrator, on behalf of the Trust, is the only person obligated to make distributions on the Offered Certificates and only to the extent of Available Funds.  The Offered Certificates are not insured or guaranteed by any governmental agency.

Insolvency of the Seller or the Depositor May Cause Losses

The Seller and the Depositor each intend that the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Trust will constitute a sale, and the Seller, the Depositor and the Trustee, on behalf of the Trust, will agree to treat each transfer as a sale.  In the event of the insolvency of the Seller or the Depositor, the Trustee in bankruptcy of the Seller or Depositor, or the Seller or Depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the Mortgage Loans.  If such an attempt were to be successful, distributions to holders of the Offered Certificates could be reduced.  Any reduction could adversely affect the yield on the Offered Certificates.  Even if such an attempt were to be unsuccessful, holders of the Offered Certificates could experience delays in distributions, which would adversely affect the yield on the Offered Certificates.

In addition, the insolvency of the Seller also would adversely affect the Seller’s ability to repurchase Mortgage Loans due to defective documentation or for breaches of representations.

Withdrawal or Downgrading of Initial Ratings Will Reduce the Market Values of the Offered Certificates

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any Rating Agency may change its rating of the Offered Certificates after those Offered Certificates are issued if that Rating Agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating by any Rating Agency will likely reduce the price that a subsequent purchaser may be willing to pay for your certificates.

Legal Actions are Pending Against the Originator

Because the nature of the Originator’s business involves the validity of liens and compliance with state and federal lending laws, the Originator is subject to numerous claims and legal actions in the ordinary course of its business.  While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the Originator, the Originator believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the Originator.

Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws.  The Originator has been named in several lawsuits styled as class actions.  See “Delta Funding Corporation—Litigation” in this free writing prospectus for a description of these lawsuits.

Servicer Downgrade

A downgrade of the Servicer’s rating below a specified level or a downgrade in the ratings of the Offered Certificates attributable to the servicing of the Mortgage Loans will result in a servicer event of default under the Pooling and Servicing Agreement.  If this occurs, a transfer of servicing could occur that may result in a temporary increase in the delinquencies on the transferred Mortgage Loans, which in turn may result in delays in distributions and/or losses on the Offered Certificates.  See “The Servicer—General” and “The Pooling and Servicing Agreement—Servicer Events of Default” in this free writing prospectus for additional information.

Conflicts of Interest between the Servicer and the Issuing Entity

An affiliate of the Servicer will own all or a portion of the Class C Certificates and the Class P Certificates.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the Servicer, may affect the weighted average lives and yields of the Offered Certificates.  Although the servicing standard in the Pooling and Servicing Agreement will obligate the Servicer to service the Mortgage Loans without regard to the ownership or non-ownership of any certificates by the Servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all Certificateholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the Pooling and Servicing Agreement to resolve or minimize potential conflicts of interest of this sort.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be included as part of Available Funds for such Distribution Date.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the Strike Rate.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement.  Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates of the Offered Certificates.  If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for payment to Certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to payments to Certificateholders.  This feature may result in losses on the Offered Certificates.  Due to the priority of the applications of Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Issuing Entity before such effects are borne by the Senior Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Offered Certificates depend in part on payments to be received by the Securities Administrator under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.  See “Description of the Certificates—The Swap Provider” in this free writing prospectus.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans.  In accordance with the servicing standard set forth in the Pooling and Servicing Agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of the related Mortgage Loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the SCRA or state laws providing for similar relief.  Shortfalls in interest collections arising from the application of the SCRA or any state law providing for similar relief will not be covered by the Servicer or any subservicer and, to the extent not absorbed by Excess Interest, will be allocated to each class of Offered Certificates on a pro rata basis as described in this free writing prospectus.

The economic impact of the United States’ military operations in Afghanistan, Iraq and other countries, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity.  No assurance can be given as to the effect of these events on consumer confidence and the performance of the Mortgage Loans.  The holders of the Offered Certificates would bear any adverse impact resulting from these events.

The Offered Certificates Are Not Suitable Investments For All Investors

The Offered Certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Affiliations, Certain Relationships and Related Transactions

The Depositor is a direct, wholly owned subsidiary of the Sponsor.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Issuing Entity and (b) any of the Seller, the Master Servicer, the Servicer or the Trustee.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor.  The underwriters provide warehouse financing to the Seller that may be secured by some or all of the Mortgage Loans.  Several of the warehouse financing arrangements between the Seller and individual underwriters or their affiliates are up for renewal or replacement within the next several months.  There can be no assurance that any or all these arrangements will be renewed or replaced, or if they are renewed or replaced, that any such facility will be renewed or replaced on terms similar to those currently in effect, including such terms as length of maturity, rates or other meaningful terms. Bank of America N.A., an affiliate of Banc of America Securities LLC, has agreed  to extend their warehouse facility, which currently is due to expire on August 31, 2007, for 28 days while the parties determine whether to renew and the terms of such renewal. There can be no assurance that the parties will ultimately agree to renew this facility beyond this 28 day extension, or if it is renewed, that it will be renewed on terms similar to those currently in effect, including such terms as length of maturity, rates or other meaningful terms.

If  the Seller is unable to maintain or obtain adequate warehouse financing, it will not be able to originate new loans and its business, results of operations and ability to satisfy loan repurchase obligations relating to breach of representations and warranties under this securitization will be materially negatively impacted.

The underwriters will release any and all of their liens on or security interests in the Mortgage Loans on the Closing Date.

Legal Actions Pending Against The Originator

Delta Funding Corporation – Litigation

Because the nature of its business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, the Originator is subject, in the normal course of business, to numerous claims and legal proceedings, including class actions.  The current status of the pending class actions and other material litigation is summarized below:

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In or about November 1998, the Originator received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern District of New York.  In December 1998, the plaintiffs filed an amended complaint alleging that the Originator had violated the Home Ownership and Equity Protection Act of 1994, the federal Truth-in-Lending Act, and Section 349 of the New York State General Business Law, which relates to consumer protection for deceptive practices.  The complaint sought: (a) certification of a class of plaintiffs, (b) declaratory judgment permitting rescission, (c) unspecified actual, statutory, treble and punitive damages, including attorneys’ fees, (d) injunctive relief and (e) declaratory judgment declaring the loan transactions as void and unconscionable.  On December 7, 1998, the plaintiffs filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the Originator from conducting foreclosure sales on 11 properties.  The District Court Judge ruled that in order to consider the motion, plaintiff must move to intervene on behalf of these 11 borrowers.  Thereafter, plaintiff moved to intervene on behalf of three of these 11 borrowers and sought injunctive relief on their behalf.  The Originator opposed the motions.  On December 14, 1998, the District Court Judge granted the motion to intervene and on December 23, 1998, the District Court Judge issued a preliminary injunction that enjoined the Originator from proceeding with the foreclosure sales of the three interveners’ properties.  The Originator filed a motion for reconsideration of the December 23, 1998 order.  In January 1999, the Originator filed an answer to plaintiffs’ first amended complaint.  In July 1999, the plaintiffs were granted leave, on consent, to file a second amended complaint.  In August 1999, the plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint.  In September 1999, the Originator filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000, was denied in part and granted in part by the District Court.  In or about October 1999, plaintiffs filed a motion seeking an order preventing the Originator, the Originator’s attorneys and/or the New York State Banking Department (“NYSBD”) from issuing notices to a number of the Originator’s borrowers, in accordance with the settlement agreement entered into by and between the NYSBD and the Originator.  In the fourth quarter of 1999, the Originator and the NYSBD submitted opposition to the plaintiffs’ motion.  In March 2000, the District Court issued an order that permitted the Originator to issue an approved form of the notice.  In September 1999, the plaintiffs filed a motion for class certification, which the Originator opposed in February 2000, and which was ultimately withdrawn without prejudice by the plaintiffs in January 2001.  In February 2002, the Originator executed a settlement agreement with the plaintiffs, under which the Originator denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis.  The District Court preliminarily approved the settlement and a fairness hearing was held in May 2002.  The Originator submitted supplemental briefing at the District Court’s request in or about April 2004.  In August 2004, the District Court conditionally approved the settlement, subject to the submitting of supplemental documentation regarding a change in the settlement agreement and proposed supplemental notices to be sent to those borrowers who either opted out or objected.  The Originator, plaintiffs and certain objectors submitted respective supplemental submissions in August 2004 and the District Court granted its final approval to the settlement in January 2005.  In February 2005, certain objectors filed a notice of appeal.  The objectors filed their appellate brief in July 2005.  The Originator filed its appellate papers in opposition in September 2005, and the objectors filed their reply papers in September 2005.  In February 2006, the Appellate Court vacated the District Court’s decision to approve the settlement, not based on the merits of the settlement, but because a motion to intervene was decided by the District Court Magistrate Judge and not the District Court Judge.  The Appellate Court instructed the District Court Judge to rule on the motion to intervene and, until then, it cannot be determined if the District Court Judge will also have to rule on the fairness of the settlement, or if that issue will have to return to the Appellate Court.  Briefing on the intervention motion was re-submitted to the District Court Judge in July 2006, and the motion was denied in November 2006.  In January 2007, the Originator executed a proposed amendment to the settlement with the plaintiffs which did not increase the settlement amount.  In March 2007, the plaintiffs filed a motion for preliminary approval of the amended settlement and the proposed notice to the class.  In April 2007, certain objectors filed an opposition to the motion for preliminary approval.  The Originator filed its reply to the objectors' opposition in May 2007.  The plaintiffs also filed their reply to the objectors' opposition in May 2007.  If the District Court preliminarily approves the settlement, as amended, a new fairness hearing date will be scheduled.  If the settlement is not approved, the Originator believes it has meritorious defenses and intend to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

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In July 2003, the Originator’s parent, Delta Financial Corporation (“Delta Financial”) commenced a lawsuit in the Supreme Court of the State of New York, Nassau County, against Delta Funding Residual Exchange Company LLC (the “LLC”), an unaffiliated limited liability company, Delta Funding Residual Management, Inc. (“DFRM”), and James E. Morrison, President of the LLC and DFRM, alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to Delta Financial in June 2003, and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC.  The complaint seeks: (a) payment of amounts past due under Delta Financial’s agreement with the LLC, plus interest, (b) specific performance of the LLC’s obligations to Delta Financial in the future, and (c) monetary damages for breach of fiduciary duty, in an amount to be determined by the Court.  In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss Delta Financial’s complaint and the LLC and DFRM filed a countersuit in the Supreme Court of the State of New York, New York County, against several of Delta Financial’s directors and officers and Delta Financial seeking, among other things, damages of not less than $110 million.  The countersuit alleges misrepresentation, negligence and/or fraud by defendants in that case relating to Delta Financial’s August 2001 exchange offer.  In October 2003, Delta Financial filed its opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County.  In November 2003, Delta Financial answered the New York County action.  In February 2004, the Nassau County Supreme Court denied Mr. Morrison’s motion to dismiss Delta Financial’s causes of action seeking (a) payment of amounts due under the agreements with the LLC and (b) monetary damages for breach of fiduciary duty, and granted Mr. Morrison’s motion to dismiss Delta Financial’s cause of action seeking specific performance to preclude future defaults by Morrison and the LLC.  The Supreme Court also granted Delta Financial’s motion to consolidate the cases in Nassau County.  In April 2004, Delta Financial filed a motion to dismiss Mr. Morrison’s countersuit, which the Supreme Court denied in September 2004.  In or about October 2004, the LLC commenced an action against KPMG LLP, Delta Financial’s independent public accountants at that time, based upon similar allegations as asserted in this action.  In September 2005, it was agreed that the action against KPMG LLP would be joined with this action.  In the countersuit, the LLC was granted permission to serve an amended complaint, which it did in November 2005.  The amended complaint included two additional causes of action alleging breach of fiduciary duty owed to the LLC, one against Delta Financial and the other against several of Delta Financial’s officers and directors.  In December 2005, Delta Financial filed a motion to amend its complaint to add claims (both individually and as a member of the LLC) against Mr. Morrison arising from the same and/or similar facts and circumstances, seeking recovery for waste, for improper personal benefit, for breach of fiduciary duty (beyond those already alleged in the complaint) and for a material misstatement in the LLC’s financial statements.  In April 2006, the Supreme Court dismissed Delta Financial’s motion to amend and granted Delta Financial permission to revise the motion and re-file it.  In July 2006, Delta Financial re-filed its motion to amend its complaint, which motion was opposed.  In November 2006, the Court denied its motion.  Discovery is proceeding.  Delta Financial believes that it has meritorious claims in its lawsuit and meritorious defenses in the countersuit.  Delta Financial intends to vigorously prosecute its claims and vigorously defend itself against the countersuit.  Delta Financial cannot estimate with any certainty its ultimate legal or financial recovery and/or liability, if any, with respect to the alleged claims in the countersuit.

•
In or about November 2004, the Delta Financial received notice that it has been named in a lawsuit styled as a collective action filed in the United States District Court of the Western District of Pennsylvania, alleging that its subsidiary, Fidelity Mortgage Inc. (“Fidelity”, now a division of the Originator), did not pay its loan officers overtime compensation and/or minimum wage in violation of the Federal Fair Labor Standards Act (“FLSA”).  The complaint seeks: (1) an amount equal to the unpaid wages at the applicable overtime rate, (2) an amount equal to the minimum wages at the applicable minimum wage, (3) an equal amount as liquidated damages, (4) costs and attorneys’ fees, (5) leave to add additional plaintiffs, and (6) leave to amend to add claims under applicable state laws.  The Originator filed an answer and discovery has commenced.  In April 2005, the plaintiff filed his motion for conditional class certification and in May 2005, Fidelity filed its opposition to that motion.  In June 2005, the Magistrate Judge issued a Report and Recommendation, recommending that the plaintiff’s motion for conditional class certification be granted, and that plaintiff’s motion to authorize judicial notice be granted (subject to revision and final approval by the District Court).  In July 2005, Fidelity filed with the District Court its objections to the Magistrate Judge’s Report and Recommendation and the plaintiff filed its opposition to the Originator’s objections.  In July 2005, the District Court upheld the Magistrate Judge’s Report and Recommendation.  Any potential class members who desired to join the collective action were provided an opportunity to do so during an “opt-in” period that ended in October 2005.  Approximately 180 individuals, virtually all of whom are former employees, are plaintiffs in the collective action.  In April 2006, the plaintiffs filed a motion for summary judgment.  By agreement in June 2006, the Court stayed the action while the parties engaged in non-binding mediation, and plaintiffs’ motion for summary judgment was withdrawn without prejudice to it being re-filed.  The matter was not resolved through mediation, the stay was lifted in August 2006, the plaintiffs’ motion was re-filed and the Originator filed its opposition to the motion and a cross-motion for partial summary judgment.  In September 2006, the plaintiffs filed their papers in response to the Originator’s opposition to their motion and replied to the Originator’s cross-motion.  In October 2006, the Originator filed its reply papers to the plaintiffs’ opposition to its cross-motion.  In March 2007, the Magistrate Judge rendered a report and recommendation that the plaintiffs' motion for summary judgment be granted, and the Originator’s motion denied, as to its entitlement to a retail or service establishment exemption under the FLSA; that plaintiffs’ motion be denied as to; (a) the Originator’s entitlement to an administrative employee exemption under the FLSA, and (b) plaintiffs’ entitlement to liquidated damages; and the Originator’s motion be granted as to the sufficiency of the employees’ compensation under the salary basis test, but denied as to the remaining two conditions of an administrative employee exemption.  In April 2007, the Originator filed its objections to the Magistrate Judge's report and recommendation, insofar as it did not recommend the granting of the Originator’s cross-motion for partial summary judgment, and the plaintiffs filed their opposition to the Originator’s objections.  In May 2007, the Originator filed its reply to the plaintiffs' opposition to its objections.  In May 2007, the District Court issued an order adopting the Magistrate Judge’s report and recommendation.  In July 2007, the Originator filed a motion for certification of an interlocutory appeal from the District Court’s May 2007 order; the plaintiffs filed their opposition papers in July 2007; and the Originator filed its reply papers in August 2007. The Originator believes that it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

•
In or about February 2007, the Originator received notice that it had been named in a lawsuit filed in the United States District Court for the Northern District of Illinois, Eastern Division, alleging that it had accessed certain consumers' credit reports without a permissible purpose under the Fair Credit Reporting Act of 1970, as amended (“FCRA”), and sent improper prescreening offers in Illinois.  The complaint seeks: (a) certification of a class of plaintiffs, (b) injunctive relief against further violations, (c) statutory damages and general and other damages, and (d) attorneys’ fees, costs and litigation expenses, based upon alleged (i) violations of the FCRA, (ii) common law invasion of privacy and (iii) consumer fraud/unfair acts and practices.  In March 2007, the Originator filed a motion for a stay of the action pending certain decisions expected to be rendered by other courts in actions pending against other companies, which decisions the Originator expect may impact the legal issues involved in the case.  In March 2007, the Court stayed the action until June 2007.  In June, the plaintiff stipulated, without prejudice, to dismissing the common law invasion of privacy claim and the consumer fraud/unfair acts and practices claim, and dismissed only that part of the relief seeking injunctive relief on the FCRA claim.  In June 2007, the Originator filed an answer to complaint and discovery is proceeding.  In July 2007, plaintiff filed a motion for class certification and the Originator’s opposition papers are due in August 2007.  The Originator believes that it has meritorious defenses and intends to vigorously defend this suit, but at this early stage of the litigation, the Originator cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

Description of the Mortgage Loans

General

The Mortgage Loans will include:

(a)           the Statistic Calculation Mortgage Loans identified by the Depositor to be sold to the Trust on the Closing Date and described in this free writing prospectus; and

(b)           the Additional Mortgage Loans to be delivered to the Trust on or prior to the Closing Date.

Unless stated otherwise, the information in this free writing prospectus with respect to each Statistic Calculation Mortgage Loan is approximate and is based on the Principal Balance of each Statistic Calculation Mortgage Loan as of the Cut-off Date.  Any statistic presented on a weighted average basis or any statistic based the aggregate Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this free writing prospectus, the Depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

The Mortgage Loans will be divided into two groups, (each, a “Loan Group”), designated as the Group I Mortgage Loans and the Group II Mortgage Loans.  Payments under all of the Mortgage Loans are calculated on the “actuarial basis.”  The Mortgage Loans are primarily secured by first or second liens on one- to four-family and five- to eight-family residential properties and mixed-use properties (the “Mortgaged Properties”).

The Group I Mortgage Loans, which comprise approximately 3.86% of the Statistic Calculation Mortgage Loans, will bear interest at an adjustable rate (the “Group I Mortgage Loans” or “ARMs”).  The ARMs are secured by first liens on the related Mortgaged Properties.  The Group II Mortgage Loans, which comprise approximately 96.14% of the Statistic Calculation Mortgage Loans, will bear interest at a fixed rate (the “Group II Mortgage Loans” or “Fixed-Rate Mortgage Loans”).  The Fixed-Rate Mortgage Loans are secured by first or second liens on the related Mortgaged Properties.

The interest rate (the “Loan Rate”) borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note (the “Mortgage Note”), and at regular intervals thereafter (each, an “Adjustment Date”) to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that Mortgage Note (the “Gross Margin”), subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor.  The periodic cap limits adjustments in the Loan Rate for each ARM on each Adjustment Date.  The lifetime cap is the maximum Loan Rate that may be borne by an ARM at any point.  The lifetime floor is the minimum Loan Rate that may be borne by an ARM at any point.  None of the Mortgage Loans provide for negative amortization.

For the ARMs, the loan index is the LIBOR rate for six-month U.S. dollar deposits, and the Adjustment Dates occur every six months after the initial Adjustment Date.  The reference for each applicable loan index and the date prior to an Adjustment Date as of which the loan index is determined is set forth in the related Mortgage Note.  All of the ARMs have initial Adjustment Dates that are either 24 months after origination (“2/28 Loans”), or 36 months after origination (“3/27 Loans”).  The periodic cap for the initial Adjustment Date for the ARMs is approximately 3.000%, and the periodic cap for the ARMs, subsequent to the initial Adjustment Date, is approximately 1.000%.

As of the Cut-off Date, substantially all of the Statistic Calculation Mortgage Loans that are ARMs were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the loan index that would otherwise have been applicable.  On the initial Adjustment Date for each ARM, the related Loan Rate will adjust to the sum of the applicable loan index and the related Gross Margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

Approximately 3.58% of the Statistic Calculation Mortgage Loans and approximately 5.78% and 3.49% of the Group I Statistic Calculation Mortgage Loans and Group II Statistic Calculation Mortgage Loans, respectively, have repair escrows that are being held by the Servicer.  The appraisals for these Mortgage Loans were based on the conditions of the Mortgaged Properties without the repairs, that is, the appraisals were not “subject to” appraisals.  The repairs are typically completed within 30 to 60 days after the Mortgage Loan closes.  The related Mortgage Loan documents give the Servicer the right to apply the escrowed amounts to prepayment of the Mortgage Loan if the repairs are not completed.

Approximately 64.23% of the Statistic Calculation Mortgage Loans provide for payment by the borrower of a prepayment charge on specific prepayments as provided in the related Mortgage Note at the date of origination.  Prepayment charges collected on the Mortgage Loans will be distributable to the holders of the Class P Certificates and will not be available for distribution on any class of Offered Certificates.

Approximately 2.43% of the Statistic Calculation Mortgage Loans provide that if the borrower makes the first 12 payments on or before their due dates, the interest rate on the borrower’s Mortgage Loan will be reduced by 50 basis points (0.50%) commencing with the 13th payment.  If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) commencing with the 25th payment by making each of the 13 through 24 payments on or before their due dates.

The current and historical delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method.  In addition, delinquency information included in reports to noteholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method.

Under the OTS Method, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business as of the month end of the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in June and a cut-off date of June 1, a mortgage loan with a payment due on April 1 that remained unpaid as of the close of business on May 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business as of the month end of the mortgage loan’s second succeeding due date.

Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under the OTS methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month.

Statistical Information

Set forth below is approximate statistical information as of the Cut-off Date (except as otherwise noted) regarding the Statistic Calculation Mortgage Loans.  Prior to or on the Closing Date, Additional Mortgage Loans will be delivered to the Trust.  In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans.  The Depositor believes that the information set forth in this free writing prospectus with respect to the Statistic Calculation Mortgage Loans is representative of the characteristics of the Mortgage Loans at the Closing Date, although some characteristics of the Mortgage Loans on the Closing Date may vary from those of the Statistic Calculation Mortgage Loans as a result of such removals and substitutions.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0.01-50,000.00	114	$5,508,294.30	0.69%	10.475%	303	58.75%	605
50,000.01-100,000.00	1,183	90,346,840.78	11.30	9.753	318	68.81	606
100,000.01-150,000.00	1,091	136,823,004.94	17.11	9.418	328	73.69	609
150,000.01-200,000.00	656	113,858,057.14	14.24	9.218	339	74.89	610
200,000.01-250,000.00	424	94,961,444.31	11.88	9.091	345	77.43	619
250,000.01-300,000.00	290	79,862,166.12	9.99	8.865	349	76.98	623
300,000.01-350,000.00	196	63,629,053.40	7.96	8.926	351	79.10	624
350,000.01-400,000.00	148	55,156,546.31	6.90	8.854	353	80.03	623
400,000.01-450,000.00	101	43,209,207.89	5.40	8.756	353	82.29	628
450,000.01-500,000.00	97	46,413,103.30	5.80	8.706	349	82.23	620
500,000.01-550,000.00	46	24,082,331.10	3.01	8.368	354	85.17	628
550,000.01-600,000.00	32	18,355,035.45	2.30	8.295	357	83.99	640
600,000.01-650,000.00	21	13,234,130.03	1.66	8.827	355	86.33	632
650,000.01-700,000.00	8	5,466,785.86	0.68	8.494	358	87.79	628
700,000.01-750,000.00	7	5,087,960.23	0.64	7.741	358	84.85	634
750,000.01-800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01-850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01-950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01-1,000,000.00	1	989,334.38	0.12	7.990	359	68.75	604
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0.01-50,000.00	115	$5,556,991.05	0.70%	10.457%	301	58.64%	605
50,000.01-100,000.00	1,183	90,397,870.83	11.31	9.753	318	68.84	606
100,000.01-150,000.00	1,092	137,022,779.76	17.14	9.416	327	73.68	609
150,000.01-200,000.00	654	113,558,555.52	14.20	9.219	339	74.90	610
200,000.01-250,000.00	425	95,211,072.39	11.91	9.086	345	77.41	619
250,000.01-300,000.00	289	79,612,538.03	9.96	8.871	349	77.00	623
300,000.01-350,000.00	196	63,629,053.40	7.96	8.926	351	79.10	624
350,000.01-400,000.00	148	55,156,546.31	6.90	8.854	353	80.03	623
400,000.01-450,000.00	101	43,209,207.89	5.40	8.756	353	82.29	628
450,000.01-500,000.00	97	46,413,103.30	5.80	8.706	349	82.23	620
500,000.01-550,000.00	46	24,082,331.10	3.01	8.368	354	85.17	628
550,000.01-600,000.00	32	18,355,035.45	2.30	8.295	357	83.99	640
600,000.01-650,000.00	21	13,234,130.03	1.66	8.827	355	86.33	632
650,000.01-700,000.00	8	5,466,785.86	0.68	8.494	358	87.79	628
700,000.01-750,000.00	7	5,087,960.23	0.64	7.741	358	84.85	634
750,000.01-800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01-850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01-950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01-1,000,000.00	1	989,334.38	0.12	7.990	359	68.75	604
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
 CURRENT LOAN RATES

Range of Current Loan Rates (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
6.000-6.499	55	$11,945,210.64	1.49%	6.397%	330	66.52%	696
6.500-6.999	214	48,807,983.06	6.10	6.807	328	68.31	677
7.000-7.499	194	43,853,499.76	5.48	7.314	333	73.45	647
7.500-7.999	447	91,454,771.39	11.44	7.805	328	73.41	651
8.000-8.499	352	75,625,756.66	9.46	8.305	343	76.37	626
8.500-8.999	576	118,676,511.57	14.84	8.810	343	79.93	627
9.000-9.499	446	87,958,379.74	11.00	9.294	346	81.09	616
9.500-9.999	722	125,246,864.68	15.66	9.798	343	80.80	603
10.000 - 10.499	484	79,406,749.91	9.93	10.281	348	76.81	580
10.500 - 10.999	461	66,501,544.85	8.32	10.768	346	77.05	578
11.000 - 11.499	213	25,023,860.87	3.13	11.245	348	72.85	564
11.500 - 11.999	184	18,803,163.27	2.35	11.760	344	70.63	555
12.000 - 12.499	53	5,164,940.17	0.65	12.202	346	67.83	561
12.500 - 12.999	11	706,275.47	0.09	12.767	331	74.41	597
13.000 - 13.499	6	370,261.09	0.05	13.243	294	74.31	585
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
MINIMUM INTEREST RATES FOR ADJUSTABLE RATE LOANS

Range of Minimum Interest Rates for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
7.500 - 7.999	3	$410,458.69	1.33%	7.844%	357	78.39%	604
8.000 - 8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500 - 8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000 - 9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500 - 9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 - 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 - 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 - 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 - 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
MAXIMUM INTEREST RATES FOR ADJUSTABLE RATE LOANS

Range of Maximum Interest Rates for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
14.500 - 14.999	3	$410,458.69	1.33%	7.844%	357	78.39%	604
15.000 - 15.499	10	3,131,817.41	10.14	8.368	358	78.05	612
15.500 - 15.999	24	5,759,698.35	18.65	8.844	358	82.23	646
16.000 - 16.499	29	5,551,837.70	17.98	9.354	358	78.29	613
16.500 - 16.999	38	6,496,903.17	21.04	9.778	358	77.16	602
17.000 - 17.499	29	4,760,777.20	15.42	10.283	358	75.73	571
17.500 - 17.999	23	2,664,361.63	8.63	10.801	358	74.56	545
18.000 - 18.499	15	1,855,430.48	6.01	11.250	359	68.16	532
18.500 - 18.999	2	246,926.86	0.80	11.846	359	65.00	512
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
1-60	7	$406,125.11	0.05%	8.398%	59	41.85%	689
61-120	58	5,106,964.57	0.64	8.368	107	59.87	673
121-180	315	36,633,732.67	4.58	8.385	168	70.09	655
181-240	149	18,095,889.94	2.26	9.399	227	75.82	634
241-300	164	25,137,954.82	3.14	9.106	277	78.13	643
301-360	3,725	714,165,106.02	89.32	9.131	357	77.23	614
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
1-60	7	$406,125.11	0.05%	8.398%	59	41.85%	689
61-120	58	5,106,964.57	0.64	8.368	107	59.87	673
121-180	315	36,633,732.67	4.58	8.385	168	70.09	655
181-240	149	18,095,889.94	2.26	9.399	227	75.82	634
241-300	164	25,137,954.82	3.14	9.106	277	78.13	643
301-360	3,725	714,165,106.02	89.32	9.131	357	77.23	614
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0	380	$51,925,859.70	6.49%	8.992%	318	62.89%	636
1	1,812	314,333,384.57	39.31	9.235	341	75.16	614
2	1,869	357,072,556.74	44.66	8.970	343	77.61	616
3	354	75,488,603.00	9.44	9.194	346	89.00	620
4	3	725,369.12	0.09	9.310	351	82.26	651
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV (1)

Range of Original CLTV (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
0.01-49.99	414	$50,490,026.71	6.31%	8.823%	323	39.53%	624
50.00-54.99	203	29,998,167.79	3.75	8.783	329	52.58	609
55.00-59.99	217	30,897,274.78	3.86	8.963	333	57.42	599
60.00-64.99	301	45,764,925.98	5.72	8.975	333	62.05	601
65.00-69.99	366	64,547,720.86	8.07	8.874	339	66.77	606
70.00-74.99	429	79,335,615.92	9.92	9.202	345	71.52	597
75.00-79.99	496	87,106,134.13	10.89	9.133	343	76.14	602
80.00-84.99	678	125,858,576.98	15.74	8.989	343	80.61	607
85.00-89.99	358	74,643,227.67	9.34	9.025	346	85.89	619
90.00-94.99	397	81,852,057.61	10.24	9.161	348	90.80	637
95.00-99.99	286	66,984,403.51	8.38	9.433	346	95.32	638
100.00	273	62,067,641.20	7.76	9.530	339	100.00	666
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)
The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

(2)	For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
Primary	4,146	$749,344,276.82	93.72%	9.065%	340	77.09%	615
Non-owner	272	50,201,496.32	6.28	9.579	350	72.08	644
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
 _____________________
(1)	Based upon representations made by the borrowers at the time of the Mortgage Loans origination.
(2)	For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Single Family	3,766	$626,501,037.98	78.36%	9.151%	338	77.01%	616
Two-to-Four Family	469	136,541,508.61	17.08	8.727	355	76.47	617
Condominium	134	23,846,642.89	2.98	9.010	332	79.49	636
Mixed Use	28	6,918,656.48	0.87	10.598	355	63.07	641
Five-to-Eight Family	21	5,737,927.18	0.72	10.556	349	63.50	662
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Cash Out Refinance	2,419	$422,328,153.55	52.82%	9.079%	342	73.10%	613
Debt Consolidation	1,440	280,675,723.32	35.10	9.090	337	81.17	621
Rate/Term Refinance	427	73,737,789.51	9.22	9.015	341	79.96	625
Purchase	132	22,804,106.75	2.85	9.788	358	80.24	623
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Full Income Verification	3,330	$561,008,785.47	70.17%	9.012%	337	76.97%	614
No Income Verification	601	140,903,668.36	17.62	9.406	346	77.69	627
Limited Income Verification	336	65,941,331.00	8.25	9.194	352	74.31	614
Stated Income	151	31,691,988.31	3.96	9.017	353	74.40	642
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
A+	2,795	$531,020,788.41	66.42%	8.833%	337	80.00%	635
A1	630	114,896,969.56	14.37	9.211	347	74.43	593
A2	320	55,459,988.17	6.94	9.372	348	70.97	583
B1	145	20,638,862.14	2.58	9.676	338	68.27	578
B2	183	27,616,697.91	3.45	10.027	354	70.16	570
C	210	30,452,150.34	3.81	10.369	352	63.99	561
D1	83	12,801,246.35	1.60	10.744	351	61.55	567
D2	52	6,659,070.26	0.83	11.233	354	49.69	593
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
2/28 ARMs	2	$483,326.38	0.06%	10.610%	357	80.16%	539
3/27 ARMs	171	30,394,885.11	3.80	9.614	358	77.29	600
Fixed Rate	2,572	396,848,570.59	49.63	9.142	323	74.67	624
Fixed Rate Reduction	93	12,178,745.15	1.52	11.075	348	56.34	577
Stepped Fixed Rate 40Yr	1,408	321,449,564.30	40.20	8.924	358	79.36	609
Stepped Fixed Rate 40Yr Rate Reduction	42	7,281,571.46	0.91	10.638	359	59.41	575
Stepped Fixed Rate 50Yr	130	30,909,110.15	3.87	8.642	358	88.39	660
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.
STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

Geographic Distribution	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
New York	586	$170,023,452.60	21.27%	8.470%	350	75.06%	622
Florida	548	94,280,422.51	11.79	9.136	342	75.02	610
Illinois	324	63,315,337.65	7.92	9.272	344	81.32	612
New Jersey	262	62,756,064.74	7.85	9.306	346	75.48	615
Pennsylvania	359	45,354,321.29	5.67	9.313	334	75.94	609
Maryland	238	44,840,474.27	5.61	8.991	347	74.96	610
Virginia	233	35,833,190.83	4.48	9.230	335	75.56	616
Georgia	203	29,046,802.89	3.63	9.758	323	83.49	628
North Carolina	204	26,851,509.29	3.36	9.930	326	81.64	621
California	89	24,878,874.62	3.11	8.632	343	75.44	633
Massachusetts	102	22,471,785.13	2.81	9.108	345	72.31	626
Connecticut	73	15,161,413.54	1.90	9.065	349	73.17	610
South Carolina	102	14,626,622.83	1.83	9.827	328	79.28	611
Arizona	86	14,565,380.21	1.82	8.371	338	77.78	635
Texas	110	13,866,065.00	1.73	9.530	326	75.46	586
Wisconsin	115	13,767,329.24	1.72	9.662	318	80.99	618
Washington	61	11,543,444.17	1.44	8.657	340	79.93	638
Ohio	96	9,782,358.97	1.22	10.043	336	82.23	608
Delaware	44	8,394,483.43	1.05	8.801	339	82.48	634
Missouri	68	6,999,995.86	0.88	9.703	326	81.29	613
Nevada	37	6,997,957.07	0.88	8.419	347	77.55	618
Louisiana	50	6,319,274.29	0.79	9.551	346	79.77	594
Minnesota	39	5,827,338.21	0.73	9.264	320	77.96	647
Colorado	35	5,717,387.46	0.72	9.110	334	82.21	648
New Mexico	37	5,385,169.68	0.67	9.577	316	77.61	628
Michigan	60	5,250,635.98	0.66	9.991	353	80.11	606
New Hampshire	33	4,881,144.01	0.61	8.890	320	71.39	633
Vermont	31	4,615,695.99	0.58	9.656	310	75.14	643
Rhode Island	21	4,406,311.87	0.55	9.547	356	75.25	615
Oregon	22	3,938,742.67	0.49	8.020	344	70.85	625
Maine	23	3,195,991.89	0.40	9.571	356	72.18	592
Tennessee	26	2,761,542.03	0.35	9.826	328	76.60	607
Indiana	22	2,673,450.91	0.33	10.326	358	81.02	607
Alabama	24	2,504,566.89	0.31	10.507	345	77.36	585
Wyoming	16	1,875,249.54	0.23	9.072	266	80.62	621
Oklahoma	13	1,662,796.43	0.21	9.305	334	86.79	622
Kentucky	10	862,652.40	0.11	9.889	337	70.79	611
Arkansas	4	754,389.54	0.09	9.492	359	70.34	666
Kansas	5	633,534.83	0.08	10.979	316	76.41	582
District of Columbia	3	433,000.00	0.05	9.393	360	34.16	567
Utah	1	255,790.74	0.03	10.390	358	80.00	614
Idaho	1	125,505.70	0.02	10.940	238	85.00	551
Nebraska	2	108,315.92	0.01	9.432	268	60.28	693
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
 _____________________
(1)	Determined by property address so designated in the related mortgage.
(2)	For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	1,652	$286,011,209.50	35.77%	9.487%	340	77.59%	613
12	716	194,338,407.93	24.31	8.662	350	76.07	617
18	1	230,493.41	0.03	10.840	346	100.00	628
24	45	6,839,899.44	0.86	9.668	347	80.70	607
30	43	8,561,680.94	1.07	9.615	336	80.61	612
36	1,961	303,564,081.91	37.97	8.979	336	76.23	621
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	11	$1,117,223.39	0.14%	10.035%	359	71.21%	N/A
425-449	2	201,428.42	0.03	11.017	359	53.90	441
450-474	16	1,674,678.39	0.21	10.759	336	55.48	466
475-499	60	8,322,658.47	1.04	10.306	351	59.43	490
500-524	285	43,942,524.07	5.50	10.501	352	68.04	512
525-549	449	67,516,348.07	8.44	10.238	348	70.87	536
550-574	513	82,407,055.04	10.31	9.727	349	72.41	561
575-599	595	106,213,500.03	13.28	9.246	345	76.36	588
600-624	657	132,642,981.31	16.59	8.805	344	77.45	612
625-649	689	136,318,156.28	17.05	8.802	341	81.48	637
650-674	429	86,502,426.79	10.82	8.663	337	81.17	661
675-699	316	62,368,580.11	7.80	8.594	335	80.56	685
700+	396	70,318,212.77	8.79	8.060	312	77.17	747
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
First Lien	4,299	$789,963,074.39	98.80%	9.077%	341	76.79%	617
Second Lien	119	9,582,698.74	1.20	10.746	295	75.19	640
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0 X 30	4,417	$799,369,480.24	99.98%	9.097%	341	76.77%	617
1 X 30	1	176,292.89	0.02	10.090	357	85.00	584
Total	4,418	$799,545,773.13	100.00%	9.097%	341	76.77%	617
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
50,000.01-100,000.00	45	$3,332,659.09	10.79%	10.217%	358	73.76%	572
100,000.01-150,000.00	44	5,586,903.09	18.09	9.867	358	73.54	591
150,000.01-200,000.00	33	5,673,967.45	18.38	9.708	358	76.77	578
200,000.01-250,000.00	15	3,364,825.69	10.9	9.637	359	76.53	583
250,000.01-300,000.00	16	4,494,223.42	14.55	9.577	358	77.28	612
300,000.01-350,000.00	5	1,626,455.92	5.27	9.445	358	77.41	617
350,000.01-400,000.00	6	2,277,374.22	7.38	9.355	358	84.83	633
400,000.01-450,000.00	3	1,243,469.15	4.03	9.807	358	93.36	676
450,000.01-500,000.00	3	1,429,639.44	4.63	8.819	358	76.44	627
550,000.01-600,000.00	1	559,652.99	1.81	8.390	359	82.35	611
600,000.01-650,000.00	2	1,289,041.04	4.17	8.886	358	77.82	584
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
50,000.01-100,000.00	45	$3,332,659.09	10.79%	10.217%	358	73.76%	572
100,000.01-150,000.00	44	5,586,903.09	18.09	9.867	358	73.54	591
150,000.01-200,000.00	33	5,673,967.45	18.38	9.708	358	76.77	578
200,000.01-250,000.00	15	3,364,825.69	10.90	9.637	359	76.53	583
250,000.01-300,000.00	16	4,494,223.42	14.55	9.577	358	77.28	612
300,000.01-350,000.00	5	1,626,455.92	5.27	9.445	358	77.41	617
350,000.01-400,000.00	6	2,277,374.22	7.38	9.355	358	84.83	633
400,000.01-450,000.00	3	1,243,469.15	4.03	9.807	358	93.36	676
450,000.01-500,000.00	3	1,429,639.44	4.63	8.819	358	76.44	627
550,000.01-600,000.00	1	559,652.99	1.81	8.390	359	82.35	611
600,000.01-650,000.00	2	1,289,041.04	4.17	8.886	358	77.82	584
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
CURRENT LOAN RATES

Range of Current Loan Rates (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
7.500-7.999	3	$410,458.69	1.33%	7.844%	357	78.39%	604
8.000-8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500-8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000-9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500-9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 - 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 - 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 - 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 - 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MINIMUM MORTGAGE RATES FOR ADJUSTABLE RATE LOANS

Range of Minimum Mortgage Rates for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
7.500-7.999	3	$410,458.69	1.33%	7.844%	357	78.39%	604
8.000-8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500-8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000-9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500-9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 - 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 - 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 - 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 - 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MAXIMUM MORTGAGE RATES FOR ADJUSTABLE RATE LOANS

Range of Maximum Mortgage Rates for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
14.500 - 14.999	3	$410,458.69	1.33%	7.844%	357	78.39%	604
15.000 - 15.499	10	3,131,817.41	10.14	8.368	358	78.05	612
15.500 - 15.999	24	5,759,698.35	18.65	8.844	358	82.23	646
16.000 - 16.499	29	5,551,837.70	17.98	9.354	358	78.29	613
16.500 - 16.999	38	6,496,903.17	21.04	9.778	358	77.16	602
17.000 - 17.499	29	4,760,777.20	15.42	10.283	358	75.73	571
17.500 - 17.999	23	2,664,361.63	8.63	10.801	358	74.56	545
18.000 - 18.499	15	1,855,430.48	6.01	11.250	359	68.16	532
18.500 - 18.999	2	246,926.86	0.80	11.846	359	65.00	512
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
301-360	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
301-360	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0	6	$746,200.00	2.42%	9.665%	360	66.22%	603
1	65	10,048,381.73	32.54	9.948	359	74.69	584
2	75	15,136,964.72	49.02	9.506	358	77.46	601
3	27	4,946,665.05	16.02	9.356	357	84.00	619
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV (1)

Range of Original CLTV (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
0.01-49.99	9	$1,144,106.84	3.71%	10.057%	359	39.26%	552
50.00-54.99	5	738,449.73	2.39	10.104	358	51.38	522
55.00-59.99	4	755,407.99	2.45	9.973	358	56.69	561
60.00-64.99	3	515,748.76	1.67	9.279	358	61.09	571
65.00-69.99	16	2,276,230.54	7.37	10.050	358	66.30	559
70.00-74.99	20	3,640,738.59	11.79	9.855	358	71.17	572
75.00-79.99	26	3,773,354.34	12.22	9.886	358	75.23	571
80.00-84.99	48	9,170,709.38	29.70	9.382	358	80.34	616
85.00-89.99	12	2,969,309.68	9.62	9.333	358	85.12	610
90.00-94.99	20	3,917,443.05	12.69	9.370	358	90.37	642
95.00-99.99	5	868,878.20	2.81	10.119	358	95.00	629
100.00	5	1,107,834.41	3.59	9.705	358	100.00	651
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)
The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

(2)      For available FICO scores only.
GROUP I STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
Primary	135	$24,103,537.75	78.06%	9.679%	358	77.25%	587
Non-owner	38	6,774,673.74	21.94	9.453	358	77.64	640
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
 _____________________
(1)	Based upon representations made by the borrowers at the time of the Mortgage Loans origination.
(2)     For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Single Family	137	$22,510,536.98	72.90%	9.645%	358	78.03%	595
Two-to-Four Family	26	6,141,230.22	19.89	9.492	358	76.46	623
Condominium	10	2,226,444.29	7.21	9.861	358	72.76	572
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Cash Out Refinance	117	$20,052,652.61	64.94%	9.699%	358	75.40%	587
Debt Consolidation	25	5,184,650.47	16.79	9.298	358	80.63	627
Purchase	21	3,442,476.72	11.15	9.788	358	83.93	616
Rate/Term Refinance	10	2,198,431.68	7.12	9.535	358	76.90	615
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Full Income Verification	103	$15,986,708.07	51.77%	9.694%	358	78.88%	577
No Income Verification	40	9,190,607.70	29.76	9.565	358	76.39	629
Limited Income Verification	19	3,431,418.97	11.11	9.679	358	73.11	594
Stated Income	11	2,269,476.74	7.35	9.366	358	76.66	634
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
A+	95	$18,983,495.36	61.48%	9.471%	358	80.33%	612
A1	28	5,067,616.39	16.41	9.490	358	75.61	591
A2	22	3,048,223.46	9.87	9.864	358	73.92	574
B1	4	322,417.72	1.04	10.370	358	70.83	585
B2	13	1,585,089.71	5.13	10.228	358	69.03	557
C	11	1,871,368.86	6.06	10.600	359	65.28	558
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
2/28 ARMs	2	$483,326.38	1.57%	10.610%	357	80.16%	539
3/27 ARMs	171	30,394,885.11	98.43	9.614	358	77.29	600
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

Geographic Distribution	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
Florida	36	$7,328,602.07	23.73%	9.321%	358	76.85%	596
New Jersey	17	4,458,609.20	14.44	9.809	358	75.67	596
Maryland	11	1,919,149.19	6.22	9.443	359	78.94	584
Illinois	11	1,663,093.34	5.39	9.659	358	85.20	646
Massachusetts	5	1,545,884.51	5.01	9.100	358	80.00	644
Connecticut	8	1,493,123.08	4.84	9.731	359	67.18	586
Virginia	9	1,306,468.87	4.23	9.353	358	70.59	589
New York	4	1,248,985.40	4.04	9.112	358	74.55	645
Wisconsin	10	1,207,682.18	3.91	10.229	358	81.80	576
Maine	5	1,103,506.97	3.57	9.760	358	70.34	609
Texas	7	935,167.58	3.03	11.003	358	77.75	568
Pennsylvania	8	869,501.05	2.82	9.590	358	72.77	546
Rhode Island	3	813,711.37	2.64	9.468	357	80.04	618
Louisiana	5	685,870.72	2.22	9.910	358	81.93	563
Delaware	2	655,892.72	2.12	8.906	357	90.00	646
North Carolina	4	587,657.51	1.90	10.505	358	85.17	578
Georgia	3	520,628.94	1.69	10.211	359	75.66	552
Ohio	5	436,080.04	1.41	10.044	358	85.78	619
Michigan	6	401,613.02	1.30	10.043	359	73.61	567
New Hampshire	2	330,541.12	1.07	9.685	359	75.00	596
Indiana	3	239,806.33	0.78	10.085	358	80.00	593
Vermont	1	231,202.80	0.75	10.240	359	90.00	653
South Carolina	2	175,390.53	0.57	10.294	358	62.95	566
California	1	167,006.50	0.54	8.740	358	95.00	651
New Mexico	1	162,322.44	0.53	9.640	359	80.00	580
Alabama	2	147,875.16	0.48	10.686	358	87.70	574
Arizona	1	147,875.07	0.48	10.240	358	80.00	532
Missouri	1	94,963.76	0.31	10.690	359	65.52	540
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
 _____________________
(1)	Determined by property address so designated in the related mortgage.
(2)	For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	80	$15,566,332.17	50.41%	9.731%	358	78.66%	601
12	10	2,475,888.85	8.02	9.496	358	73.83	598
24	8	1,318,345.40	4.27	9.934	357	82.59	591
30	2	398,463.28	1.29	10.536	358	81.26	569
36	73	11,119,181.79	36.01	9.449	358	75.49	598
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	1	$183,924.32	0.60%	10.340%	359	80.00%	N/A
425-449	1	72,474.51	0.23	11.065	359	50.00	428
475-499	1	167,915.43	0.54	9.390	359	44.80	492
500-524	25	4,060,227.16	13.15	10.679	358	67.68	514
525-549	23	3,268,832.20	10.59	10.375	358	73.76	536
550-574	21	3,173,747.51	10.28	9.707	358	72.73	561
575-599	25	4,232,332.43	13.71	9.111	358	76.53	587
600-624	24	4,650,704.84	15.06	9.085	358	74.62	612
625-649	28	5,789,512.28	18.75	9.555	358	85.93	641
650-674	12	2,341,538.00	7.58	9.410	358	86.07	660
675-699	9	2,122,330.87	6.87	9.182	358	83.97	686
700+	3	814,671.94	2.64	9.008	358	82.49	736
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
First Lien	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
INITIAL PERIODIC RATE CAPS FOR ADJUSTABLE RATE LOANS

Initial Periodic Rate Caps for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
3.000	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
SUBSEQUENT PERIODIC RATE CAPS FOR ADJUSTABLE RATE LOANS

Subsequent Periodic Rate Caps for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
1.000	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
GROSS MARGINS FOR ADJUSTABLE RATE LOANS

Range of Gross Margins for Adjustable Rate Loans (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
3.500-3.999	4	$592,837.23	1.92%	7.904%	358	80.39%	603
4.000-4.499	11	3,517,784.35	11.39	8.457	358	78.78	616
4.500-4.999	21	4,727,623.16	15.31	8.862	358	82.15	647
5.000-5.499	35	6,457,100.09	20.91	9.387	358	77.01	615
5.500-5.999	37	6,409,245.25	20.76	9.883	358	76.50	593
6.000-6.499	30	4,623,563.33	14.97	10.370	358	75.75	566
6.500-6.999	21	2,823,310.56	9.14	10.539	358	77.08	560
7.000-7.499	13	1,661,767.66	5.38	11.193	359	69.31	535
7.500-7.999	1	64,979.86	0.21	11.640	359	65.00	525
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.
GROUP I STATISTIC CALCULATION MORTGAGE LOANS
NEXT RATE CHANGE DATES FOR ADJUSTABLE RATE LOANS

Next Rate Change Dates for Adjustable Rate Loans	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
May 1, 2009	2	$483,326.38	1.57%	10.610%	357	80.16%	539
May 1, 2010	25	4,463,338.67	14.45	9.220	357	84.42	628
June 1, 2010	75	15,136,964.72	49.02	9.506	358	77.46	601
July 1, 2010	65	10,048,381.73	32.54	9.948	359	74.69	584
August 1, 2010	6	746,200.00	2.42	9.665	360	66.22	603
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0 X 30	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
Total	173	$30,878,211.49	100.00%	9.630%	358	77.33%	599
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0.01-50,000.00	114	$5,508,294.30	0.72%	10.475%	303	58.75%	605
50,000.01-100,000.00	1,138	87,014,181.69	11.32	9.736	316	68.63	608
100,000.01-150,000.00	1,047	131,236,101.84	17.07	9.398	326	73.69	610
150,000.01-200,000.00	623	108,184,089.69	14.07	9.192	338	74.80	612
200,000.01-250,000.00	409	91,596,618.62	11.92	9.071	344	77.46	621
250,000.01-300,000.00	274	75,367,942.70	9.81	8.822	348	76.96	623
300,000.01-350,000.00	191	62,002,597.48	8.07	8.912	351	79.14	624
350,000.01-400,000.00	142	52,879,172.09	6.88	8.832	353	79.83	622
400,000.01-450,000.00	98	41,965,738.74	5.46	8.725	353	81.96	627
450,000.01-500,000.00	94	44,983,463.87	5.85	8.702	349	82.42	620
500,000.01-550,000.00	46	24,082,331.10	3.13	8.368	354	85.17	628
550,000.01-600,000.00	31	17,795,382.45	2.32	8.292	357	84.04	641
600,000.01-650,000.00	19	11,945,088.99	1.55	8.820	355	87.24	637
650,000.01-700,000.00	8	5,466,785.86	0.71	8.494	358	87.79	628
700,000.01-750,000.00	7	5,087,960.23	0.66	7.741	358	84.85	634
750,000.01-800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01-850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01-950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01-1,000,000.00	1	989,334.38	0.13	7.990	359	68.75	604
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

Range of Cut-Off Date Principal Balances ($)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0.01-50,000.00	115	$5,556,991.05	0.72%	10.457%	301	58.64%	605
50,000.01-100,000.00	1,138	87,065,211.74	11.33	9.735	316	68.65	608
100,000.01-150,000.00	1,048	131,435,876.67	17.10	9.397	326	73.68	610
150,000.01-200,000.00	621	107,884,588.07	14.04	9.193	338	74.80	612
200,000.01-250,000.00	410	91,846,246.70	11.95	9.066	344	77.44	621
250,000.01-300,000.00	273	75,118,314.61	9.77	8.829	348	76.98	623
300,000.01-350,000.00	191	62,002,597.48	8.07	8.912	351	79.14	624
350,000.01-400,000.00	142	52,879,172.09	6.88	8.832	353	79.83	622
400,000.01-450,000.00	98	41,965,738.74	5.46	8.725	353	81.96	627
450,000.01-500,000.00	94	44,983,463.87	5.85	8.702	349	82.42	620
500,000.01-550,000.00	46	24,082,331.10	3.13	8.368	354	85.17	628
550,000.01-600,000.00	31	17,795,382.45	2.32	8.292	357	84.04	641
600,000.01-650,000.00	19	11,945,088.99	1.55	8.820	355	87.24	637
650,000.01-700,000.00	8	5,466,785.86	0.71	8.494	358	87.79	628
700,000.01-750,000.00	7	5,087,960.23	0.66	7.741	358	84.85	634
750,000.01-800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01-850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01-950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01-1,000,000.00	1	989,334.38	0.13	7.990	359	68.75	604
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
CURRENT LOAN RATES

Range of Current Loan Rates (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
6.000-6.499	55	$11,945,210.64	1.55%	6.397%	330	66.52%	696
6.500-6.999	214	48,807,983.06	6.35	6.807	328	68.31	677
7.000-7.499	194	43,853,499.76	5.71	7.314	333	73.45	647
7.500-7.999	444	91,044,312.70	11.84	7.805	328	73.39	651
8.000-8.499	342	72,493,939.25	9.43	8.302	342	76.30	627
8.500-8.999	552	112,916,813.22	14.69	8.808	343	79.81	626
9.000-9.499	417	82,406,542.03	10.72	9.290	345	81.28	617
9.500-9.999	684	118,749,961.51	15.45	9.799	342	81.00	604
10.000 - 10.499	455	74,645,972.71	9.71	10.281	347	76.88	581
10.500 - 10.999	438	63,837,183.22	8.30	10.766	345	77.16	580
11.000 - 11.499	198	23,168,430.39	3.01	11.245	348	73.23	567
11.500 - 11.999	182	18,556,236.41	2.41	11.758	344	70.70	556
12.000 - 12.499	53	5,164,940.17	0.67	12.202	346	67.83	561
12.500 - 12.999	11	706,275.47	0.09	12.767	331	74.41	597
13.000 - 13.499	6	370,261.09	0.05	13.243	294	74.31	585
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
1-60	7	$406,125.11	0.05%	8.398%	59	41.85%	689
61-120	58	5,106,964.57	0.66	8.368	107	59.87	673
121-180	315	36,633,732.67	4.77	8.385	168	70.09	655
181-240	149	18,095,889.94	2.35	9.399	227	75.82	634
241-300	164	25,137,954.82	3.27	9.106	277	78.13	643
301-360	3,552	683,286,894.53	88.89	9.109	357	77.23	614
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
1-60	7	$406,125.11	0.05%	8.398%	59	41.85%	689
61-120	58	5,106,964.57	0.66	8.368	107	59.87	673
121-180	315	36,633,732.67	4.77	8.385	168	70.09	655
181-240	149	18,095,889.94	2.35	9.399	227	75.82	634
241-300	164	25,137,954.82	3.27	9.106	277	78.13	643
301-360	3,552	683,286,894.53	88.89	9.109	357	77.23	614
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0	374	$51,179,659.70	6.66%	8.983%	317	62.85%	636
1	1,747	304,285,002.84	39.59	9.211	340	75.18	615
2	1,794	341,935,592.03	44.48	8.946	342	77.62	617
3	327	70,541,937.96	9.18	9.182	346	89.35	620
4	3	725,369.12	0.09	9.310	351	82.26	651
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV(1)

Range of Original CLTV (%)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
0.01-49.99	405	$49,345,919.87	6.42%	8.794%	322	39.53%	626
50.00-54.99	198	29,259,718.07	3.81	8.749	328	52.61	611
55.00-59.99	213	30,141,866.80	3.92	8.938	333	57.44	600
60.00-64.99	298	45,249,177.21	5.89	8.972	332	62.06	602
65.00-69.99	350	62,271,490.32	8.10	8.831	338	66.79	607
70.00-74.99	409	75,694,877.33	9.85	9.171	345	71.54	598
75.00-79.99	470	83,332,779.80	10.84	9.099	342	76.18	604
80.00-84.99	630	116,687,867.60	15.18	8.959	342	80.63	606
85.00-89.99	346	71,673,917.99	9.32	9.012	345	85.92	620
90.00-94.99	377	77,934,614.56	10.14	9.151	347	90.82	637
95.00-99.99	281	66,115,525.31	8.60	9.424	346	95.33	638
100.00	268	60,959,806.79	7.93	9.526	339	100.00	666
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)
The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

(2)    For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
Primary	4,011	$725,240,739.07	94.35%	9.044%	340	77.08%	616
Non-owner	234	43,426,822.57	5.65	9.598	349	71.21	645
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
 _____________________
(1)	Based upon representations made by the borrowers at the time of the Mortgage Loans origination.
(2)    For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Single Family	3,629	$603,990,501.00	78.58%	9.132%	337	76.97%	617
Two-to-Four Family	443	130,400,278.39	16.96	8.691	355	76.47	616
Condominium	124	21,620,198.59	2.81	8.923	329	80.18	643
Mixed Use	28	6,918,656.48	0.90	10.598	355	63.07	641
Five-to-Eight Family	21	5,737,927.18	0.75	10.556	349	63.50	662
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Cash Out Refinance	2,302	$402,275,500.94	52.33%	9.048%	342	72.99%	615
Debt Consolidation	1,415	275,491,072.85	35.84	9.086	337	81.18	621
Rate/Term Refinance	417	71,539,357.83	9.31	8.999	340	80.05	625
Purchase	111	19,361,630.03	2.52	9.788	358	79.58	624
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Full Income Verification	3,227	$545,022,077.40	70.90%	8.992%	337	76.91%	615
No Income Verification	561	131,713,060.65	17.14	9.395	346	77.78	627
Limited Income Verification	317	62,509,912.02	8.13	9.168	352	74.37	615
Stated Income	140	29,422,511.57	3.83	8.990	353	74.23	643
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
A+	2,700	$512,037,293.05	66.61%	8.809%	336	79.99%	636
A1	602	109,829,353.17	14.29	9.199	346	74.37	593
A2	298	52,411,764.71	6.82	9.343	348	70.80	583
B1	141	20,316,444.43	2.64	9.665	337	68.23	578
B2	170	26,031,608.20	3.39	10.014	353	70.22	571
C	199	28,580,781.48	3.72	10.353	351	63.90	561
D1	83	12,801,246.35	1.67	10.744	351	61.55	567
D2	52	6,659,070.26	0.87	11.233	354	49.69	593
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
Fixed Rate	2,572	$396,848,570.59	51.63%	9.142%	323	74.67%	624
Fixed Rate Reduction	93	12,178,745.15	1.58	11.075	348	56.34	577
Stepped Fixed Rate 40Yr	1,408	321,449,564.30	41.82	8.924	358	79.36	609
Stepped Fixed Rate 40Yr Rate Reduction	42	7,281,571.46	0.95	10.638	359	59.41	575
Stepped Fixed Rate 50Yr	130	30,909,110.15	4.02	8.642	358	88.39	660
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)      For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

Geographic Distribution	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(2)
New York	582	$168,774,467.20	21.96%	8.465%	350	75.07%	622
Florida	512	86,951,820.44	11.31	9.120	341	74.86	612
Illinois	313	61,652,244.30	8.02	9.261	344	81.21	611
New Jersey	245	58,297,455.54	7.58	9.267	345	75.47	616
Pennsylvania	351	44,484,820.24	5.79	9.308	333	76.00	610
Maryland	227	42,921,325.08	5.58	8.971	346	74.78	611
Virginia	224	34,526,721.96	4.49	9.225	334	75.74	617
Georgia	200	28,526,173.95	3.71	9.750	323	83.63	629
North Carolina	200	26,263,851.77	3.42	9.918	326	81.56	622
California	88	24,711,868.12	3.21	8.632	342	75.31	633
Massachusetts	97	20,925,900.61	2.72	9.109	344	71.74	625
South Carolina	100	14,451,232.30	1.88	9.822	328	79.48	612
Arizona	85	14,417,505.14	1.88	8.351	338	77.75	636
Connecticut	65	13,668,290.46	1.78	8.992	348	73.82	613
Texas	103	12,930,897.43	1.68	9.424	323	75.29	587
Wisconsin	105	12,559,647.06	1.63	9.607	314	80.91	622
Washington	61	11,543,444.17	1.50	8.657	340	79.93	638
Ohio	91	9,346,278.92	1.22	10.043	335	82.07	608
Delaware	42	7,738,590.72	1.01	8.792	337	81.84	633
Nevada	37	6,997,957.07	0.91	8.419	347	77.55	618
Missouri	67	6,905,032.09	0.90	9.690	325	81.51	614
Minnesota	39	5,827,338.21	0.76	9.264	320	77.96	647
Colorado	35	5,717,387.46	0.74	9.110	334	82.21	648
Louisiana	45	5,633,403.57	0.73	9.507	345	79.51	598
New Mexico	36	5,222,847.24	0.68	9.575	314	77.54	629
Michigan	54	4,849,022.96	0.63	9.986	353	80.65	609
New Hampshire	31	4,550,602.89	0.59	8.832	317	71.12	636
Vermont	30	4,384,493.19	0.57	9.626	307	74.36	642
Oregon	22	3,938,742.67	0.51	8.020	344	70.85	625
Rhode Island	18	3,592,600.50	0.47	9.565	355	74.17	614
Tennessee	26	2,761,542.03	0.36	9.826	328	76.60	607
Indiana	19	2,433,644.59	0.32	10.350	358	81.13	608
Alabama	22	2,356,691.73	0.31	10.496	344	76.71	586
Maine	18	2,092,484.92	0.27	9.472	355	73.14	583
Wyoming	16	1,875,249.54	0.24	9.072	266	80.62	621
Oklahoma	13	1,662,796.43	0.22	9.305	334	86.79	622
Kentucky	10	862,652.40	0.11	9.889	337	70.79	611
Arkansas	4	754,389.54	0.10	9.492	359	70.34	666
Kansas	5	633,534.83	0.08	10.979	316	76.41	582
District of Columbia	3	433,000.00	0.06	9.393	360	34.16	567
Utah	1	255,790.74	0.03	10.390	358	80.00	614
Idaho	1	125,505.70	0.02	10.940	238	85.00	551
Nebraska	2	108,315.92	0.01	9.432	268	60.28	693
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
 _____________________
(1)    Determined by property address so designated in the related mortgage.
(2)    For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	1,572	$270,444,877.32	35.18%	9.472%	338	77.53%	614
12	706	191,862,519.08	24.96	8.651	350	76.10	617
18	1	230,493.41	0.03	10.840	346	100.00	628
24	37	5,521,554.04	0.72	9.605	345	80.25	610
30	41	8,163,217.66	1.06	9.570	335	80.57	614
36	1,888	292,444,900.13	38.05	8.961	336	76.26	622
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)    For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
None	10	$933,299.07	0.12%	9.975%	359	69.48%	N/A
425 - 449	1	128,953.91	0.02	10.990	359	56.09	449
450 - 474	16	1,674,678.39	0.22	10.759	336	55.48	466
475 - 499	59	8,154,743.04	1.06	10.325	351	59.73	490
500 - 524	260	39,882,296.91	5.19	10.483	352	68.08	512
525 - 549	426	64,247,515.87	8.36	10.231	348	70.73	536
550 - 574	492	79,233,307.53	10.31	9.727	349	72.39	561
575 - 599	570	101,981,167.60	13.27	9.251	345	76.35	588
600 - 624	633	127,992,276.47	16.65	8.795	344	77.55	612
625 - 649	661	130,528,644.00	16.98	8.768	340	81.28	637
650 - 674	417	84,160,888.79	10.95	8.642	336	81.04	661
675 - 699	307	60,246,249.24	7.84	8.573	334	80.44	685
700+	393	69,503,540.82	9.04	8.049	311	77.11	747
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)    For available FICO scores only.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
First Lien	4,126	$759,084,862.90	98.75%	9.054%	341	76.77%	618
Second Lien	119	9,582,698.74	1.25	10.746	295	75.19	640
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
 _____________________
(1)    For available FICO scores only.
GROUP II STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original CLTV	Weighted Average FICO(1)
0 X 30	4,244	$768,491,268.75	99.98%	9.075%	340	76.75%	618
1 X 30	1	176,292.89	0.02	10.090	357	85.00	584
Total	4,245	$768,667,561.64	100.00%	9.075%	340	76.75%	618
_____________________
(1)    For available FICO scores only.

Static Pool Information

The Depositor has made available, on its internet website located at http://www.deltafinancial.com/regAB.htm, static pool information about prior securitized pools of mortgage loans of the Originator beginning in 2001, which information is incorporated by reference into this free writing prospectus.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the Cut-off Date for that pool and (ii) delinquency, loss and prepayment information about the mortgage loans in each prior securitized pool in monthly increments from the related Cut-off Date through June 30, 2007.  The static pool information about the mortgage loans prior to January 1, 2006 or securitized pools of mortgage loans of the Originator that were established before January 1, 2006 is not deemed to be a part of this free writing prospectus, the base prospectus or the related registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the Mortgage Loans included in the trust estate.

The Originator and Sponsor

General

Delta Funding Corporation (the “Originator”) engages in the consumer finance business by originating, securitizing and selling non-conforming mortgage loans.  The Originator’s loans are primarily secured by first mortgages on one- to four-family residential properties.  Throughout its 25-year operating history, the Originator has focused on lending to individuals who generally do not satisfy the credit, documentation or other underwriting standards set by more traditional sources of mortgage credit, including those entities that make loans in compliance with conforming lending guidelines of Fannie Mae and Freddie Mac.  The Originator makes mortgage loans to these borrowers for purposes such as debt consolidation, refinancing, education, home purchase and home improvements.  The Originator provides customers with a variety of loan products designed to meet their needs, using a risk-based pricing strategy to develop products for different risk categories.  Historically, the majority of the Originator’s loan production has been fixed-rate with amortization schedules ranging from five years to 30 years.

The Originator originates mortgage loans through two distribution channels, wholesale and retail.  In the wholesale loan channel the Originator receives applications from independent third-party mortgage brokers who submit loan applications on the borrower’s behalf.  The Originator currently originates the majority of its wholesale loans in 34 states, through a network of approximately 3,200 independent brokers.  The broker’s role is to source the business, identify the applicant, assist in completing the loan application, and process the loans, including, among other things, gathering the necessary information and documents, and serving as the liaison between the borrower and us through the entire origination process.  The Originator reviews, processes and underwrites the applications submitted by the broker, approves or denies the application, sets the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions that the Origiantor imposes as the lender, lends the money to the borrower.  Due to the fact that brokers conduct their own marketing and employ their own personnel to complete loan applications and maintain contact with borrowers – for which they charge a broker fee – originating loans through the Originator’s broker network is designed to allow the Originator to increase its loan volume without incurring the higher marketing and employee costs associated with retail originations.  Additionally, on a limited basis, the Originator purchases loans on a flow basis (which is typically the purchasing of individual loans shortly after the loans are originated, as opposed to bulk purchases, which entails purchasing typically larger pools of loans at one time) from several select independent correspondents.  The Originator re-underwrites every correspondent loan, in accordance with its underwriting standards, prior to purchasing.

The Originator originates retail loans under the name Fidelity Mortgage.  Retail loan leads are developed primarily through the Originator’s telemarketing system located in Cincinnati, Ohio, and also through Internet leads, direct mail and the Originator’s network of ten origination centers located in nine states.  The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices.  Typically, contact with the customer is initially handledthrough the Originator’s telemarketing center.  Through the Originator’s marketing efforts, the retail loan channel is able to identify, locate and focus on individuals who, based on historic customer profiles, are likely customers for the Originator’s products.  The Originator’s telemarketing representatives identify interested customers and forward these potential borrowers to a branch manager through its Click & Close® (“C&C”) system.  The branch managers, in turn, distribute these leads to mortgage analysts via C&C by queuing the loan to a mortgage analyst’s “to do” list in C&C.  The assigned mortgage analyst discusses the applicant’s qualifications and available loan products, negotiates loan terms with the borrower, ensures that an appraisal has been ordered from an independent third-party appraisal company (or may, when certain underwriting criteria have been met, obtains an insured automated valuation model (“Insured AVM”) value), orders a credit report from an independent, nationally recognized credit reporting agency and processes the loan through completion.  The Originator’s mortgage analysts are trained to structure loans that meet the applicant’s needs while satisfying the Originator’s lending guidelines.  C&C is utilized to queue the loan to underwriters at the appropriate times for approvals and help to facilitate the loan application process through closing.

The following table details the Originator’s wholesale and retail originations for the previous four years:

	Years Ended December 31,
	2006	2005	2004	2003
	(dollars in thousands)
Retail	$1,958,302	$1,770,007	$1,113,783	$707,253
Wholesale	2,073,124	2,065,638	1,497,743	1,005,484
Total	$4,031,426	$3,835,645	$2,611,526	$1,712,737

Securitization of mortgage loans originated by the Originator is an integral part of the Sponsor’s management of its capital.  Since 1995, the Sponsor has engaged in public securitizations of mortgage loans originated by the Originator through affiliated depositors.

With respect to 8 out of the last 20 of the securitizations organized by the Sponsor since 2002, a trigger event has occurred with respect to the loss and/or delinquency experience of the mortgage loans included in the related trust.

Underwriting Guidelines

The Originator maintains written underwriting guidelines that are utilized by all employees associated with the underwriting process.  Throughout its history, these guidelines have been reviewed and updated from time to time by senior underwriters and the head of risk management.  The Originator provides its underwriting guidelines to all of the brokers from whom it accepts loan applications.  Loan applications received from brokers are classified according to particular characteristics, including, but not limited to, the applicant’s ability to pay, credit history (with emphasis on the applicant’s existing mortgage payment history), credit scorem income documentation type, lien positionm, loan-to-value (“LTV”) ratio, property type and general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

The Originator has established classifications with respect to the credit profile of each applicant, and each loan is placed into one of four letter ratings ‘‘A’’ through ‘‘D,’’ with sub-ratings within those categories.  Terms of loans that we make, as well as maximum LTV ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower’s credit score.  Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower LTV ratios than applicants with more favorable credit ratings and/or higher credit scores.  The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table:

DELTA FUNDING CORPORATION

Underwriting Guideline Matrix

DELTA FUNDING CORPORATION
1000 Woodbury Road
Woodbury, NY 11797
1-800-225-5335

Effective Date: 3/23/07

MAXIMUM LOAN AMOUNTS SUBJECT TO LTV INCOME TYPE & OCCUPANCY

		FIRST MORTGAGES						SECOND MORTGAGES	
		OWNER OCCUPIED			NON OWNER OCCUPIED			OWNER OCCUPIED	
CREDIT PROGRAM MAX LOAN AMOUNT	MIN CREDIT SCORE	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK	AS STATED	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK	AS STATED	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK
A+ 0x30 Up to $1,200,000	700	100% 1st Mtg*	100% 1st Mtg*	90% 1st Mtg	90% 1st Mtg	85% 1st Mtg	70% 1st Mtg	100% 2nd Mtg*	90% 2nd Mtg
	680	100% 1st Mtg*	95% 1st Mtg*	90% 1st Mtg	90% 1st Mtg	85% 1st Mtg	70% 1st Mtg	100% 2nd Mtg*	90% 2nd Mtg
	660	100% 1st Mtg*	95% 1st Mtg*	90% 1st Mtg	90% 1st Mtg	85% 1st Mtg	70% 1st Mtg	100% 2nd Mtg*	90% 2nd Mtg
	640	100% 1st Mtg*	^ 95% 1st Mtg*	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	95% 2nd Mtg*	85% 2nd Mtg
	620	^ 100% 1st Mtg*	90% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	95% 2nd Mtg*	85% 2nd Mtg
	600	95% 1st Mtg*	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg
	580	^ 95% 1st Mtg*	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	85% 2nd Mtg	80% 2nd Mtg
	560	90% 1st Mtg	80% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	80% 2nd Mtg	N/A
	525	85% 1st Mtg	75% 1st Mtg	N/A	70% 1st Mtg	N/A	N/A	N/A	N/A
	500	80% 1st Mtg	75% 1st Mtg	N/A	N/A	N/A	N/A	N/A	N/A
A1 1x30 Up to $1,200,000	700	100% 1st Mtg*	100% 1st Mtg	90% 1st Mtg	90% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg*	90% 2nd Mtg
	680	100% 1st Mtg*	^ 95% 1st Mtg*	90% 1st Mtg	90% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg*	90% 2nd Mtg
	660	100% 1st Mtg*	90% 1st Mtg	85% 1st Mtg	90% 1st Mtg	80% 1st Mtg	70% 1st Mtg	95% 2nd Mtg*	85% 2nd Mtg
	640	^ 100% 1st Mtg*	90% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	95% 2nd Mtg*	85% 2nd Mtg
	620	95% 1st Mtg*	85% 1st Mtg	80% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg
	600	^ 95% 1st Mtg*	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	85% 2nd Mtg	80% 2nd Mtg
	580	90% 1st Mtg	80% 1st Mtg	75% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	80% 2nd Mtg	75% 2nd Mtg
	560	85% 1st Mtg	75% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	75% 2nd Mtg	N/A
	525	80% 1st Mtg	75% 1st Mtg	N/A	70% 1st Mtg	N/A	N/A	N/A	N/A
	500	75% 1st Mtg	65% 1st Mtg	N/A	N/A	N/A	N/A	N/A	N/A
A2 2x30 Up to $800,000	660	95% 1st Mtg	90% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg
	640	^ 95% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg
	620	90% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	85% 2nd Mtg	80% 2nd Mtg
	600	90% 1st Mtg	80% 1st Mtg	N/A	80% 1st Mtg	N/A	N/A	80% 2nd Mtg	N/A
	580	85% 1st Mtg	80% 1st Mtg	N/A	80% 1st Mtg	N/A	N/A	80% 2nd Mtg	N/A
	560	80% 1st Mtg	75% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	N/A	N/A
	525	80% 1st Mtg	70% 1st Mtg	N/A	N/A	N/A	N/A	N/A	N/A
	500	75% 1st Mtg	65% 1st Mtg	N/A	N/A	N/A	N/A	N/A	N/A
B1 0x60 Up to $700,000	620	90% 1st Mtg	80% 1st Mtg	75% 1st Mtg	80% 1st Mtg	70% 1st Mtg		80% 2nd Mtg	80% 2nd Mtg
	600	90% 1st Mtg	80% 1st Mtg		80% 1st Mtg			80% 2nd Mtg	N/A
	580	85% 1st Mtg	75% 1st Mtg		75% 1st Mtg			75% 2nd Mtg	N/A
	560	80% 1st Mtg	70% 1st Mtg		N/A			N/A	N/A
	525	75% 1st Mtg	N/A		N/A			N/A	N/A
	500	70% 1st Mtg	N/A		N/A			N/A	N/A
B2 1x60 Up to $650,000	620	90% 1st Mtg	80% 1st Mtg		75% 1st Mtg			80% 2nd Mtg	
	600	85% 1st Mtg	75% 1st Mtg		75% 1st Mtg			80% 2nd Mtg	
	580	80% 1st Mtg	75% 1st Mtg		75% 1st Mtg			75% 2nd Mtg	
	560	80% 1st Mtg	70% 1st Mtg		N/A			N/A	
	525	75% 1st Mtg	N/A		N/A			N/A	
	500	70% 1st Mtg	N/A		N/A			N/A	
C 1x90 Up to $600,000	600	80% 1st Mtg	75% 1st Mtg						
	580	80% 1st Mtg	70% 1st Mtg						
	560	75% 1st Mtg	65% 1st Mtg						
	525	70% 1st Mtg	N/A						
	500	65% 1st Mtg	N/A						
D1 1x120 rolling flow up to $400,000	550	70% 1st Mtg							
	525	65% 1st Mtg							
D2 In foreclosure up to $400,000	550	60% 1st Mtg							

PROPERTY RESTRICTIONS:

^ Available for 1-2 Fam, condos, PUD's and Townhouses
3-4 Family requires next score level increase.

Max LTV for purchases on 3-4 Fam is 90%. Refis of 3-4 Fam are available to 100% LTV.

Minimum MV of $70,000 required for: all LTV's >90%, all "As Stated" loans >85% LTV

Minimum MV of $100,000 required for: all OO 1-2 Fam attached >90% LTV, all OO 3-4 Fam >90%, and all NOO properties, regardless of LTV.

2nd Mortgages not available for:

- Scores <550
- Stated Loans
- NPO program
- Unique properties
- Behind neg am 1st's
- Mixed Use or 5-8 fam

Standalone 2nd mortgages to 90% LTV

- 1-4 Fam & condo
- Refis only
- Min term: 60 mos
- Min loan amt: $50K
- Available terms: 5/5 to 30/30

Standalone 2nd mortgages > 90% LTV

- FIC refis only. Not available for purchases
- Available for 1-2 Fams, condos & PUD's
- Minimum market value: $100K
- Minimum disposable income: $1000
- Available terms: 5/5 to 30/30 and all in between.

MORTGAGE PAYMENT HISTORY & BANKRUPTCY LOOKBACK PERIOD	
Rolling 30 day delinquencies count as 1x30 in all credit grades	
EXCELLENT MORTGAGE HISTORY 0x30 on mortgages within last 12 months. No foreclosure/NOD last 3 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Chapter 13 discharge prior to closing.
EXCELLENT MORTGAGE HISTORY 1x30 on mortgages within last 12 months. No foreclosure/NOD last 3 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Chapter 13 discharge prior to closing. *Expanded BK guidelines with 0x30 mortgage, Chapter 7 discharge >1 day (refis only).*
EXCELLENT MORTGAGE HISTORY 2x30 on mortgages within last 12 months. No foreclosure/NOD last 2 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Open Chapter 13 considered. *Expanded BK guidelines with 1x30 mortgage, Chapter 7 discharge >1 day (refis only).*
GOOD MORTGAGE HISTORY 0x60 on mortgages within last 12 months. No foreclosure/NOD last 2 years. *If mtge history(s) for the past 12 mos is 0x30, the foreclosure/NOD and Ch 13 filing date lookback period will be lowered to 18 m*	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Open Chapter 13 considered. *Expanded BK guidelines with 2x30 mortgage, Chapter 7 discharge >1 day (refis only).*
GOOD MORTGAGE HISTORY Up to 1x60 within last 12 months (no rolling). No foreclosure/NOD last 18 months. *If mtge hist for the past 12 mos is 0x30, the foreclosure/NOD and Ch 13 filing date lookback period will be lowered to 12*	**MINIMUM 1 YEAR OLD** Chapter 7 discharge or Chapter 13 filing. Open Chapter 13 considered. *Expanded BK guidelines with 3x30 mortgage, Chapter 7 discharge >1 day (refis only).*
FAIR MORTGAGE HISTORY 1x90 on mortgages within last 12 months. No foreclosure/NOD last 12 months.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.
POOR MORTGAGE HISTORY 1x120 on mortgages within last 12 months. Mortgage not in foreclosure.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.
POOR MORTGAGE HISTORY Open foreclosures considered case-by-case.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.

*** LTVs with asterisks are for refis only. Maximum CLTV for purchases is 95% CLTV. All purchases >90% LTV require a min score of 620 for FIC, 700 for NIC/LIC, otherwise, max LTV is 90%. First Time Homebuyers require 660 score, FIC only, 1-2 fams, condos.**

DTI's: For LTV's > 80% and/or total gross income less than $25K/yr ($2083/mth), max DTI is 50% for programs A+ to D2. Exception to 55% DTI available up to 100% LTV with $3000 in gross disposable income (allowed for both 1st's and 2nd's).

**** When using Expanded BK guidelines in programs A1 - B2, the mortgage on the subject property must have been opened prior to the Ch. 7 filing and must meet DFC's foreclosure/NOD restrictions for that program.**

States DFC Not Lending In: AK, HI, IA, MS, ND, SD, WV.

The Originator uses these categories and characteristics as guidelines only.  On a case-by-case basis, the Originator may determine that the prospective borrower warrants an exception from the guidelines if sufficient compensating factors exist.  Examples of compensating factors the Originator considers include the following: low debt ratio, long-term stability of employment and/or residence, excellent payment history on past mortgages or a significant reduction in monthly expenses.

The mortgage loans originated by the Originator generally have amortization schedules ranging from five years to 30 years, and bear interest at fixed rates and require equal monthly payments, which are due as of a scheduled day of each month.  The adjustable-rate loans originated by the Originator generally contain features where rates are fixed for some period of time (two to three years) and then adjust every six months thereafter.  Additionally, the Originator offers products which have a fixed rate throughout its term, and a thirty year maturity without a balloon payment that is comprised of a fixed monthly payment based on either a forty-year or a fifty-year amortization during the first ten years of such loan’s term and a fixed monthly payment based on a twenty year amortization during the next twenty years of such loan’s term.  Substantially all of the Originator’s mortgage loans are fully amortizing loans.  The principal amounts of the loans originated by the Originator generally range from $40,000 to $800,000, however, the Originator will consider loans of up to $1.2 million.  The Originator will lend up to 100% of the combined LTV ratio.  The Originator’s loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner.  It is the Originator’s policy not to accept commercial properties or unimproved land as collateral.  However, the Originator will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and the Originator will accept small multifamily properties of five to eight units, both at reduced LTV ratios.  The Originator does not originate loans where any senior mortgage contains an open-end advance, negative amortization or shared appreciation provisions – all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined LTV, and increasing the risk of the loan.

Documentation and Review.  The Origintor’s mortgage loan programs include a full income verification program, a limited income verification program, a no income verification program for self-employed borrowers and a stated income program.

The Originator requires that borrowers’ total monthly debt obligations – which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness – generally be 50% or less of the borrower’s monthly gross income.  Some of the Originator’s borrowers will qualify using its maximum debt-to-income ratio of 55%.  For loans to borrowers who are salaried employees, the Originator requires current employment information in addition to employment history.  The Originator verifies this information based on one or more of the following items: written confirmation from employers, recent pay-stub, recent W-2 tax form, recent tax return, bank statements and telephone confirmation from the employer.  For the limited income verification program, the Originator requires either six months of bank statements or a job letter to be submitted which contains substantially the same information one would find on a standard verification of employment form, including job position, length of time on job, current salary and the job letter should appear on the employer’s letterhead and include the telephone number and signature of the individual completing the letter on behalf of the employer.

For the no income verification program, the Originator requires proof of self-employment in the same business for two years.  The Originator only offers its stated income program, which represents a very small percentage of its loans, for better credit quality borrowers where telephone verification is performed by an underwriter to verify that the borrower is employed.  The Originator generally requires lower combined LTV ratios with respect to loans made under programs other than the full documentation program.

The Originator assesses a borrower’s creditworthiness primarily based on the borrower’s mortgage history and credit score, and the Originator generally adjusts its pricing and LTV ratios based on many other risk parameters.  The Originator’s borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation generally required by traditional lenders, and/or (c) collateral types against which traditional lenders generally will not lend.  Qualification for a loan is based primarily upon the Originator’s risk-based pricing model and guidelines, which it has developed over a 25-year history and its extensive database of prior loan performance.  Because there are compelling circumstances with some borrowers, the Originator employs experienced non-conforming mortgage loan underwriters to review the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner.  An applicant’s credit record will often be impaired by personal circumstances, including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

As of December 31, 2006, the Originator had a staff of 92 underwriters with an average of nine years of non-conforming lending experience and six years working for the Originator.  All underwriting functions for broker originations are conducted in the Originator’s Woodbury, New York headquarters and its regional offices in Jacksonville, Florida and Dallas, Texas.  All underwriting functions for retail originations are conducted in the Originator’s Cincinnati, Ohio retail underwriting ‘‘hub,’’ its Phoenix, Arizona regional office and its Woodbury, New York headquarters.  The Originator does not delegate underwriting authority to any third party.  The Originator’s underwriting department functions independently of its business development and sales departments and does not report to any individual directly involved in the sales origination process.  The Originator’s underwriters are trained to review all components of the loan to determine its compliance with underwriting guidelines.

As the underwriting department employs underwriters with different levels of experience and seniority, the Originator has instituted underwriting internal controls that limit approval authority by underwriting position.  These limits are based on maximum loan amount and LTV ratios, ensuring that loans at the highest dollar or LTV-limits offered by the Originator are reviewed and approved only by the underwriting department’s most senior members.  Also, for all files initially reviewed by lower level underwriters, a second review of the file is performed by a more senior underwriter prior to closing the loan.

Appraisals; Insured AVMs and Quality Control.  The Originator underwrites every loan submitted by thoroughly reviewing credit and by performing the following: (i) a separate appraisal review is conducted by the Originator’s underwriter and/or appraisal review department, except where an appraisal is centrally ordered by the Originator or an Insured AVM is utilized; and (ii) a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

When the Originator utilizes appraisals, it requires that they be performed by third-party, fee-based appraisers and to conform generally to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals.  Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.  The Originator performs an appraisal review on each loan prior to closing on appraisals that were not centrally ordered.  The Originator does not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals.  As such, in addition to reviewing each of these appraisals for accuracy, the Originator accesses alternate sources to validate sales used in the appraisals to determine market value.  These sources include: (i) Multiple Listing Services; (ii) assessment and sales services, such as Comps, Inc., Pace and RealQuest; (iii) on-line Internet services, such as Realtor.com; and (iv) other sources for verification, including broker price opinions and market analyses by local real estate agents.

For quality control purposes, using the criteria that the Originator has developed over time, it actively tracks and grades all appraisers from whom it accepts appraisals.  The Originator does not accept work from appraisers who have not conformed to its review standards.

When certain underwriting criteria have been met, the Originator may utilize an Insured AVM in lieu of an appraisal for certain originations.  If a borrower has a 620 or higher credit score, the property is either one-family or condominium and the loan amount is $500,000 or less, the Originator may utilize an Insured AVM in lieu of an appraisal, as described below.  An Insured AVM is the coupling of a third party valuation estimate and insurance on that value.  The third-party automated valuation models (“AVM”) providers have created computer programs that use relevant real estate information, such as sales prices, property characteristics and demographics, to calculate a value for a specific property.  Public records are the primary data source for an Insured AVM, and the quality of the values that they generate varies depending upon the data they use and their design.  AVMs are complex programs incorporating a variety of forecasting techniques including linear regression, expert systems, neural networks, artificial intelligence and other methodologies.  The different methodologies, algorithms, and variables used by the third-party AVM providers may vary greatly and affect their reliability and accuracy.

Once an acceptable AVM has been generated, the Originator will order a property condition report through the third-party AVM provider.  One of the weaknesses in using an AVM to value a property is the lack of a physical exterior or interior inspection of the property.  To mitigate some of this inherent weakness, the Originator requires a property condition report for each AVM considered for use.  A property condition report is a limited physical external inspection of the property.  The primary benefit of using AVMs is that they substantially reduce the time to complete a value estimate on a property.

At the closing of the loan, the Originator purchases insurance from a company that meets its minimum requirements (i.e. A.M. Best Rating of A+) that will insure the value of the property.  In the event the borrower defaults upon their loan, resulting in the liquidation of the property, the insurance company may have to pay a portion of any losses incurred.  A retroactive appraisal is performed as of the original valuation date when a loss arises involving an Insured AVM.  If the Insured AVM value is found to exceed the appraisal value by more than a specific tolerance percentage (i.e., 10%), the insurer must reimburse us for the losses incurred from the disposal of the property or for the difference in values, whichever is less, plus certain other expenses.

For quality control purposes, the Originator performs post-funding reviews on Insured AVMs, similar to its appraisal post-funding reviews.

After completing the underwriting and processing of a brokered loan, the Originator schedules the closing of the loan with an approved closing attorney or settlement agent.  The Originator holds the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and the Originator’s operating procedures.  The Originator also requires title insurance that insures its interest as a lender, and evidence of adequate homeowner’s insurance naming the Originator or its servicing agent as an additional insured party on all loans.

The Originator performs a post-funding quality control review to monitor and evaluate its loan origination policies and procedures.  The quality control department is separate from the underwriting department and reports directly to a member of senior management.

The Originator’s quality control department samples at least 10% of all loan originations and performs a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis.  On a daily basis, should the need arise, the manager of quality control underwriting will notify senior management of any critical loan findings.  The sample of loans reviewed is selected in the following manner: (i) all early default payments and customer complaints; (ii) at least 5% of all funded loans each month are selected on a random basis; and (iii) targets, which may be based on sources of business (both internal branches/teams and external brokers, areas or other third parties) or products (perceived riskier products and newly offered products).

If any discrepancies are discovered during the review process, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions.  Discrepancies noted by the review are analyzed and corrective actions are instituted.  A typical quality control underwriting review currently includes: (i) re-verifying the credit report; (ii) reviewing loan applications for completeness, signature, and consistency with other processing documents; (iii) obtaining new written and/or verbal verification of income and employment from employer; (iv) obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary; (v) obtaining a new verification of value and/or photo for each property; and (vi) analyzing the underwriting and program selection decisions.

The Originator updates the quality control process from time to time as its policies and procedures change.

Click & Close® (“C&C). C&C is a proprietary web-based system that the Origiantor developed internally to streamline and integrate its origination process.  C&C opens an online channel of communications between the Originator, brokers, borrowers and a wide range of other mortgage information sources.  C&C includes an integrated imaging system that reduces paper flow and allows loans to be handled simultaneously by multiple employees in the originations process.  The Originator currently uses C&C to automate and facilitate many of its origination processes, including but not limited to: (i) logging in and tracking applications in the retail and wholesale channels; (ii) increasing the amount of internal loan origination processes that can be handled electronically, which reduces paper flow between account managers, mortgage analysts, loan processors and underwriters; (iii) generating pre-approvals utilizing our risk-based pricing model; (iv) generating stipulation sheets, preliminary disclosures and other documents; and (v) easy, real time supervisory oversight to ensure all applications are being worked on in a timely manner.

The Originator continues to improve C&C to further streamline its processes and to reduce the paper flow required throughout the mortgage origination process.  The Originator’s goal is to become paperless and, ultimately, lower its cost to originate.

Recent Events

On August 16, Delta Financial filed a Form 8-K regarding agreements entered into providing for an aggregate of $70.0 million in capital, consisting of a $60.0 million repurchase financing facility and the issuance of $10.0 million in principal amount of convertible notes. Delta Funding Corporation and Renaissance REIT Invesment Corp. have entered into a repurchase facility with an affiliate of Angelo, Gordon & Co. (“Angelo Gordon”). Delta Financial has irrevocably and unconditionally guaranteed the payment obligations of its affliates under the repurchase facility in which cash flows from securitization related certificates are expected to be applied to pay down the principal. In connection with this transaction, Delta Financial has also issued $10 million in aggregate principal amount of convertible notes to certain other investors. Upon the occurrence of certain events, the notes convert into common stock at a conversion price of $5 per share. If the convertible notes do not convert and are redeemed at the option of the investors, the principal amount of the repurchase facility will be reduced from $60 million to $50 million.

On August 27, 2007, Delta Financial filed a Form 8-K in which it disclosed that it would not declare a dividend on its common stock during the third quarter of 2007 and that it would monitor market conditions and its financial performance to determine if and when it may be appropriate to declare and pay a dividend in the future.

The Servicer

Ocwen Loan Servicing, LLC

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida.  Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida.  OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of March 31, 2007, OCN had approximately $1.951 billion in assets, including $163.3 million of cash, approximately $1.379 billion in liabilities and approximately $569.9 million in equity.  For the quarter ended March 31, 2007, OCN’s net income was approximately $12.4 million, as compared to approximately $16.5 million reported for the first quarter of 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings.  Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc.  On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.”  Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices.  To date, no such lawsuit has been certified by any court as a class action.  On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled:  Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604.  Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits.  Ocwen is also subject to various other routine pending litigation in the ordinary course of its business.  While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the Mortgage Loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen.  The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices.  Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive.  Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS.  Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations.  Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non prime mortgage loans since 1994.  Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States.  OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India.  Ocwen specializes in the management of sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets.  Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of March 31, 2007, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $55.2 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations.  The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of March 31, 2007

$30,551,242	$28,367,753	$37,424,696	$40,090,377	$42,886,857

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.  Ocwen’s portfolio may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.  The actual delinquency experience with respect to the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2004				As of December 31, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	304,153	$37,424,696	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$1,127,427	4.73%	3.97%	15,854	$1,678,284	5.21%	4.48%
60-89 days	5,066	$515,826	2.13%	1.82%	7,701	$773,139	2.53%	2.07%
90 days or more	26,459	$2,545,313	11.12%	8.97%	34,669	$3,336,423	11.40%	8.92%
Total Delinquent Loans	42,776	$4,188,567	17.97%	14.77%	58,224	$5,787,845	19.14%	15.47%
Loans in Foreclosure(2)	9,599	$975,961	4.03%	3.44%	9,057	$924,118	2.98%	2.47%

	As of December 31, 2006				As of March 31, 2007
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	309,189	$40,090,377	100.00%	100.00%	309,143	$42,886,857	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,982	$1,976,214	5.17%	4.93%	14,632	$1,983,642	4.73%	4.63%
60-89 days	9,194	$1,155,946	2.97%	2.88%	8,685	$1,213,380	2.81%	2.83%
90 days or more	42,999	$5,029,667	13.91%	12.55%	45,748	$5,816,952	14.80%	13.56%
Total Delinquent Loans	68,175	$8,161,827	22.05%	20.36%	69,065	$9,013,974	22.34%	21.02%
Loans in Foreclosure(2)	13,385	$1,869,113	4.33%	4.66%	13,320	$2,104,118	4.31%	4.91%

(1) Includes 22,296 loans totaling $2,436,470 for March 31, 2007, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of March 31, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	237,985	$28,367,753	304,153	$37,424,696	309,189	$40,090,377	309,143	$42,886,857
Foreclosed Loans(1)	4,858	$439,890	4,475	$390,412	6,184	$679,960	7,089	$857,460
Foreclosure Ratio(2)	2.04%	1.55%	1.47%	1.04%	2.00%	1.70%	2.29%	2.00%

(1) For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)    The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007

Total Portfolio(1)	$28,367,753	$37,424,696	$40,090,377	$42,886,857
Net Gains/(Losses)(2)(3)	$(348,145)	$(406,451)	$(443,631)	$(533,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.23)%	(1.09)%	(1.11)%	(1.24)%

(1) “Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)    “Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($157,379) as of March 31, 2007 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default.  In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”).  Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property.  Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process.  On a monthly basis, borrowers are mailed their monthly statement in advance of the due date.  All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner.  The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options.  On a monthly basis the delinquency status is determined for each mortgage loan.  A collector then calls the borrower to make payment arrangements.  If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity.  Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow.  If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances.  A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate.  Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel.  These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

The Master Servicer, Securities Administrator and Custodian

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains its principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the Servicer.  The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against the Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, payment calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank will be responsible for the preparation of all tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank will also act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Depositor or an affiliate of the Depositor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms any the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the Pooling and Servicing Agreement, the Master Servicer’s and Securities Administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a note register; (iii) to calculate and make the required distributions to Certificateholders on each Distribution Date; (iv) to prepare and make available to Certificateholders the monthly distribution reports and any other reports required to be delivered by the Securities Administrator; (v) to send a notice to holders of a class of Offered Certificates when the remaining Certificate Principal Balance of such class of Certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the Trust and (vii) to communicate with investors and rating agencies with respect to the Offered Certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the Securities Administrator will be able to rely on the monthly loan information provided to it by the Servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

The Depositor

The Depositor is a limited purpose, finance subsidiary of the Seller.  The Depositor was incorporated in the State of Delaware in November 2001.  The Depositor does not have, and is not expected to have in the future, any significant assets.  The Depositor’s headquarters are located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797.  Its telephone number is (516) 364-8500.

The Depositor has been engaged in the securitization of mortgage loans since its formation in 2001.  The Depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans.  The Depositor acquires mortgage loans and other assets for inclusion in securitizations from the Sponsor.

The certificate of formation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After issuance and registration of the Offered Certificates, the Depositor will have no duties or responsibilities with respect to the Mortgage Loans or the Offered Certificates, other than to arrange for derivative instruments or replacement instruments to be included in the Trust, to appoint replacements to certain transaction participants, to provide notices to certain parties under the transaction agreements, to execute any required reports and filings under the Securities Exchange Act of 1934, as amended, or to provide requested information to the various transaction participants.

The Issuing Entity

Renaissance Home Equity Loan Trust 2007-3 will be a New York common law trust established pursuant to the Pooling and Servicing Agreement.  The Issuing Entity will not own any assets other than the Mortgage Loans and the other assets described under “The Pooling and Servicing Agreement—General.”  The Issuing Entity will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement.  The Issuing Entity will not have any directors, officers, or other employees.  No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, and the Issuing Entity will not have any other capital.  The fiscal year end of the Issuing Entity will be December 31.  The Issuing Entity will act through the parties to the Pooling and Servicing Agreement.

The Trustee

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the Trustee under the Pooling and Servicing Agreement.  The Trustee will be paid an annual fee by the Master Servicer from its master servicing fee.  The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, or at such other addresses as the Trustee may designate from time to time.  The Trustee may have banking relationships with the Seller, the Master Servicer, the Securities Administrator and the Servicer.  The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.  Except for providing the information set forth in this section, the Trustee has not participated in the preparation of this free writing prospectus and has assumed no responsibility for its contents.

HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Seller

Delta Funding Corporation will sell the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.  In addition, the Seller will retain the Class C, Class P and Residual Certificates as partial consideration for the sale of the Mortgage Loans.

Prepayment and Yield Considerations

General

The rate of principal distributions on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related primarily to the rate and timing of payments of principal on the Mortgage Loans in the related Statistic Calculation Loan Group, in the case of the Senior Certificates, and both Loan Groups, in the case of the Mezzanine Certificates.  The rate of principal payments on the Mortgage Loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Servicer or the majority holder of the Class C Certificates.  The Mortgage Loans may be prepaid by the mortgagors at any time.  However, a majority of the Mortgage Loans are subject to a prepayment charge existing during the first three years after origination of the Mortgage Loan.

The Pass-Through Rates

The Pass-Through Rate for each class of Offered Certificates is subject to a limit.  The Pass-Through Rate on any Distribution Date for any class of Group I Certificates is equal to the least of (i) the sum of one-month LIBOR plus the applicable certificate margin, (ii) 14.00% per annum and (iii) the related Net WAC Rate.  The Pass-Through Rate on any Distribution Date for any class of Group II Certificates and the Mezzanine Certificates is equal to the lesser of (i) the applicable fixed rate per annum and (ii) the related Net WAC Rate.  All of the Loan Rates on the Group II Mortgage Loans are fixed for the lives of the Mortgage Loans.  If Mortgage Loans with higher Loan Rates prepay at rates faster than Mortgage Loans with lower Loan Rates, the related Net WAC Rate would be lower than otherwise would be the case.  Although the holders of the Offered Certificates will be entitled to receive the Basis Risk Shortfall Amount to the extent funds are available for that purpose as described under “Description of the Certificates—Distribution Priorities,” there is no assurance that sufficient funds for such payments will be available.  The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

In addition to the application of the related Net WAC Rate, the yield to investors in the Group I Certificates will also be sensitive to, among other things, the levels of the loan index on the ARMs and the level of one-month LIBOR.  All of the Statistic Calculation Mortgage Loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed Loan Rates for 24 months or 36 months, respectively, after origination.  Although each of the ARMs bears interest at an adjustable-rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap.  If the loan index increases substantially between Adjustment Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the loan index plus the related Gross Margin due to the constraint of the caps.  In this event, the related Loan Rate will be less than would have been the case in the absence of the caps.  In addition, the Loan Rate applicable to any Adjustment Date will be based on the loan index related to the Adjustment Date.  Thus, if the value of the loan index with respect to an ARM rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the related Net WAC Rate.  Furthermore, ARMS that have not reached their initial Adjustment Date are more likely to be subject to the applicable periodic rate cap on their initial Adjustment Date.  See “Description of the Mortgage Loans” in this free writing prospectus.

Although the Loan Rates on the ARMs are subject to adjustment, the Loan Rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index.  Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates.  It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the Group I Certificates.

On any Distribution Date, any shortfalls resulting from the application of the SCRA or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Class Monthly Interest Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.  The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the Offered Certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.  See “Risk Factors—Prepayment Interest Shortfalls and Relief Act Shortfalls” in this prospectus supplement.

Mezzanine Certificates

The Mezzanine Certificates provide credit enhancement for the Senior Certificates and will absorb losses on the Mortgage Loans in both Loan Groups prior to the Senior Certificates.  The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates, in the order of their relative distribution priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans.  If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Mezzanine Certificate, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption.  Realized losses on the Mortgage Loans will reduce the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding beginning with the lowest relative distributions priority if, following all payments on a Distribution Date, the aggregate of the Certificate Principal Balances of all classes of the Offered Certificates exceeds the Pool Balance.  As a result of these reductions, less interest will accrue on the Mezzanine Certificates than otherwise would be the case.

The Basic Principal Amount includes the net proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan.  If the net proceeds are less than the unpaid Principal Balance of the Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Certificate Principal Balance of the Offered Certificates, thus reducing the Overcollateralization Amount.  If this difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Mezzanine Certificates then outstanding with the lowest relative distribution priority will bear the resulting realized loss.  In addition, the Mezzanine Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Delinquency Event, unless all of the Offered Certificates with a higher relative distribution priority have been paid in full.

For all purposes, the Class M-9 Certificates will have the lowest distribution priority of any class of Mezzanine Certificates.

Principal Distribution Features of the Class AF-6 Certificates

Investors in the Class AF-6 Certificates should be aware that the Class AF-6 Certificates generally do not receive any portion of principal payments on the Mortgage Loans prior to the Distribution Date occurring in September 2010; thereafter, they will receive an increasing percentage of their pro rata share of principal distributable to the Class AF Certificates based on a schedule described under “Description of the Certificates—Glossary.”  This percentage will, on and after the Distribution Date in September 2014, exceed their pro rata share of principal.  As a result, the weighted average life of the Class AF-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class AF-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Certificates.

Prepayment Considerations

Prepayments, liquidations and purchases of the Mortgage Loans, including any optional purchase by the majority holder of the Class C Certificates of a Mortgage Loan that is 90 days or more delinquent and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described in this free writing prospectus and subject to certain limitations, will result in distributions on the Offered Certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of distributions on that class is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.

Holders of the Offered Certificates should consider, in the case of any Offered Certificates purchased at a discount, and particularly the Mezzanine Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield.  The timing of losses on the Mortgage Loans also will affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

The rate of prepayment on the Mortgage Loans cannot be predicted.  The Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans.  The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans.  The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the Mortgage Loans.  As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles.  Substantially all of the Mortgage Loans contain “due-on-sale” provisions and the Servicer is required by the Pooling and Servicing Agreement to enforce these provisions, unless enforcement is not permitted by applicable law.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Mortgage Loan.  Approximately 64.23% of the Statistic Calculation Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related Mortgage Note at origination.  Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus.

The rate of prepayments on the Group II Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level.  When the market interest rate is below the applicable Loan Rate, mortgagors may have an increased incentive to refinance their mortgage loans.  Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.

In addition, the Group I Mortgage Loans, may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to “lock in” a lower fixed interest rate.  The 2/28 Loans and 3/27 Loans may become subject to higher prepayment rates as these Mortgage Loans near their respective Initial Adjustment Dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the Loan Rates, as the borrowers attempt to avoid increases in their monthly payments.  However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

In addition to the foregoing factors affecting the weighted average lives of the Offered Certificates, in order to maintain the Required Overcollateralization Amount, Excess Interest would be used to distribute principal on the Offered Certificates and would result in acceleration of the amortization of the Offered Certificates then entitled to principal distributions, relative to the amortization of the related Mortgage Loans.  Overcollateralization means the excess of the Pool Balance over the aggregate Certificate Principal Balance of the Offered Certificates.  It is a condition to the issuance of the Offered Certificates on the Closing Date that the initial required level of overcollateralization be met.  No additional overcollateralization will be created except to the extent necessary to return the level to its required amount.

Final Stated Maturity Date

The final scheduled Distribution Date for each class of Offered Certificates is the Distribution Date in September 2037.  The final scheduled Distribution Date for the Offered Certificates is one month following the maturity date of the latest maturing Statistic Calculation Mortgage Loan.  As to each class of Offered Certificates, the actual final Distribution Date may be earlier, and is expected to be significantly earlier, than the final scheduled Distribution Date.

Distribution Delay Feature of Group II Certificates and Mezzanine Certificates

The effective yield on the Group II Certificates and Mezzanine Certificates will be lower than the yield otherwise produced by the Pass-Through Rate for each class and the purchase price of those Certificates because distributions will not be made to the Certificateholders until the 25th day or following business day of the month following the month of accrual, without any additional payment of interest or earnings in respect of the delay.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal on the Mortgage Loans will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par.  The effect on an investor’s yield due to principal payments on the Mortgage Loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments.  The weighted average lives of the Offered Certificates also will be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Offered Certificate is repaid.  The weighted average life of any class of Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this free writing prospectus (the “Prepayment Assumption”) represents an assumed rate of prepayment each month relative to the then outstanding Pool Balance for the life of the Mortgage Loans.  With respect to the Group I Mortgage Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate (“CPR”), of 28% per annum of the outstanding Principal Balance of the ARMs in each month of the life of such Mortgage Loans.  With respect to the Group II Mortgage Loans, 100% of the Prepayment Assumption assumes a prepayment rate of 23% home equity prepayment assumption (“HEP”).  A 23% HEP assumes a CPR of 2.3% of the then outstanding Principal Balance of the Mortgage Loans in the first month and an additional 2.3% CPR in each month thereafter up to the tenth month.  Beginning in the tenth month and thereafter, a 23% HEP assumes a 23% CPR.  As used in the Prepayment Scenarios table below, 50% of the Prepayment Assumption assumes prepayment rates equal to 50% of the applicable Prepayment Assumption.  Correspondingly, 150% of the Prepayment Assumption assumes prepayment rates equal to 150% of the applicable Prepayment Assumption, and so forth.

Neither Prepayment Assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The tables set forth under the heading “—Decrement Tables” reflect various combinations of the Prepayment Assumptions for the Fixed-Rate Mortgage Loans and the ARMs.  For purposes of the decrement tables, the following prepayment scenarios were used:

	Prepayment Scenarios
Type of Loans	I	II	III	IV	V
Group I Mortgage Loans	50%	75%	100%	125%	150%
Group II Mortgage Loans	50%	75%	100%	125%	150%

Structuring Assumptions

The decrement tables below are based on the following assumptions (the “Structuring Assumptions”):

(1)    the Mortgage Loans consist of pools of loans with the level-pay characteristics set forth in Annex II;

(2)    the Closing Date is September 14, 2007;

(3)    distributions on the Offered Certificates are made on the 25th day of each month regardless of the date on which the Distribution Date actually occurs, commencing in September 2007, and are made in accordance with the priorities described in this free writing prospectus;

(4)    the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely paid on the first day of each Due Period, with no delinquencies or defaults, commencing on September 1, 2007;

(5)    all prepayments on the Mortgage Loans are prepayments in full with 30 days of accrued interest, received on the last day of the related Prepayment Period, commencing in August 2007;

(6)    the Mortgage Loans prepay in accordance with the applicable Prepayment Scenario;

(7)    the optional termination is not exercised except with respect to the row captioned “Weighted Average Life (years) to Optional Termination” in the decrement tables below;

(8)    one-month LIBOR remains constant at 5.5000% and six-month LIBOR is 5.3731% on each Adjustment Date;

(9)    all of the ARMs adjust based off of a six-month LIBOR index every six months after their respective initial Adjustment Dates;

(10)    the Master Servicing Fee Rate is 0.0095% per annum and the Servicing Fee Rate is 0.50% per annum;

(11)    the Fixed Swap Payment is calculated as described under “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider” and no Swap Termination Payment is made; and

(12)    for each of the Stepped Fixed Rate Mortgage Loans set forth in Annex II, the monthly payment amount is based on a forty-year amortization term or fifty-year amortization term, as applicable, during the first ten years of the loan and a twenty-year amortization term during the remaining twenty years of the loan.

Decrement Tables

Subject to the foregoing discussion and the Structuring Assumptions, the following tables set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the Distribution Dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.  In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	73	60	47	34	22
August 25, 2009	50	29	10	0	0
August 25, 2010	30	4	0	0	0
August 25, 2011	13	0	0	0	0
August 25, 2012	0	0	0	0	0
August 25, 2013	0	0	0	0	0
August 25, 2014	0	0	0	0	0
August 25, 2015	0	0	0	0	0
August 25, 2016	0	0	0	0	0
August 25, 2017	0	0	0	0	0
August 25, 2018	0	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	2.14	1.39	1.00	0.76	0.60
Weighted Average Life (years) to Optional Redemption(2)(3)	2.14	1.39	1.00	0.76	0.60
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	76	30
August 25, 2010	100	100	48	0	0
August 25, 2011	100	56	0	0	0
August 25, 2012	97	11	0	0	0
August 25, 2013	60	0	0	0	0
August 25, 2014	29	0	0	0	0
August 25, 2015	2	0	0	0	0
August 25, 2016	0	0	0	0	0
August 25, 2017	0	0	0	0	0
August 25, 2018	0	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	6.36	4.15	3.00	2.29	1.82
Weighted Average Life (years) to Optional Redemption(2)(3)	6.36	4.15	3.00	2.29	1.82
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	97	69
August 25, 2011	100	100	94	63	69
August 25, 2012	100	100	67	40	23
August 25, 2013	100	84	48	26	13
August 25, 2014	100	66	34	17	8
August 25, 2015	100	51	24	11	4
August 25, 2016	86	40	17	7	2
August 25, 2017	73	31	12	4	1
August 25, 2018	62	24	9	3	1
August 25, 2019	52	19	6	2	*
August 25, 2020	44	15	4	1	0
August 25, 2021	37	11	3	1	0
August 25, 2022	31	9	2	*	0
August 25, 2023	26	7	2	0	0
August 25, 2024	22	5	1	0	0
August 25, 2025	18	4	1	0	0
August 25, 2026	15	3	0	0	0
August 25, 2027	12	2	0	0	0
August 25, 2028	10	2	0	0	0
August 25, 2029	8	1	0	0	0
August 25, 2030	6	1	0	0	0
August 25, 2031	5	0	0	0	0
August 25, 2032	4	0	0	0	0
August 25, 2033	3	0	0	0	0
August 25, 2034	2	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	13.63	9.24	6.75	5.32	4.55
Weighted Average Life (years) to Optional Redemption(2)(3)	12.57	8.47	6.19	4.91	4.25
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	74	62	50	38	26
August 25, 2009	42	18	0	0	0
August 25, 2010	14	0	0	0	0
August 25, 2011	0	0	0	0	0
August 25, 2012	0	0	0	0	0
August 25, 2013	0	0	0	0	0
August 25, 2014	0	0	0	0	0
August 25, 2015	0	0	0	0	0
August 25, 2016	0	0	0	0	0
August 25, 2017	0	0	0	0	0
August 25, 2018	0	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	1.79	1.27	1.00	0.84	0.72
Weighted Average Life (years) to Optional Redemption(2)(3)	1.79	1.27	1.00	0.84	0.72
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	54	0	0
August 25, 2010	100	0	0	0	0
August 25, 2011	31	0	0	0	0
August 25, 2012	0	0	0	0	0
August 25, 2013	0	0	0	0	0
August 25, 2014	0	0	0	0	0
August 25, 2015	0	0	0	0	0
August 25, 2016	0	0	0	0	0
August 25, 2017	0	0	0	0	0
August 25, 2018	0	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	3.88	2.62	2.00	1.62	1.37
Weighted Average Life (years) to Optional Redemption(2)(3)	3.88	2.62	2.00	1.62	1.37
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	72	35
August 25, 2010	100	88	35	0	0
August 25, 2011	100	45	14	0	0
August 25, 2012	71	24	0	0	0
August 25, 2013	49	10	0	0	0
August 25, 2014	36	0	0	0	0
August 25, 2015	30	0	0	0	0
August 25, 2016	23	0	0	0	0
August 25, 2017	16	0	0	0	0
August 25, 2018	8	0	0	0	0
August 25, 2019	1	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	6.83	4.17	3.00	2.24	1.87
Weighted Average Life (years) to Optional Redemption(2)(3)	6.83	4.17	3.00	2.24	1.87

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios
	Class AF-4 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	6	0
August 25, 2011	100	100	100	0	0
August 25, 2012	100	100	48	0	0
August 25, 2013	100	100	0	0	0
August 25, 2014	100	87	0	0	0
August 25, 2015	100	61	0	0	0
August 25, 2016	100	16	0	0	0
August 25, 2017	100	0	0	0	0
August 25, 2018	100	0	0	0	0
August 25, 2019	100	0	0	0	0
August 25, 2020	49	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
August 25, 2027	0	0	0	0	0
August 25, 2028	0	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	12.99	8.17	5.00	2.97	2.41
Weighted Average Life (years) to Optional Redemption(2)(3)	12.99	8.17	5.00	2.97	2.41

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-5 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	0
August 25, 2011	100	100	100	95	0
August 25, 2012	100	100	100	52	0
August 25, 2013	100	100	84	32	0
August 25, 2014	100	100	64	23	0
August 25, 2015	100	100	63	23	0
August 25, 2016	100	100	55	23	0
August 25, 2017	100	90	45	20	0
August 25, 2018	100	75	35	15	0
August 25, 2019	100	62	27	11	0
August 25, 2020	100	50	20	7	0
August 25, 2021	99	40	15	3	0
August 25, 2022	86	32	11	0	0
August 25, 2023	73	26	8	0	0
August 25, 2024	62	21	5	0	0
August 25, 2025	53	16	2	0	0
August 25, 2026	44	13	0	0	0
August 25, 2027	37	10	0	0	0
August 25, 2028	30	7	0	0	0
August 25, 2029	25	4	0	0	0
August 25, 2030	20	1	0	0	0
August 25, 2031	15	0	0	0	0
August 25, 2032	12	0	0	0	0
August 25, 2033	9	0	0	0	0
August 25, 2034	4	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	19.17	13.96	9.86	6.53	2.72
Weighted Average Life (years) to Optional Redemption(2)(3)	15.97	11.16	7.69	5.35	2.72

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-6 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	91	87	90	98	100
August 25, 2012	82	80	80	84	92
August 25, 2013	71	68	64	63	60
August 25, 2014	62	55	49	45	39
August 25, 2015	41	30	23	25	25
August 25, 2016	27	16	10	10	16
August 25, 2017	18	9	4	3	10
August 25, 2018	11	4	2	1	5
August 25, 2019	7	2	1	*	1
August 25, 2020	4	1	*	*	0
August 25, 2021	3	1	*	*	0
August 25, 2022	2	*	*	0	0
August 25, 2023	1	*	*	0	0
August 25, 2024	1	*	*	0	0
August 25, 2025	*	*	*	0	0
August 25, 2026	*	*	0	0	0
August 25, 2027	*	*	0	0	0
August 25, 2028	*	*	0	0	0
August 25, 2029	*	*	0	0	0
August 25, 2030	*	*	0	0	0
August 25, 2031	*	0	0	0	0
August 25, 2032	*	0	0	0	0
August 25, 2033	*	0	0	0	0
August 25, 2034	*	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	7.68	6.98	6.70	6.76	6.97
Weighted Average Life (years) to Optional Redemption(2)(3)	7.66	6.93	6.54	6.06	5.42

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios
	Class M-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	100
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	4
August 25, 2017	54	28	14	6	3
August 25, 2018	46	22	10	4	0
August 25, 2019	40	18	8	3	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	4	0	0
August 25, 2022	25	9	3	0	0
August 25, 2023	21	7	1	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	5	0	0	0
August 25, 2026	13	4	0	0	0
August 25, 2027	10	3	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	4	0	0	0	0
August 25, 2032	3	0	0	0	0
August 25, 2033	2	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.92	8.41	6.35	5.33	5.13
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.73	4.83	4.72

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	100
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	4
August 25, 2017	54	28	14	6	3
August 25, 2018	46	22	10	4	0
August 25, 2019	40	18	8	3	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	4	0	0
August 25, 2022	25	9	3	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	5	0	0	0
August 25, 2026	13	4	0	0	0
August 25, 2027	10	3	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	4	0	0	0	0
August 25, 2032	3	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.91	8.40	6.34	5.29	4.95
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.73	4.79	4.55

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	52
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	4
August 25, 2017	54	28	14	6	1
August 25, 2018	46	22	10	4	0
August 25, 2019	40	18	8	2	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	4	0	0
August 25, 2022	25	9	2	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	5	0	0	0
August 25, 2026	13	3	0	0	0
August 25, 2027	10	1	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	4	0	0	0	0
August 25, 2032	2	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.90	8.38	6.32	5.21	4.74
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.73	4.73	4.35
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-4 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	4
August 25, 2017	54	28	14	6	0
August 25, 2018	46	22	10	4	0
August 25, 2019	40	18	8	0	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	4	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	5	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	4	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.87	8.35	6.29	5.14	4.56
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.68	4.19

_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-5 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	3
August 25, 2017	54	28	14	6	0
August 25, 2018	46	22	10	3	0
August 25, 2019	40	18	8	0	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	1	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	3	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	2	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.85	8.32	6.27	5.12	4.51
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.68	4.15
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-6 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	0
August 25, 2017	54	28	14	6	0
August 25, 2018	46	22	10	0	0
August 25, 2019	40	18	8	0	0
August 25, 2020	34	14	6	0	0
August 25, 2021	29	11	0	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	6	0	0	0
August 25, 2025	15	0	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	6	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.82	8.30	6.25	5.08	4.44
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.66	4.10
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-7 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	7
August 25, 2016	62	34	18	9	0
August 25, 2017	54	28	14	6	0
August 25, 2018	46	22	10	0	0
August 25, 2019	40	18	8	0	0
August 25, 2020	34	14	3	0	0
August 25, 2021	29	11	0	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	4	0	0	0
August 25, 2025	15	0	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	2	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.79	8.27	6.23	5.07	4.40
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.66	4.07
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-8 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	6
August 25, 2016	62	34	18	9	0
August 25, 2017	54	28	14	3	0
August 25, 2018	46	22	10	0	0
August 25, 2019	40	18	8	0	0
August 25, 2020	34	14	0	0	0
August 25, 2021	29	11	0	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	7	0	0	0
August 25, 2024	18	0	0	0	0
August 25, 2025	15	0	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	7	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.76	8.24	6.20	5.03	4.37
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.64	4.06
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Certificate Principal Balance Outstanding
at the Following Prepayment Scenarios

	Class M-9 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
August 25, 2008	100	100	100	100	100
August 25, 2009	100	100	100	100	100
August 25, 2010	100	100	100	100	100
August 25, 2011	100	95	73	54	40
August 25, 2012	100	78	55	38	26
August 25, 2013	93	63	42	27	17
August 25, 2014	81	52	32	19	11
August 25, 2015	71	42	24	13	0
August 25, 2016	62	34	18	9	0
August 25, 2017	54	28	14	0	0
August 25, 2018	46	22	10	0	0
August 25, 2019	40	18	4	0	0
August 25, 2020	34	14	0	0	0
August 25, 2021	29	11	0	0	0
August 25, 2022	25	9	0	0	0
August 25, 2023	21	2	0	0	0
August 25, 2024	18	0	0	0	0
August 25, 2025	15	0	0	0	0
August 25, 2026	13	0	0	0	0
August 25, 2027	10	0	0	0	0
August 25, 2028	9	0	0	0	0
August 25, 2029	0	0	0	0	0
August 25, 2030	0	0	0	0	0
August 25, 2031	0	0	0	0	0
August 25, 2032	0	0	0	0	0
August 25, 2033	0	0	0	0	0
August 25, 2034	0	0	0	0	0
August 25, 2035	0	0	0	0	0
August 25, 2036	0	0	0	0	0
August 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.71	8.19	6.16	4.99	4.31
Weighted Average Life (years) to Optional Redemption(2)(3)	11.03	7.64	5.72	4.64	4.02
_________________________
(1)The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this free writing prospectus.

(2)The weighted average life of a class of Certificates is determined by (a) multiplying the amount of each payment in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the note to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in clause (a).

(3)Assumes an optional termination of the Trust on the earliest Distribution Date of which it is permitted.
*         If applicable, indicates a number that is greater than zero but less than one half of one percent.

 Description of the Certificates

General

The property of the Trust will consist of, to the extent provided in the Pooling and Servicing Agreement: (a) the Mortgage Loans; (b) payments received or advanced after the Cut-off Date, other than payments of principal and interest on the Mortgage Loans that were due on or before the Cut-off Date; (c) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure, together with all collections on and proceeds of such Mortgaged Properties; (d) the collection account, the distribution account, the Swap Account and the Basis Risk Reserve Account and any assets deposited in these accounts from time to time; and (e) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.

Definitive certificates, as defined under “Description of the Securities—Book-Entry Securities” in the base prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the Securities Administrator, which will initially act as Certificate Registrar.  See “—Book-Entry Certificates” below.  No service charge will be assessed for any registration of exchange or transfer of Offered Certificates, but the Securities Administrator as Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge.

The Certificate Principal Balance of each class of Offered Certificates on any Distribution Date is equal to the Certificate Principal Balance of that class on the Closing Date reduced by (i) the aggregate amount actually distributed as principal to the holders of that class of Offered Certificates prior to the applicable date and  (ii) in the case of a Mezzanine Certificate, any reductions in the Certificate Principal Balance of that Mezzanine Certificate due to the allocation of realized losses as described in this free writing prospectus.  The Class C Certificates will have an original Certificate Principal Balance equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over the aggregate original Certificate Principal Balance of the Offered Certificates and the Class P Certificates.  The Class P Certificates will have an original Certificate Principal Balance of $100 and will not bear interest.  The Residual Certificates will not have original Certificate Principal Balances and will not bear interest.

The Certificate Principal Balance of a class of Mezzanine Certificates may be increased by any subsequent recoveries as described below under “—Allocation of Realized Losses.”

The percentage interest represented by an individual Offered Certificate of any class, as of any date of determination, will equal the percentage obtained by dividing the current Certificate Principal Balance of the Offered Certificate by the aggregate original Certificate Principal Balance for the related class of Offered Certificates.

Fees and Expenses of the Trust

The Swap Provider, the Servicer and the Master Servicer will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the Trust, prior to distributions to Certificateholders, as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
For each Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the Mortgage Loans.  The monthly fee is calculated as one-twelfth of 0.50% on the Principal Balance of the mortgage loan as of the first day of related Due Period.

Withdrawn from amounts on deposit in the collection account, before distributions to Certificateholders(1).
Master Servicer(2)	Monthly
For each Mortgage Loan, a monthly fee paid to the Master Servicer.  The monthly fee is calculated as one-twelfth of 0.0095% on the Principal Balance of the Mortgage Loan as of the first day of related Due Period.

Withdrawn from amounts on deposit in the distribution account, before distributions to Certificateholders.
Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Strike Rate on the Swap Notional Amount for such Distribution Date over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Distribution Date.
Withdrawn from amounts on deposit in the distribution account, before distributions to Certificateholders.
____________________________

(1)    See “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation, Payment of Expenses and Prepayment Interest Shortfalls” in this free writing prospectus for a description of additional compensation that the Servicer may receive.

(2)    The fees of the Trustee and the Securities Administrator will be paid by the Master Servicer from the master servicing fee.  In addition, the Securities Administrator will be entitled to any investment income on amounts on deposit in the distribution account.

Book-Entry Certificates

The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”).  Persons acquiring beneficial ownership interests in the Offered Certificates will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking, société anonyme (“Clearstream”), or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.  Collectively these entities are referred to as the European depositaries.

Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Certificates must be purchased in minimum total investments of $100,000 per class.  One certificate of each class of Offered Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class.  Unless and until definitive certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.  For a description of the features of the book-entry registration system, see “Description of the Securities—Book-Entry Securities” in the base prospectus.  For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Considerations—Tax Treatment of Foreign Investors” and “—Miscellaneous Tax Aspects” in the base prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S.  Federal Income Tax Documentation Requirements” in Annex I to this free writing prospectus.

None of the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Distribution Dates

Distributions on the Offered Certificates will be made to the extent of Available Funds by the Securities Administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in September 2007 (each, a “Distribution Date”) to the persons in whose names the Offered Certificates are registered (each, a “Certificateholder”), as of the related Record Date.  The “Record Date” for any Distribution Date and the Group I Certificates, is the business day before the applicable Distribution Date so long as the applicable class of Certificates remains in book-entry form.  The “Record Date” for any Distribution Date and the Group II Certificates, Mezzanine Certificates and any Group I Certificates no longer in book-entry form is the last business day of the calendar month preceding the month of the applicable Distribution Date.

Distributions will be made (1) in immediately Available Funds by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities for payment, if the Certificateholder has so notified the Securities Administrator five business days prior to the related Distribution Date, or (2) by check mailed to the address of the person entitled to the payment as it appears on the certificate register maintained by the Securities Administrator as Certificate Registrar.  Notwithstanding the foregoing, the final distribution on any Offered Certificate will be made in like manner but only upon presentment and surrender of the note at the office or agency appointed for that purpose.

Glossary

For purposes of describing the cash flow structure of the Trust, the following terms have the respective meanings set forth below:

“Adjusted Net Mortgage Rate”:  As to each Mortgage Loan, an amount equal to the Loan Rate less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

“Aggregate Principal Amount”:  As to any Distribution Date, the sum of the Basic Principal Amounts for each Loan Group.

“Allocated Realized Loss Amount”:  As to any class of Mezzanine Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Mezzanine Certificates on the applicable Distribution Date as provided under “—Allocation of Realized Losses” below and (y) the amount of any such reductions contemplated by clause (x) above on prior Distribution Dates over (2) the amount distributed on prior Distribution Dates in respect of the reductions contemplated by clause (1) allocated to that class of Mezzanine Certificates on prior Distribution Dates.

“Available Funds”:  As to any Distribution Date, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage Loans: (1) scheduled payments of principal and interest on the Mortgage Loans due during the related Due Period and received by the Servicer and Master Servicer on or prior to the determination date, net of (a) amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related or nonrecoverable Monthly Advances and Servicing Advances and other amounts reimbursable to the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and (b) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event); (2) Net Liquidation Proceeds, Subsequent Recoveries and insurance proceeds with respect to the Mortgage Loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer and Master Servicer during the related Prepayment Period, net of (a) amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances and (b) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event); (3) the purchase price for repurchased Mortgage Loans and any related substitution adjustment amounts; (4) payments from the Servicer and Master Servicer in connection with Monthly Advances, Prepayment Interest Shortfalls or an optional termination of the Trust; and (5) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Securities Administrator under the Interest Rate Swap Agreement.

Available Funds will not include any investment earnings on amounts on deposit in any account.

“Basic Principal Amount”:  As to any Distribution Date and Loan Group, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage Loans in that Loan Group: (1) each payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer and remitted by the Servicer to the Master Servicer; (2) any Net Liquidation Proceeds allocable to principal, any Subsequent Recoveries and all full and partial principal prepayments received by the Servicer and remitted by the Servicer to the Master Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased Mortgage Loans with respect to that Distribution Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any Monthly Advances with respect to scheduled payments of principal due during the related Due Period.

“Basis Risk Shortfall Amount”:  As to any Distribution Date and each class of Offered Certificates, the sum of (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the Pass-Through Rate (without regard to the related Net WAC Rate) over the related Class Monthly Interest Amount for the applicable Distribution Date, (b) any Basis Risk Shortfall Amount remaining undistributed from the prior Distribution Date and (c) accrued interest on the amount in clause (b) calculated at the Pass-Through Rate (without regard to the related Net WAC Rate) for the most recently ended Interest Period.

“Certificate Principal Balance”: As of any date of determination and class of Offered Certificates, the original Certificate Principal Balance for such class reduced by the sum of all amounts previously distributed to the Certificateholders of such class in respect of principal from the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable, on all previous Distribution Dates and, in the case of any class of Mezzanine Certificates, reduced by the Allocated Realized Loss Amount allocated to such class.  The “Certificate Principal Balance” of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates.

“Civil Relief Act Shortfalls”:  As to any Distribution Date, reductions in the amount of interest due from borrowers as a result of the application of the SCRA or similar state laws.

“Class AF-6 Calculation Percentage”:  As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Group II Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

“Class AF-6 Lockout Distribution Amount”:  As to any Distribution Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Distribution Date, (2) the Class AF-6 Calculation Percentage for that Distribution Date and (3) the Group II Principal Distribution Amount for that Distribution Date, but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding Certificate Principal Balance of the Class AF-6 Certificates or (b) the Group II Principal Distribution Amount for that Distribution Date.

“Class AF-6 Lockout Percentage”:  As to any Distribution Date, the applicable percentage set forth below for such Distribution Date:

Distribution Date	Lockout Percentage
1st to 36th	0%
37th to 60th	45%
61st to 72nd	80%
73rd to 84th	100%
85th and thereafter	300%

“Class Interest Carryover Shortfall”:  As to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding Distribution Date plus (2) interest on the excess, to the extent permitted by law, at the related Pass-Through Rate for the related Interest Period.

“Class Interest Distribution”:  As to any class of Offered Certificates and Distribution Date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of Offered Certificates for the applicable Distribution Date.

“Class M-1 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 72.00% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-2 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior and Class M-1 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 73.60% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-3 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1 and Class M-2 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 84.80% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-4 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 87.30% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-5 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the Certificate Principal Balance of the Class M-4 Certificates, after taking into account the distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date and (F) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 90.80% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-6 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of  (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the Certificate Principal Balance of the Class M-4 Certificates, after taking into account the distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the Certificate Principal Balance of the Class M-5 Certificates, after taking into account the distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 93.30% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-7 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the Certificate Principal Balance of the Class M-4 Certificates, after taking into account the distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the Certificate Principal Balance of the Class M-5 Certificates, after taking into account the distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the Certificate Principal Balance of the Class M-6 Certificates, after taking into account the distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date and (H) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 95.40% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-8 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the Certificate Principal Balance of the Class M-4 Certificates, after taking into account the distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the Certificate Principal Balance of the Class M-5 Certificates, after taking into account the distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the Certificate Principal Balance of the Class M-6 Certificates, after taking into account the distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the Certificate Principal Balance of the Class M-7 Certificates, after taking into account the distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date and (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) 97.60% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-9 Principal Distribution Amount”:  As to any Distribution Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Certificate Principal Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates has been reduced to zero, 100% of the remaining Principal Distribution Amount, or (y) if a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account the distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the Certificate Principal Balance of the Class M-1 Certificates, after taking into account the distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the Certificate Principal Balance of the Class M-2 Certificates, after taking into account the distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the Certificate Principal Balance of the Class M-3 Certificates, after taking into account the distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the Certificate Principal Balance of the Class M-4 Certificates, after taking into account the distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the Certificate Principal Balance of the Class M-5 Certificates, after taking into account the distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the Certificate Principal Balance of the Class M-6 Certificates, after taking into account the distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the Certificate Principal Balance of the Class M-7 Certificates, after taking into account the distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the Certificate Principal Balance of the Class M-8 Certificates, after taking into account the distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date and (J) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date over (2) the lesser of (A) the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class Monthly Interest Amount”:  As to any Distribution Date and class of Offered Certificates, interest for the related Interest Period at the related Pass-Through Rate on the related Certificate Principal Balance immediately prior to that Distribution Date minus the pro rata portion of any Prepayment Interest Shortfalls not covered by Compensating Interest and any Civil Relief Act Shortfalls incurred during the related Due Period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

“Cumulative Loss Event”:  For any Distribution Date in the applicable period below, if Cumulative Net Losses exceed the applicable percentage set forth below for the related Distribution Date:

Number of Distribution Dates	Percentages
25th-36th	1.15% for the first month plus an additional 1/12th of 1.45% for each month thereafter
37th-48th	2.60% for the first month plus an additional 1/12th of 1.85% for each month thereafter
49th -60th	4.45% for the first month plus an additional 1/12th of 1.45% for each month thereafter
61st -72nd	5.90% for the first month plus an additional 1/12th of 1.10% for each month thereafter
73rd -84th	7.00% for the first month plus an additional 1/12th of 0.30% for each month thereafter
85th and thereafter	7.30%

 “Cumulative Net Losses”:  As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans incurred from the Cut-off Date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Pool Balance as of the Closing Date.

“Delinquency Amount”:  As to any Distribution Date, the aggregate Principal Balance of the Mortgage Loans that are any of the following (a) 60 days or more delinquent (including any such delinquent Mortgage Loans that are in bankruptcy or in foreclosure) and (b) REO Properties, in each case, as of the last day of the calendar month preceding the related Distribution Date.

“Delinquency Event”:  A Delinquency Event will have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 35.25% of the Senior Enhancement Percentage.

 “Due Period”:  With respect to each Distribution Date, the period from and including the second day of the month preceding the month of the applicable Distribution Date to and including the first day of the month of that Distribution Date.

“Excess Interest”:  As to any Distribution Date, the Available Funds remaining after the application of distributions pursuant to clauses 1 through 12 of paragraph C under “—Distribution Priorities,” below.

“Excess Overcollateralization Amount”:  As to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the applicable Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

“Group I Parity Amount”:  For any Distribution Date, the greater of (i) zero and (ii) the excess, if any, of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to that Distribution Date over (y) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period.

“Group I Principal Distribution Amount”:  For any Distribution Date, the lesser of (a) the greatest of (1) the product of (x) the Senior Principal Distribution Amount for that Distribution Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period over (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the Pool Balance as of the first day of the related Due Period over (ii) the Pool Balance as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Distribution Amount for that Distribution Date over (ii) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to that Distribution Date and (b) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to that Distribution Date.

“Group II Principal Distribution Amount”:  For any Distribution Date, the excess of (1) the Senior Principal Distribution Amount for that Distribution Date over (2) the Group I Principal Distribution Amount for that Distribution Date.

“Interest Period”:  For any Distribution Date and the Group I Certificates, the period from the prior Distribution Date (or in the case of the first Distribution Date, from the Closing Date) through the day preceding the current Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed.  For any Distribution Date and the Group II Certificates and Mezzanine Certificates, the calendar month preceding that Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

“ISDA Master Agreement”:  The International Swaps and Derivatives Association Master Agreement.

“Liquidated Mortgage Loan”:  As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Pooling and Servicing Agreement, as of the end of the preceding Prepayment Period related to such prepayment, that all liquidation proceeds which it expects to recover with respect to that Mortgage Loan, including the disposition of the related REO Property, have been received.

“Master Servicing Fee Rate”:  0.0095% per annum.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Subsequent Recoveries, net of any related unreimbursed servicing fees, master servicing fees, Servicing Advances and Monthly Advances.

“Net WAC Rate”:  As to any Distribution Date and the Group I Certificates, a rate per annum (adjusted for the actual number of days in the related Interest Period) equal to the weighted average Adjusted Net Mortgage Rate of the Group I Mortgage Loans (weighted based on the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate.

As to any Distribution Date and the Group II Certificates, a rate per annum equal to the weighted average Adjusted Net Mortgage Rate of the Group II Mortgage Loans (weighted based on the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate.

As to any Distribution Date and the Mezzanine Certificates, a rate per annum equal to the weighted average (weighted in proportion to the results of subtracting from (x) the aggregate Principal Balance of the Mortgage Loans in each loan group as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Cut-off Date), adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period (y) the current aggregate Certificate Principal Balance of the related Class A Certificates of (i) the Net WAC Rate for the Group I Certificates (without regard to the adjustment for the actual number of days in the related Interest Period) and (ii) the Net WAC Rate for the Group II Certificates.

 “OC Floor”:  An amount equal to 0.50% of the Pool Balance as of the Closing Date.

“Overcollateralization Amount”:  As to any Distribution Date, the excess, if any, of (1) the Pool Balance as of the end of the related Due Period over (2) the aggregate Certificate Principal Balance of the Offered Certificates, after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date.

“Pool Balance”:  As of any date of determination, the aggregate of the Principal Balances of the Mortgage Loans as of the applicable date.

“Prepayment Period”:  As to any Distribution Date and any principal prepayment in full received on a Mortgage Loan, the period from the 16th day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the Cut-off Date) through the 15th day of the month in which that Distribution Date occurs.  As to any Distribution Date and any partial principal prepayment received on a Mortgage Loan, the calendar month preceding that Distribution Date.

“Principal Balance”:  As to any Mortgage Loan (other than a Liquidated Mortgage Loan) and any date of determination, the unpaid Principal Balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

“Principal Distribution Amount”:  For any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Offered Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

“REO Properties”:  A mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.

“Required Overcollateralization Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the product of (x) 5.95% and (y) the Pool Balance as of the Cut-off Date and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 5.95% and the Pool Balance as of the Cut-off Date and (y) the product of 11.90% and the Pool Balance as of the end of the related Due Period, and (2) the OC Floor.

Notwithstanding the foregoing, on each Distribution Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Distribution Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (x) the Required Overcollateralization Amount in effect as of the immediately preceding Distribution Date and (y) the product of 23.80% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount will never be less than the OC Floor.

Notwithstanding the foregoing, the percentages set forth above are subject to a variance of plus or minus 10%.

“Senior Enhancement Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balance of the Mezzanine Certificates and (2) the Overcollateralization Amount, in each case, on the prior Distribution Date, and the denominator of which is the Pool Balance as of the last day of the prior Due Period.

“Senior Principal Distribution Amount”:  As to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, an amount equal to the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to the applicable Distribution Date over (y) the lesser of (A) 66.60% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Servicing Fee Rate”:  0.50% per annum.

“Stepdown Date”:  The earlier to occur of (x) the first Distribution Date after the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero and (y) the later to occur of (A) the Distribution Date in September 2010 and (B) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to distribution of the Principal Distribution Amount to the Offered Certificates then entitled to distributions of principal on such Distribution Date), is at least equal to 45.30%.

“Strike Rate”:  5.00% per annum, subject to a variance of +/- 10%.

“Subordination Deficiency”:  As to any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable Distribution Date over (y) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

“Subordination Increase Amount”:  As to any Distribution Date, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

“Subordination Required Overcollateralization Amount”:  As to any Distribution Date on which a Delinquency Event does not exist, the Required Overcollateralization Amount, without giving effect to the OC Floor calculation.  As to any other Distribution Date, the Required Overcollateralization Amount.

“Subsequent Recovery” or “Subsequent Recoveries”:  With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that Mortgage Loan, which has previously been allocated as a realized loss to a class or classes of Certificates net of reimbursable expenses to the Servicer and Master Servicer.

“Swap Expense Fee Rate”:  With respect to any Distribution Date, an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) and (ii) 12.

Distribution Priorities

On each Distribution Date the Securities Administrator will withdraw from the distribution account the Available Funds and apply such amount in the following order of priority, in each case, to the extent of the funds remaining:

A.    With respect to funds in the distribution account received with respect to the Group I Mortgage Loans:

1.    Concurrently, to each class of Group I Certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable Distribution Date; and

2.    For distribution pursuant to paragraph C below, any remaining amounts.

B.    With respect to funds in the distribution account received with respect to the Group II Mortgage Loans:

1.    Concurrently, to each class of Group II Certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable Distribution Date; and

2.    For distribution pursuant to paragraph C below, any remaining amounts.

C.    With respect to any remaining funds in the distribution account after distributions made pursuant to paragraphs A and B above:

1.    Concurrently, to the Senior Certificates, to the extent not distributed pursuant to paragraphs A and B above on the applicable Distribution Date, pro rata based on amounts due, the related Class Interest Distribution for the applicable Distribution Date; then

2.    Sequentially, first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates and ninth to the Class M-9 Certificates, the related Class Monthly Interest Amount for the applicable Distribution Date; then

3.    To the Senior Certificates, the Senior Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

a.    To the Group I Certificates, the Group I Principal Distribution Amount, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, until the respective Certificate Principal Balances of such classes have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, principal distributions to the Group I Certificates will be made on a pro rata basis based on the Certificate Principal Balance of each such class; and

b.    To the Group II Certificates, the Group II Principal Distribution Amount, sequentially, first to the Class AF-6 Certificates, an amount equal to the Class AF-6 Lockout Distribution Amount and second, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the respective Certificate Principal Balances of such classes have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, principal distributions to the Group II Certificates will be made on a pro rata basis based on the Certificate Principal Balance of each such class; then

4.    To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

5.    To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

6.    To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

7.    To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

8.    To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

9.    To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

10.    To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

11.    To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

12.    To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the applicable Distribution Date, excluding any Subordination Increase Amount included in that amount; then

13.    To the Offered Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the same order of priority set forth in clause 3 and clauses 4 through 12 of this paragraph C above; then

14.    Sequentially, first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates and ninth to the Class M-9 Certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Allocated Realized Loss Amount; then

15.    To make payments to the Basis Risk Reserve Account, to the extent any Basis Risk Shortfall Amounts are required to be distributed to the holders of the Offered Certificates; then

16.    To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; then

17.    To the holders of the Class C Certificates as provided in the Pooling and Servicing Agreement; then

18.    If such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

19.    Any remaining amounts, to the holders of the Residual Certificates as provided in the Pooling and Servicing Agreement

On each Distribution Date, all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the distribution account and distributed by the Securities Administrator to the holders of the Class P Certificates and will not be available for distribution to the holders of any class of the Offered Certificates.

On each Distribution Date, the Class Interest Distribution for each class of Senior Certificates in a Certificate Group will be distributed on an equal priority within the Certificate Group.  On any Distribution Date, any shortfalls resulting from the application of the SCRA or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the Class Monthly Interest Amount with respect to the Class C Certificates, and thereafter, to the Class Monthly Interest Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date.  The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.

Pass-Through Rates

The Pass-Through Rate for any Interest Period with respect to the Group I Certificates, will equal the least of (a) the sum of one-month LIBOR and the applicable certificate margin, (ii) 14.00% per annum and (c) the related Net WAC Rate.

The certificate margins for the Group I Certificates, will be as follows:

Certificate Margin
Class	(1)	(2)
AV-1	[__]%	[__]%
AV-2	[__]%	[__]%
AV-3	[__]%	[__]%
 ____________________
(1) Prior to or on the optional termination date.
(2) After the optional termination date.

The Pass-Through Rate for any Interest Period with respect to the Group II Certificates and Mezzanine Certificates will be the lesser of (a) the fixed rate per annum set forth below and (b) the related Net WAC Rate.

Fixed Rate
Class	(1)	(2)
AF-1	[__]% per annum	[__]% per annum
AF-2	[__]% per annum	[__]% per annum
AF-3	[__]% per annum	[__]% per annum
AF-4	[__]% per annum	[__]% per annum
AF-5	[__]% per annum	[__]% per annum
AF-6	[__]% per annum	[__]% per annum
M-1	[__]% per annum	[__]% per annum
M-2	[__]% per annum	[__]% per annum
M-3	[__]% per annum	[__]% per annum
M-4	[__]% per annum	[__]% per annum
M-5	[__]% per annum	[__]% per annum
M-6	[__]% per annum	[__]% per annum
M-7	[__]% per annum	[__]% per annum
M-8	[__]% per annum	[__]% per annum
M-9	[__]% per annum	[__]% per annum
 ____________________
(1)Prior to or on the optional termination date.
(2)After the optional termination date.

Any Basis Risk Shortfall Amount on the Offered Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described below:

On the Closing Date, the Securities Administrator will establish an account (the “Basis Risk Reserve Account”) from which distributions in respect of Basis Risk Shortfall Amounts on the Offered Certificates will be made.  The Basis Risk Reserve Account will be an asset of the Trust but not of any REMIC.  On each Distribution Date, to the extent required following the distribution of Available Funds as described under “—Distribution Priorities” above, the Securities Administrator will withdraw from amounts in the Basis Risk Reserve Account to distribute to the Offered Certificates any Basis Risk Shortfall Amounts in the following order of priority, in each case to the extent of amounts remaining in the Basis Risk Reserve Account:

(i)    concurrently, to each class of Senior Certificates, on a pro rata basis based on the Basis Risk Shortfall Amount for each such class; and

(ii)    sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, the Basis Risk Shortfall Amount for each such class.

Determination of One-Month LIBOR

With respect to each Distribution Date and the Group I Certificates, one-month LIBOR will equal the interbank offered rate for one-month U.S. dollar deposits in the London market as quoted on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period.  Reuters Screen LIBOR01 Page means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).  If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Seller), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which will be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group I Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on the date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group I Certificates.  If no quotations can be obtained, the rate will be one-month LIBOR for the prior Distribution Date.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Overcollateralization Provisions

On each Distribution Date, the Excess Interest will be applied to, among other things, the accelerated amortization of the Offered Certificates then entitled to distributions of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount.  Subject to particular floors, caps and triggers, the Required Overcollateralization Amount may decrease over time.  It is a condition to the issuance of the Offered Certificates on the Closing Date that the Required Overcollateralization Amount be met.

Cross-Collateralization Provisions

Some Available Funds with respect to each Loan Group will be available to cover some shortfalls and to create overcollateralization with respect to the Offered Certificates relating to the other Loan Group as described above under the caption “—Distribution Priorities.”

Allocation of Realized Losses

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan.  If the Net Liquidation Proceeds are less than the unpaid Principal Balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Certificate Principal Balance of the Offered Certificates.  If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Mezzanine Certificates then outstanding with the lowest relative distribution priority will bear the loss.

The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Senior Certificates.  Investors in the Senior Certificates should note that although realized losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to distribute to the Senior Certificates all interest and principal amounts to which they are entitled.

Any reduction will constitute an Allocated Realized Loss Amount for the applicable class which, subject to Available Funds, may be distributed (with interest accrued thereon) on a future Distribution Date to the extent funds are available for distribution as provided above under “—Distribution Priorities.”

With respect to any class of Mezzanine Certificates to which a realized loss has been allocated (including any class for which the related Certificate Principal Balance has been reduced to zero) on any Distribution Date, the Certificate Principal Balance of that class will be increased up to the amount of related Subsequent Recoveries for that Distribution Date, beginning with the class of Mezzanine Certificates with the highest relative distribution priority, up to the amount of realized losses previously allocated to reduce the Certificate Principal Balance of such class.

For all purposes of this free writing prospectus, the Class M-9 Certificates will have the lowest distribution priority of any class of Mezzanine Certificates.

Interest Rate Swap Agreement and the Swap Provider

The Interest Rate Swap Agreement

Wells Fargo Bank, N.A., as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will, for the benefit of the holders of the Certificates, enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with the Swap Provider.  The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”).  For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in October 2007 and ending with the Distribution Date in August 2010, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that Distribution Date (the “Fixed Swap Payment”) equal to the product of (x) the Strike Rate, (y) the Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that Distribution Date (the “Floating Swap Payment”), equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  A net payment (a “Net Swap Payment”) will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust to the Swap Provider, if the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment for such Distribution Date, or (b) by the Swap Provider to the Supplemental Interest Trust, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Distribution Date.  Any Net Swap Payment payable by the Supplemental Interest Trust to the Swap Provider will be paid prior to distributions to the Offered Certificates.

The Swap Notional Amount for each Distribution Date will be equal to the Scheduled Notional Swap Balance for such Distribution Date set forth below.

Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
September 25, 2007	$ 0	March 25, 2009	$15,315,113
October 25, 2007	$33,430,473	April 25, 2009	$14,627,151
November 25, 2007	$31,931,197	May 25, 2009	$13,970,025
December 25, 2007	$30,499,033	June 25, 2009	$13,157,750
January 25, 2008	$29,130,981	July 25, 2009	$12,566,496
February 25, 2008	$27,824,176	August 25, 2009	$11,952,204
March 25, 2008	$26,575,879	September 25, 2009	$11,399,224
April 25, 2008	$25,383,476	October 25, 2009	$10,886,818
May 25, 2008	$24,244,468	November 25, 2009	$10,397,391
June 25, 2008	$23,156,467	December 25, 2009	$9,929,915
July 25, 2008	$22,117,194	January 25, 2010	$9,483,407
August 25, 2008	$21,124,469	February 25, 2010	$9,056,929
September 25, 2008	$20,176,211	March 25, 2010	$8,649,584
October 25, 2008	$19,270,431	April 25, 2010	$8,260,516
November 25, 2008	$18,405,231	May 25, 2010	$7,888,905
December 25, 2008	$17,578,794	June 25, 2010	$7,427,133
January 25, 2009	$16,789,387	July 25, 2010	$2,027,758
February 25, 2009	$16,035,354	August 25, 2010	$484,199

The Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

• failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

• failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

• failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

• certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•    repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•    cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

• certain insolvency or bankruptcy events, and

• certain mergers, consolidations or asset transfers without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

• illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•    tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•    tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•    failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•    failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

• occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

• amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

After the Closing Date, to the extent provided for in the Interest Rate Swap Agreement, the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Swap Agreement are satisfied.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust Trustee (on behalf of the Supplemental Interest Trust) is required to make a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust Trustee will be required to make such payment (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the Offered Certificates.  In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Supplemental Interest Trust Trustee’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Depositor will direct the Supplemental Interest Trust Trustee to use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider.  If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

 If the Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee (acting on behalf of the Supplemental Interest Trust) will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Swap Early Termination in connection with the optional termination of the Trust, if the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the Trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus.  If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, such Swap Termination Payment will be distributed in accordance with the terms of the Pooling and Servicing Agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider will have a minimum rating of “A+” or its equivalent from the Rating Agencies.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%.  As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

The Swap Account

On or before each Distribution Date, Net Swap Payments (whether payable to the Swap Provider or to the Supplemental Interest Trust Trustee), any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and any Swap Termination Payments owed to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee into the Swap Account.  On each Distribution Date, the Securities Administrator will withdraw and distribute from amounts on deposit in the Swap Account (other than amounts representing Swap Termination Payments received by the Supplemental Interest Trust Trustee or Net Swap Payments received by the Supplemental Interest Trust Trustee) prior to any distribution to any Certificates, the following amounts:

(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)    to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

On each Distribution Date, to the extent required, following the distribution of the Available Funds as described in “—Distribution Priorities” and withdrawals from the Basis Risk Reserve Account as described in “—Pass-Through Rates”, the Securities Administrator will withdraw from amounts in the Swap Account to distribute to the Offered Certificates in the following order of priority:

(i)    concurrently, to each class of Senior Certificates, the related Class Interest Distribution remaining undistributed on such Distribution Date, on a pro rata basis based on such respective remaining Class Interest Distribution;

(ii)    to the Offered Certificates, the Subordination Increase Amount for the applicable Distribution Date, to the extent remaining undistributed, allocated in the same order of priority set forth in clause 3 and clauses 4 through 12 of paragraph C under “—Distribution Priorities”;

(iii)    sequentially, first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates and ninth to the Class M-9 Certificates, (a) any related Class Interest Carryover Shortfall remaining undistributed and then (b) any related Allocated Realized Loss Amount remaining undistributed; then;

(iv)    concurrently, to each class of Senior Certificates, on a pro rata basis based on the Basis Risk Shortfall Amount for each such class remaining undistributed;

(v)    sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, the Basis Risk Shortfall Amount for each such class remaining undistributed; and

(vi)    to the holders of the Class C Certificates, any remaining amount.

Notwithstanding any of the foregoing, the aggregate amount distributed under clause (ii) above on such Distribution Date, when added to the cumulative amount distributed under clause (ii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off date through the last day of the Prepayment Period).  Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under clause (ii) above, but for the foregoing proviso, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under clause (ii) above.

The Pooling and Servicing Agreement

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated the Cut-off Date (the “Pooling and Servicing Agreement”) among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

Assignment of the Mortgage Loans

Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Trustee all of its respective right, title and interest in and to each Mortgage Loan, the related Mortgage Note, mortgages and other related documents (the “Related Documents”) including all payments received after the Cut-off Date other than payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date.  The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.

The Trustee, concurrently with the transfers of the Mortgage Loans on the Closing Date, will deliver the Offered Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a mortgage loan schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement.  This schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Loan Rate.

The Pooling and Servicing Agreement will require that the Depositor deliver to the Trustee, or the Custodian, as the Trustee’s agent for this purpose, the Mortgage Loans endorsed to the Trustee and the Related Documents.  In lieu of delivery of original mortgages, if the original is not available, the Depositor may deliver true and correct copies of the original mortgages.

Under the terms of the Pooling and Servicing Agreement, except with respect to any Mortgage Loan recorded on the MERS® System, the Depositor will promptly and in no event later than 30 days after the Closing Date, prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Trustee.  If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the Closing Date, the assignment will be submitted for recording within 30 days after receipt of this information, but in no event later than one year after the Closing Date.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some or all of the Mortgage Loans in the Trust that are not already held through the MERS® System may, at the discretion of the Servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) as nominee for the owner of the Mortgage Loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS® System.  For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Within 45 days of the Closing Date, the Trustee, or the Custodian on behalf of the Trustee, will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the Depositor and the Seller by the Trustee or the Custodian, the Seller will be obligated to either (a) substitute for the Mortgage Loan an Eligible Substitute Mortgage Loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (b) repurchase the Mortgage Loan at a price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus unpaid interest on the Mortgage Loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer, plus any costs due to violations of any predatory or abusive lending law.  The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises.  The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to remit to the Servicer for deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

An “Eligible Substitute” Mortgage Loan is a Mortgage Loan to be substituted by the Seller for a Defective Mortgage Loan that must, on the date of the substitution:

•
have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the Defective Mortgage Loan;

•	have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of the Defective Mortgage Loan;

•	have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

•	have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; and

•	comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, deemed to be made as of the date of substitution.

The Seller will make representations and warranties as to the accuracy in all material respects of information furnished to the Trustee with respect to each Mortgage Loan.  In addition, the Seller will represent and warrant, on the Closing Date that, among other things: (a) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (b) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.  Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the Certificateholders in, the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 60-day period, the Seller will be obligated to (x) substitute for the Mortgage Loan an Eligible Substitute Mortgage Loan.  The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating to the Defective Mortgage Loans will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

Mortgage Loans required to be substituted or repurchased by the Seller as described in the preceding paragraphs are referred to as “Defective Mortgage Loans.”

Payments on Mortgage Loans; Deposits to the Collection Account and the Distribution Account

The Servicer will establish and maintain in the name of the Trustee a separate collection account for the benefit of the holders of the Offered Certificates.  The collection account will be an Eligible Account.  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans, excluding amounts representing the servicing fee, reimbursement for Monthly Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the Cut-off Date, the Servicer will deposit these amounts in the collection account.  Amounts so deposited may be invested in eligible investments, as described in the Pooling and Servicing Agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the applicable Distribution Date if approved by the Rating Agencies.  Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

The Securities Administrator will establish and maintain in the name of the Trustee a separate distribution account for the benefit of the holders of the Offered Certificates.  No later than 1:00 p.m. New York time on or before the business day prior to each Distribution Date, the Available Funds for that Distribution Date are required to be deposited into the distribution account.  The distribution account will be an Eligible Account.  Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related Distribution Date or, if the eligible investments are an obligation of the Securities Administrator or an affiliate or are money market funds for which the Securities Administrator or any affiliate is the manager or the advisor, the eligible investments will mature no later than the related Distribution Date.  Investment earnings or losses from amounts on deposit in the distribution account will not be part of Available Funds.

An “Eligible Account” is a segregated account that is:

(1)    maintained with a depository institution whose debt obligations at the time of any deposit in the Eligible Account have the highest short-term debt rating by the Rating Agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of “A” by Standard & Poor’s and “A2” by Moody’s (or the required rating from one such Rating Agencies if the other such Rating Agency does not provide a rating for such depository institution) and which is any of the following: (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (d) a principal subsidiary of a bank holding company; provided, that following a downgrade, withdrawal, or suspension of any such depository institution’s rating below A-2 by S&P, such account will promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements;

(2)    a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

(3)    otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Securities Administrator, without reduction or withdrawal of the then current ratings of the Offered Certificates.

Advances

The determination date for each Distribution Date is on the fourth business day prior to that Distribution Date.  On or prior to the business day before each Distribution Date (the “Deposit Date”), the Servicer will deposit in the collection account an amount equal to each scheduled payment due on a Mortgage Loan during the related Due Period but not received by the Servicer as of the related determination date, net of the servicing fee (with respect to each Mortgage Loan, the “Monthly Advance”).  This obligation of the Servicer continues with respect to each Mortgage Loan until the Mortgage Loan becomes a Liquidated Mortgage Loan or the Servicer makes a good faith determination that any such Monthly Advance would not be recoverable in the future.  The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  So long as the Servicer is Ocwen or an affiliate as specified in the Pooling and Servicing Agreement or has long-term debt rated at least investment grade, the Servicer may fund Monthly Advances from amounts in the collection account that are being held for future distribution but must replace any of those funds so used prior to the next Distribution Date.  Neither the Servicer nor the Master Servicer will be obligated to advance shortfalls of interest resulting from the application of the SCRA.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the following (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a “Servicing Advance.”

The Servicer’s right to reimbursement for Monthly Advances and Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed.  In addition, the Servicer may, if permitted under the Pooling and Servicing Agreement, reimburse itself for any unreimbursed Monthly Advances to the extent of funds held in the collection account for future distribution that were not included in Available Funds for such Distribution Date (provided that such amounts must be deposited into the collection account prior to the next Deposit Date on which such amounts are to be included in the distribution for the related Distribution Date).  The Servicer’s and Master Servicer’s right to reimbursements is prior to the rights of Certificateholders.

Notwithstanding the foregoing, neither the Servicer nor the Master Servicer are required to make any Monthly Advance or Servicing Advance, as applicable, if in either’s good faith judgment and sole discretion, the Servicer or Master Servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related Mortgage Loan or other recoveries in respect of the Mortgage Loan.  In addition, if any Servicing Advance or Monthly Advance is determined in good faith by the Servicer or the Master Servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to that party from other amounts on deposit in the collection account or distribution account, as applicable.

The Pooling and Servicing Agreement provides that the Servicer may enter into a facility with any person which provides that the person (the “Advancing Person”) may fund Monthly Advances and/or Servicing Advances, although no facility of this type will reduce or otherwise affect the Servicer’s or Master Servicer’s obligation to fund the Monthly Advances and/or Servicing Advances.  Any Monthly Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the terms of the Pooling and Servicing Agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio.  Consistent with the above and subject to the limitations set forth in the Pooling and Servicing Agreement, the Servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the Mortgage Loans.  In addition, the Servicer has the right to modify certain terms of the Mortgage Loans if the modification would be made by the Servicer if the Mortgage Loan were held for the Servicer’s own account and so long as the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations.  On the 18th day of each calendar month, or, if the 18th day is not a business day, the immediately preceding business day, the Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

With respect to any second lien Mortgage Loan, if the Servicer determines that no significant recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property, it may elect to charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent or at any time thereafter.  Once such a Mortgage Loan has been charged off, the Servicer will discontinue making Monthly Advances, the Servicer will not be entitled to the Servicing Fee for such Mortgage Loan, and such Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.  Any such Mortgage Loan that is charged off will continue to be serviced by the Servicer for the holders of the Class C Certificates using non-foreclosure collection procedures as set forth in the Pooling and Servicing Agreement and any subsequent recoveries received on such Mortgage Loans will be distributed to the holders of the Class C Certificates less any amounts retained by the Servicer as compensation for such non-foreclosure procedures (as set forth in the Pooling and Servicing Agreement).

Servicing and Master Servicing Compensation, Payment of Expenses and Prepayment Interest Shortfalls

With respect to each Due Period, the Servicer will receive from payments in respect of the Mortgage Loans a portion of such payments as a monthly servicing fee in the amount equal to 0.50% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period.  In addition, all assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

With respect to each Due Period, the Master Servicer will receive from payments in respect of the Mortgage Loans a portion of such payments as a monthly master servicing fee in the amount equal to 0.0095% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period.

Not later than the Deposit Date related to each Distribution Date, with respect to each Mortgage Loan as to which a principal prepayment in full was made from the 16th day of the calendar month preceding such Distribution Date to the last day of such month, the Servicer is required to remit to the Securities Administrator, without any right of reimbursement, an amount (“Compensating Interest”) equal to the lesser of (a) the excess, if any, of the sum of accrued interest on the Principal Balance of each Mortgage Loan at the related Loan Rate, or at any lower rate as may be in effect for the Mortgage Loan because of application of the SCRA, minus the servicing fee for the Mortgage Loan, over the aggregate amount of interest actually paid by the related mortgagors in connection with each such principal prepayment (the “Prepayment Interest Shortfall”) and (b) an amount equal to the servicing fee times the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period.  In the event that the Servicer fails to pay such amount, the Master Servicer, solely in its capacity as successor servicer, will remit to the Securities Administrator not later than the Distribution Date, an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls for the related Distribution Date, and not so paid by the Servicer and (ii) the servicing fee for such Distribution Date, without reimbursement therefor.

Neither the Servicer nor the Master Servicer is obligated to offset any of the servicing fee or the master servicing fee, as applicable, against, or to provide any other funds to cover, any Civil Relief Act Shortfalls.  In addition, the Pooling and Servicing Agreement prohibits the Servicer from waiving all or any part of a prepayment charge with respect to a Mortgage Loan unless certain conditions, intended to maximize the Trust’s recovery with respect to such Mortgage Loan, are satisfied.

Certain Matters Regarding the Servicer and Master Servicer

The Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a)    the Servicer or the servicing rights owner has proposed a successor servicer to the Depositor, the Seller and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b)    the proposed successor servicer is (1) an affiliate of the Master Servicer that services similar collateral or (2) the proposed successor servicer has a rating of at least “Above Average” by Standard & Poor’s and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c)    the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d)    the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this free writing prospectus as an “Approved Servicer.”

The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties under that agreement, unless these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller and the Trustee.

No resignation of the Servicer will become effective until a successor servicer, including the Master Servicer, has assumed the Servicer’s obligations and duties under the Pooling and Servicing Agreement.

No resignation of the Master Servicer will become effective until a successor master servicer, including the Trustee, has assumed the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer.  Notwithstanding any arrangement, the Servicer will remain liable and obligated to the Master Servicer, the Trustee and the Certificateholders for the Servicer’s duties and obligations under the Pooling and Servicing Agreement, without any diminution of these duties and obligations and as if the Servicer itself were performing the duties and obligations.

Any corporation into which the Servicer or Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Master Servicer will be a party, or any corporation succeeding to the business of the Servicer or Master Servicer will be the successor of the Servicer or Master Servicer, respectively, under the Pooling and Servicing Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement, anything in the Pooling and Servicing Agreement to the contrary notwithstanding.

Servicer Events of Default

Events of default with respect to the Servicer will include:

(1)
any failure by the Servicer (a) to make any required Monthly Advance, which failure continues unremedied for one business day after the date due, (b) to deposit in the collection account or the distribution account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for two business days after the date due or (c) to make any remittances into the distribution account required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for one business day after the date due;

(2)
any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which, in each case, materially and adversely affects the interests of the Certificateholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Master Servicer, the Securities Administrator or the Trustee, or to the Servicer and the Master Servicer, the Securities Administrator or the Trustee by Certificateholders evidencing at least 25% of the voting rights; provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the Servicer can demonstrate to the reasonable satisfaction of the Master Servicer, the Securities Administrator and the Trustee that the Servicer is diligently pursuing remedial action;

(3)
any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the Trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Trustee, the Securities Administrator or the Master Servicer, or to the Servicer and the Trustee, the Securities Administrator or the Master Servicer by Certificateholders evidencing at least 25% of the voting rights;

(4)
particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and particular actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations;

(5)	cumulative losses or delinquency levels exceed the levels set forth in the Pooling and Servicing Agreement;
(6)
(a) any reduction or withdrawal of the ratings or any shadow ratings of any class of Offered Certificates attributable principally to the Servicer or the servicing of the Mortgage Loans or (b) the placement by a Rating Agency of any class of Offered Certificates on credit watch with negative implications attributable principally to the Servicer or the servicing of the Mortgage Loans;

(7)
any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a rating on the Offered Certificates to “below average” or below;

(8)
any failure by the Servicer to duly perform, within the required time period, its obligation to provide the annual statement and the accountant’s report described below under “—Evidence as to Compliance” in this free writing prospectus, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer;

(9)
any failure by the Servicer to provide, within the required time period set forth in the Pooling and Servicing Agreement, any required reports or data pertaining to the Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer; and

(10)
the identification under any filing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 which identifies material weaknesses in connection with the Servicer’s ongoing evaluation of internal controls which materially and adversely affect the Servicer’s ability to perform any of its duties under the Pooling and Servicing Agreement.

In the event of a default by the Servicer, the Master Servicer, the Trustee or the Depositor, as set forth in the Pooling and Servicing Agreement, will have the right to remove the Servicer.  In the event that the Servicer is terminated, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the Pooling and Servicing Agreement or will appoint a successor servicer that is an Approved Servicer.

Notwithstanding anything to the contrary in the base prospectus, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer or another successor servicer will assume all of the rights and obligations of the Servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 100 days before the servicing transfer is fully effected.  The Master Servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.  Notwithstanding the foregoing sentence, the successor servicer will be obligated (subject to applicable law) to make Monthly Advances and Servicing Advances upon the removal of the Servicer unless it is prohibited by applicable law or it determines reasonably and in good faith that the advances would not be recoverable.  The successor servicer will have no responsibility or obligation (a) to repurchase or substitute for any Mortgage Loan or (b) for any act or omission of a predecessor servicer prior to or during such 100-day period.

Pending the appointment, the Master Servicer will be obligated to act as successor servicer unless prohibited by law.  The successor servicer will be entitled to receive the lesser of the compensation that the Servicer would otherwise have received and the compensation negotiated between the Master Servicer and that successor.   All reasonable out-of-pocket expenses incurred by the Master Servicer relating to the transition of servicing functions to the Master Servicer following the resignation or termination of the Servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the Trust prior to payments to Certificateholders.

If an event of default by the Servicer described above occurs, the servicing rights owner or the servicing rights pledgee will have the right to appoint an Approved Servicer as successor servicer in the manner set forth in the Pooling and Servicing Agreement.  All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the Servicer (which must be completed within 100 days) are required to be paid by the terminated servicer, the servicing rights owner or servicing rights pledgee out of the proceeds of sale or otherwise.

Master Servicer Events of Default

Events of default with respect to the Master Servicer will include:

(1)
any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports to Certificateholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by Certificateholders evidencing at least 25% of the voting rights;

(2)
any failure by the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (6) and (7) below) on the part of the Master Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by Certificateholders evidencing at least 25% of the voting rights;

(3)
particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and particular actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations;

(4)
the Master Servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor Master Servicer as specified in the Pooling and Servicing Agreement;

(5)
if a representation or warranty made by the Master Servicer in the Pooling and Servicing Agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by Certificateholders evidencing at least 25% of the voting rights;

(6)
any sale or pledge of any of the rights of the Master Servicer under the Pooling and Servicing Agreement or an assignment of the Pooling and Servicing Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer under the Pooling and Servicing Agreement has occurred in any manner not otherwise permitted under the Pooling and Servicing Agreement and without the prior written consent of the Trustee and Certificateholders evidencing at least 50% of the voting rights; and

(7)
after receipt of notice from the Trustee, any failure of the Master Servicer to make any Monthly Advances when such Monthly Advances are due, as required to be made under the Pooling and Servicing Agreement.

So long as an event of default with respect to the Master Servicer remains unremedied, the Trustee may, and at the direction of the holders of Offered Certificates evidencing not less than 51% of the voting rights, the Trustee will, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary in the base prospectus, pursuant to the terms of the Pooling and Servicing Agreement, the Trustee will assume all of the rights and obligations of the Master Servicer and become the successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.  The Trustee, in its capacity as successor master servicer, and each other successor master servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.  Notwithstanding the foregoing sentence, the successor master servicer will be obligated to make Monthly Advances upon the removal of the Master Servicer unless it determines reasonably and in good faith that the advances would not be recoverable.  The successor master servicer will have no responsibility or obligation (x) to repurchase or substitute for any Mortgage Loan or (y) for any act or omission of a predecessor master servicer during the 90-day period of transition during which servicing is transferred to the master servicer.  If, however, the Trustee is unable or unwilling to act as successor master servicer, or if the majority of Certificateholders so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer any established mortgage loan servicing institution that is an Approved Servicer (for these purposes excluding clause (b)(1) from the definition of Approved Servicer as described in this free writing prospectus under “—Certain Matters Regarding the Servicer and Master Servicer.”)

Pending the appointment, the Trustee will be obligated to act in that capacity unless prohibited by law.  The successor master servicer will be entitled to receive the same compensation that the Master Servicer would otherwise have received or the lesser compensation as the Trustee and that successor may agree.  A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only event of default that has occurred is an insolvency event.  All reasonable out-of-pocket expenses incurred by the Trustee relating to the transition of servicing functions to the Trustee following the resignation or termination of the Master Servicer will be paid by the predecessor master servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor master servicer, by the Trust prior to payments to Certificateholders.

Pledge of Servicing Rights

On or after the Closing Date, the Servicer or the servicing rights owner may pledge and assign all of its rights, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer or the servicing rights owner.  Provided that no event of default exists, the Trustee, the Seller and the Depositor have agreed that upon delivery to the Trustee, the Securities Administrator and the Master Servicer by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer resigns as Servicer under the Pooling and Servicing Agreement, the Master Servicer will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an Approved Servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement.

Optional Purchase of Defaulted Mortgage Loans

The NIMs Insurer, if any, or the Servicer has the option to purchase from the Trust any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on that Principal Balance computed at the Loan Rate.

Evidence as to Compliance

Each of the Servicer, the Master Servicer and the Securities Administrator is required to deliver to the Depositor in March of each year, starting in March 2008, an officer’s certificate stating that (i) a review of such party’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2008, each party participating in the servicing function will provide to the Depositor a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from an independent public accounting firm on the assessment of compliance with the AB Servicing Criteria.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will provide or make available to each holder of an Offered Certificate a statement (based in part on information received from the Servicer) setting forth, among other things:

(i)  the Available Funds and the Pass-Through Rate for each class of Offered Certificates in respect of interest and principal for the related Distribution Date;

(ii)  the aggregate amount of the distribution to each class of certificates, on such Distribution Date (including the amount of any Class Interest Carryover Shortfall and any Allocated Realized Loss Amount);

(iii)  the amount of Excess Interest distributed as principal;

(iv)  the aggregate amount of the servicing fee and the master servicing fee for such Distribution Date;

(v)  the Pool Balance as of the close of business on the last day of the preceding Due Period;

(vi)  the Certificate Principal Balance of each class of certificates after giving effect to distributions allocated to principal;

(vii)  the Overcollateralization Amount and the Required Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

(viii)  whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculation thereof;

(ix)  the aggregate amount of principal prepayments received during the related Prepayment Period;

(x)  the amount of all curtailments that were received during the Due Period;

(xi)  the principal portion of all monthly payments received during the Due Period;

(xii)  the interest portion of all monthly payments received on the Mortgage Loans during the Due Period;

(xiii)  the amount of the Monthly Advances (including the general purpose of such Monthly Advances) and the compensating interest payment to be made on the determination date;

(xiv)  the amount to be distributed to the Offered Certificates for the Distribution Date;

(xv)  the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

(xvi)  the weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate as of the first day of the related Due Period;

(xvii)  the amount of all payments or reimbursements to the Servicer pursuant to the Pooling and Servicing Agreement (as reported by the Servicer);

(xviii)  the amount of liquidation loan losses experienced during the preceding Due Period and the cumulative net losses as a percentage of the aggregate principal balance as of the Cut-off Date;

(xix)  as of the end of the preceding calendar month, the number and Principal Balance of Mortgage Loans which are 30-59 days delinquent; the number and Principal Balance of Mortgage Loans which are 60-89 days delinquent; the number and Principal Balance of Mortgage Loans which are 90 or more days delinquent (including the number and Principal Balance of Mortgage Loans which are in foreclosure; the number and Principal Balance of Mortgage Loans in bankruptcy; and the number and Principal Balance of Mortgage Loans which are REO Property, each separately set forth) (for the avoidance of doubt, delinquencies in this clause (xix) are measured in accordance with the OTS method);

(xx)  the number and aggregate Principal Balance of Mortgage Loans, other than Mortgage Loans in default or imminent default, that were modified by the Servicer during the related Due Period (as reported by the Servicer);

(xxi)  the amount of Basis Risk Shortfall Amount distributed to the Offered Certificates and the amount of Basis Risk Shortfall Amount remaining for each such class;

(xxii)  whether a Stepdown Date is in effect on such Distribution Date;

(xxiii)  the amount of any Net Swap Payments or Swap Termination Payments received by each party; and

(xxiv)  the applicable Record Dates, Interest Periods and determination dates for calculating payments for such Distribution Date.

In addition, the Securities Administrator will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The Securities Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

The primary source of information available to investors concerning the Offered Certificates will be the monthly reports made available via the Securities Administrator’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549.  Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K filed on behalf of the Issuing Entity will be signed by the Master Servicer.

Limitation on Liability of the Trustee and Securities Administrator; Indemnification

Prior to the occurrence of a Master Servicer event of default, and after the curing or waiver of all such Master Servicer events of default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator will be determined solely by the express provisions of the Pooling and Servicing Agreement, the Trustee and the Securities Administrator will not be liable except for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement, no implied covenants or obligations will be read into the Pooling and Servicing Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, as applicable, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and Securities Administrator and conforming to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Securities Administrator will be personally liable for an error of judgment made in good faith by a responsible officer of the Trustee or the Securities Administrator, as applicable, unless it is proved that the Trustee or the Securities Administrator was negligent in ascertaining or investigating the facts related thereto.  Neither the Trustee nor the Securities Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the holders of Offered Certificates evidencing percentage interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, under this Agreement.

The Trustee and the Securities Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trustee and the Securities Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee and the Securities Administrator may consult with counsel and any written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it in good faith and in accordance with such advice or opinion of counsel.

In addition, the Trustee and the Securities Administrator and its officers, directors, employees and agents will be indemnified by the Trust, and held harmless against, any and all losses, liabilities, damages, claims, taxes or expenses (including attorney’s fees and expenses) incurred in connection with or relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or the Securities Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee’s or the Securities Administrator’s reckless disregard of its obligations and duties hereunder.

Resignation and Removal of the Trustee and Securities Administrator

The Trustee and the Securities Administrator may at any time resign and be discharged from the trusts created by the Pooling and Servicing Agreement by giving written notice thereof to each other party to the Pooling and Servicing Agreement, the NIMs Insurer and each Rating Agency.

If at any time the Trustee or the Securities Administrator ceases to be eligible in accordance with the terms of the Pooling and Servicing Agreement and fails to resign after written request therefor by the Seller, the Depositor or the NIMs Insurer or if at any time the Trustee or the Securities Administrator is legally unable to act, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of the Securities Administrator or of its property is appointed, or any public officer takes charge or control of the Trustee or of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller, the Depositor, the Master Servicer, the Servicer or the NIMs Insurer may remove the Trustee or the Securities Administrator, as applicable, and the Seller with the consent of the NIMs Insurer will  promptly appoint a successor.

The holders of certificates evidencing voting rights aggregating over 50% of all voting rights (or the NIMs Insurer upon the failure of the Trustee or the Securities Administrator to perform its obligations hereunder) may at any time remove the Trustee or the Securities Administrator and the Seller will use its best efforts to appoint a successor trustee or successor securities administrator acceptable to the NIMs Insurer, as applicable.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor will not become effective until acceptance of appointment by such successor.

Optional Termination; Purchase of Mortgage Loans

The majority holder of the Class C Certificates will have the right to terminate the Trust on any Distribution Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the Pool Balance as of the Cut-off Date, (the “Optional Termination Date”), by purchasing all of the outstanding Mortgage Loans and REO Properties at a price (the “Termination Price”) equal to the greater of (I) the sum of (a) the outstanding Pool Balance, (b) the lesser of (i) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Seller at its expense and (ii) the Principal Balance of the Mortgage Loan related to that REO Property and (c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days’ accrued interest on the Mortgage Loans at a rate equal to the weighted average of the Loan Rates, in each case net of the servicing fee and the master servicing fee and (II) the sum of (a) the fair market value of the assets of the Trust and (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days’ accrued interest on the Mortgage Loans at a rate equal to the weighted average of the Loan Rates, in each case net of the servicing fee and the master servicing fee, plus any outstanding Monthly Advances and Servicing Advances owed to the Servicer, including any additional Servicing Advances or other costs which would be reimbursable to the Servicer if the Trust were not being terminated on such date (based on a reasonable estimate of the Servicer) and any Swap Termination Payment payable to the Swap Provider.  However, this option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, the certificates issued pursuant to any indenture which are secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates at the time the option is exercised and any amounts owed to the NIMs Insurer, if any. If the majority holder of the Class C Certificates fails to exercise such option, then the Servicer will have the right to terminate the Trust on any Distribution Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 5% of the Pool Balance as of the Cut-off Date.

Amendment

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto without the consent of the Certificateholders (i) to cure any mistake, including without limitation conforming the Pooling and Servicing Agreement to the final version of the prospectus supplement pursuant to which the affected class of certificates was initially offered and sold, (ii) to modify or supplement any provision therein which may be ambiguous and/or inconsistent with any other provision therein or (iii) to make any other provision with respect to any matter or question arising under the Pooling and Servicing Agreement which will not be inconsistent with the provisions of the Pooling and Servicing Agreement.  Any such amendment will require either (a) an opinion of counsel delivered to the Trustee concluding that the amendment will not affect adversely in any material respect the interests of any certificateholder, (b) written or electronic notice (or verbal confirmation from a Rating Agency as evidenced by an officer’s certificate of the Depositor) to the Depositor, the Servicer, the Securities Administrator and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates with respect to which it is a Rating Agency or (c) solely as to an amendment pursuant to (i) above, an officer’s certificate of the Depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion.  No amendment effected as provided above will be deemed to adversely affect in any material respect the interests of any certificateholder.

Voting Rights

Under the Pooling and Servicing Agreement, the portion of the voting rights allocated to the certificates, other than the Class C Certificates, will equal 100% minus the portion allocated to the Class C Certificates.  The portion of the voting rights allocated to the Class C Certificates in the aggregate will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount and the denominator of which is the Pool Balance.  One percent of the voting rights will be allocated to each of the Class P Certificates and to the Residual Certificates in the aggregate.  The remainder will be allocated to the Offered Certificates in proportion to their respective Certificate Principal Balances.  Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

Federal Income Tax Considerations

One or more elections will be made to treat designated portions of the Trust (exclusive of the Basis Risk Reserve Account, the Swap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement and any Servicer Prepayment Charge Payment Amounts as described more fully herein or in the Pooling and Servicing Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes.  Upon the issuance of the Offered CertificatesThacher Proffitt & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Offered Certificates and the Class C Certificates (exclusive of any right of the holder of such Certificates to receive distributions from or obligations to make payments to the Basis Risk Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC.  See “Federal Income Tax Considerations” in the prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive distributions from the Basis Risk Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account.  The Basis Risk Reserve Account and the Swap Account are not assets of any REMIC.  The treatment of amounts received by a holder of an Offered Certificate under such Certificateholder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for such Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right.  The Trust intends to treat distributions made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive distributions in respect of Net WAC Rate Carryover Amounts may have more than a de minimis value.  The value of such amount, if any, may be obtained from the Securities Administrator upon request, provided that the Trustee has received such information from the Underwriter.  Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive distributions in respect of the Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Trust’s treatment of distributions of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by the owners of the Class AV Certificates to the Swap Account pursuant to the Pooling and Servicing Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class AV Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of an Offered Certificate the amount of the sale allocated to the selling Certificateholder’s right to receive distributions in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate.  A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive distributions in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount.  Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, the Offered Certificates may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at 100% of the Prepayment Assumption.  No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.  See “Federal Income Tax Considerations—Taxation of debt securities including regular interest securities” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates.  Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.  See “Federal Income Tax Considerations—Taxation of debt securities including regular interest securities” in the prospectus.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.  Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Considerations—Taxation of debt securities including regular interest securities” in the prospectus.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.  The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting.  As noted above, each holder of an Offered Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions in respect of the Net WAC Rate Carryover Amount.  The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations.  Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates not distributable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Basis Risk Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator or the Servicer, as specified in the Pooling and Servicing Agreement.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the base prospectus.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, (“Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to the underwriters individual exemptions which have been amended by Prohibited Transaction Exemption (“PTE”) 2007-05 (collectively, the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus and in this free writing prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

(i)    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the issuing entity;

(iii) a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(iv)   immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuing entities containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriters, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of an offered Mezzanine Certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered Mezzanine Certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered Mezzanine Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates.  See “Legal Investment” in the base prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by McKee Nelson LLP, New York, New York.

Ratings

The Offered Certificates will be rated by S&P and Moody’s.  It is a condition to the issuance of the Offered Certificates that they receive ratings by the Rating Agencies as follows:

Class	S&P	Moody’s
Class AV-1	AAA	Aaa
Class AV-2	AAA	Aaa
Class AV-3	AAA	Aaa
Class AF-1	AAA	Aaa
Class AF-2	AAA	Aaa
Class AF-3	AAA	Aaa
Class AF-4	AAA	Aaa
Class AF-5	AAA	Aaa
Class AF-6	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa2
Class M-3	AA-	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	A-	A3
Class M-7	BBB+	Baa1
Class M-8	BBB	Baa2
Class M-9	BBB-	Baa3

The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related Certificateholders under the agreements pursuant to which such certificates are issued.  The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates.  The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The ratings do not address the likelihood that holders of the Group I Certificates will receive any Group I Basis Risk Shortfall Amount.  Each securities rating should be evaluated independently of similar ratings on different securities.

There can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by another rating agency.  The rating assigned by another rating agency to the Offered Certificates of any class could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance.  A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any Rating Agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2007-3 (the “Global Securities”), will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC or, upon request, through Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and Seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC originator on the settlement date.  Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The Seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)    borrowing the Global Securities in the U.S.  from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Annex II

Assumed Mortgage Loan Characteristics

Group	Aggregate Current Principal Balance ($)		Gross Mortgage Rate (%)	Original Amortization Term to Maturity (months)	Original Term to Maturity (months)	Stated Remaining Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Change Frequncy (months)	Number of Months Until Next Rate Adjustment Date (months)
1	547,900.59		10.6447	360	360	357	6.6098	17.6098	10.6098	3.0000	1.0000	6	21
1	451,699.48		10.5713	360	360	359	6.4864	17.5364	10.5364	3.0000	1.0000	6	35
1	591,879.69		10.2155	360	360	358	6.1206	17.1806	10.1806	3.0000	1.0000	6	34
1	271,845.35		10.1202	360	360	358	6.9235	17.0854	10.0854	3.0000	1.0000	6	34
1	1,207,674.80		9.3461	360	360	358	5.0784	16.3112	9.3112	3.0000	1.0000	6	34
1	2,806,676.87		9.5308	360	360	358	5.3825	16.4959	9.4959	3.0000	1.0000	6	34
1	674,735.33		9.3590	360	360	358	5.3050	16.3241	9.3241	3.0000	1.0000	6	34
1	9,965,336.88		9.4433	360	360	358	5.3218	16.4084	9.4084	3.0000	1.0000	6	34
1	646,879.49		9.8982	360	360	359	5.7949	16.8633	9.8633	3.0000	1.0000	6	35
1	189,319.19		8.7749	360	360	358	4.6900	15.7400	8.7400	3.0000	1.0000	6	34
1	17,646,052.36		9.7663	360	360	358	5.7026	16.7314	9.7314	3.0000	1.0000	6	34
2	191,079.66		7.0230	120	120	118	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	734,241.68		9.3249	174	174	173	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	236,259.18		8.6713	174	174	173	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,596,216.73		8.1471	163	163	162	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	2,748,864.13		8.7357	167	167	166	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	149,686.16		8.2230	168	168	167	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	104,880.15		6.8730	180	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	5,451,513.13		8.4774	173	173	172	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	59,418.11		9.4230	144	144	143	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	13,905,467.10		8.1737	166	166	165	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	91,409.15		9.8230	180	180	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	966,539.09		7.0222	171	171	169	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	16,193,444.41		8.4717	166	166	165	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	276,046.35		9.5736	237	237	235	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	92,059.91		11.0730	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,430,098.75		9.0723	227	227	226	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,776,468.48		9.4629	222	222	221	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	385,533.68		9.5523	233	233	231	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	5,299,785.67		8.3411	230	230	229	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	189,848.64		9.5517	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	329,726.31		7.9230	240	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	7,868,840.31		9.6375	223	223	222	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	946,733.07		9.0510	282	282	281	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	458,294.91		10.8138	256	256	254	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,563,678.93		9.6493	284	284	283	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	168,414.95		10.0230	276	276	274	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	4,000,346.11		9.2053	283	283	282	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	2,211,283.13		9.0861	283	283	282	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	6,017,605.89		8.3580	275	275	274	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	231,962.17		8.0520	300	300	299	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	516,703.60		6.6230	252	252	251	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	390,716.76		7.4183	265	265	264	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	11,336,804.85		9.5232	278	278	277	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	259,384.78		10.8730	348	348	346	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	3,835,493.64		9.7396	345	345	344	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	6,338,198.52		10.1957	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	346,606.50		9.0821	360	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	256,613.75		8.9730	312	312	310	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	4,384,056.01		10.0014	352	352	351	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	414,648.05		10.2086	358	358	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	2,064,570.63		10.2776	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	18,882,531.71		9.3595	354	354	353	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	101,110.96		6.9230	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	334,039.08		10.0671	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	62,274,831.80		8.8787	358	358	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,393,034.22		9.4297	357	357	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	117,039,928.27		9.0515	355	355	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	3,684,915.05		9.5841	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,111,180.35		9.8589	344	344	343	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	5,602,533.42		8.4265	353	353	351	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	129,807,867.90		9.6690	357	357	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	358,422.62	(1)	9.8730	480	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	2,758,811.22	(1)	9.9555	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	3,060,287.52	(1)	10.2037	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	140,668.22	(1)	10.2730	480	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	3,520,573.84	(1)	9.8550	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,263,330.57	(1)	8.6597	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	380,730.39	(1)	11.0885	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,102,467.08	(1)	8.6821	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	16,042,286.47	(1)	9.4710	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	432,081.58	(1)	10.9730	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	125,120,145.52	(1)	8.5418	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,089,225.56	(1)	8.5780	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	78,188,715.83	(1)	8.8261	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,085,289.58	(1)	9.5889	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	3,725,531.55	(1)	9.2829	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	9,713,144.15	(1)	8.4853	480	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	121,953,884.59	(1)	9.4478	480	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	582,545.45	(2)	9.3476	600	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	313,003.15	(2)	9.6230	600	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	702,399.92	(2)	9.6265	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,643,043.88	(2)	8.5103	600	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	194,033.14	(2)	6.4330	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	7,606,044.65	(2)	8.2855	600	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	415,850.79	(2)	8.2957	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	9,518,335.91	(2)	8.4868	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	474,649.52	(2)	7.6681	600	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	1,229,472.77	(2)	8.0346	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2*	12,104,056.97	(2)	9.1307	600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	540,016.75		7.6325	100	100	99	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	242,869.42		9.2018	79	79	78	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,455,841.26		8.4420	87	87	86	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	208,996.51		6.4730	108	108	107	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	997,943.94		9.1003	97	97	96	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	91,662.47		8.7730	144	144	141	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	161,936.76		10.6730	180	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	67,365.03		10.5230	180	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	156,652.70		9.7380	168	168	166	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	495,772.28		9.9868	147	147	146	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	407,386.35		10.0248	172	172	171	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	202,310.34		10.4730	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	49,450.34		10.0730	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	192,824.78		11.8618	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	44,925.88		12.3230	240	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	452,305.40		10.7678	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	505,525.62		10.9584	234	234	232	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	58,407.44		12.5730	240	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	65,090.26		12.4730	240	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,144,819.37		11.4099	238	238	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	112,307.11		12.2230	264	264	262	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	308,674.98		10.3196	280	280	279	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	24,757.61		11.8230	300	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	98,376.08		12.9948	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	188,230.17		11.0400	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	83,111.83		11.7230	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	257,030.36		10.5335	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,768,899.23		10.1766	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,086,439.82		10.9449	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	153,648.46		10.2038	360	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	2,445,114.56		11.0289	358	358	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	51,171.30		10.1230	108	108	106	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	64,819.37		9.8230	96	96	95	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	44,767.96		11.0230	108	108	107	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*Dual Amortization Loans
(1) 40 Year Initial Amortization
(2) 50 Year Initial Amortization

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  Prospectus

ASSET-BACKED NOTES

ASSET-BACKED CERTIFICATES

____________________

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

DEPOSITOR

____________________

Securities Offered

•  asset-backed notes, asset-backed certificates or a combination

•  rated in one of four highest rating categories by at least one nationally recognized rating organization

•  not listed on any trading exchange

Assets
•  sub-prime mortgage loans secured by first or second liens on residential or mixed use properties

•  securities backed by those types of sub-prime mortgage loans

The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

The securities involve significant risks.  It is recommended that you review the information under “Risk Factors” in the related prospectus supplement.

This prospectus must be accompanied by a prospectus supplement for the particular series.

• may include one or more forms of enhancement

Neither the Securities and Exchange Commission (“Commission”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The Depositor may offer securities through underwriters or by other methods described under the caption “Plan of Distribution.”

The date of this prospectus is August 27, 2007.

Incorporation of Certain Documents by Reference

The Depositor, as creator of each trust, has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (“Securities Act”), with respect to the notes and the certificates offered pursuant to this prospectus.  The Registration Statement includes information about the securities which is not included in this prospectus.  Prospective investors may read the Registration Statement and make copies of it at the Commission’s main office located at 450 Fifth Street, N.W., Washington, D.C.  20549 and at the Commission’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.  Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  Prospective investors who have access to the Internet also may read the Registration Statement at the Commission’s site on the World Wide Web located at http://www.sec.gov.

Each trust will be required to file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) a Current Report on Form 10-D each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed.  Each Form 10-D will include as an exhibit the monthly statement to securityholders of the related series.  The Form 10-K will include certain summary information about the trust.  Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus.  If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control.  Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document.  Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797.  Telephone requests for copies should be directed to the Depositor, at (516) 364-8500.  In order to receive any requested information in a timely fashion, prospective investors must make their requests no later than five business days before they must make their investment decisions.

Table of Contents

Page

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE DEPOSITOR
THE SELLER AND THE ORIGINATOR
STATIC POOL INFORMATION
DESCRIPTION OF THE SECURITIES
General
Book-Entry Securities
Valuation of the primary assets
Payments of interest
Payments of principal
Final scheduled distribution date
Special redemption
Optional redemption, purchase or termination
Weighted average life of the securities
THE TRUST FUNDS
The loans
Collection, certificate and distribution accounts
Pre-funding and capitalized interest accounts
Eligible investments
ENHANCEMENT
SERVICING OF LOANS
Collection procedures; escrow accounts
Deposits to and withdrawals from the collection account or the certificate account
Advances and limitations on advances
Maintenance of insurance policies and other servicing procedures
Realization upon defaulted loans
Enforcement of due-on-sale clauses
Servicing compensation and payment of expenses
Evidence as to compliance
Certain matters regarding the servicer
THE AGREEMENTS
Assignment of primary assets
Reports to holders
Events of default; rights upon event of default
The trustee
Duties of the trustee
Resignation of trustee
Amendment of agreement
Voting rights
List of holders
Book-entry securities
REMIC administrator
Termination
CERTAIN LEGAL ASPECTS OF THE LOANS
Mortgages
Foreclosure
Rights of redemption
Junior mortgages; rights of senior mortgagees
Anti-deficiency legislation and other limitations on lenders
Due-on-sale clauses in mortgage loans
Enforceability of prepayment and late payment fees
Equitable limitations on remedies
Applicability of usury laws
Environmental legislation
Servicemembers Civil Relief Act
USE OF PROCEEDS
FEDERAL INCOME TAX CONSIDERATIONS
Opinions
Taxation of debt securities including regular interest securities
Taxation of the REMIC and its holders
REMIC expenses; single class REMICs
Taxation of the REMIC
Taxation of holders of residual interest securities
Administrative matters
Tax status as a grantor trust
Miscellaneous tax aspects
Tax treatment of foreign investors
Tax characterization of the trust as a partnership
Tax consequences to holders of the notes issued by a partnership
Tax consequences to holders of the certificates issued by a partnership
STATE TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
PENALTY AVOIDANCE
ERISA CONSIDERATIONS
General
ERISA Considerations Relating to Certificates
ERISA Considerations Relating to Notes
LEGAL INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS

The Depositor

The Depositor is a limited purpose, finance subsidiary of the originator.  The Depositor was incorporated in the State of Delaware in November 2001.  The Depositor does not have, and is not expected to have in the future, any significant assets.  The Depositor’s headquarters are located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797.  Its telephone number is (516) 364-8500.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Seller and the Originator

The seller for each trust may be Renaissance REIT Investment Corp. or another entity identified in the applicable prospectus supplement.  If another entity acts as seller for a trust, the prospectus supplement will describe that seller’s underwriting guidelines and procedures and loan products.  Securitization of mortgage loans originated by the Originator is an integral part of the Sponsor’s management of its capital.  Since 1995, the Sponsor has engaged in public securitizations of mortgage loans originated by the Originator through affiliated depositors.

Static Pool Information

For each trust fund discussed above, the Depositor will provide, to the extent material, static pool information with respect to the experience of the Sponsor, or other appropriate entity, in securitizing asset pools of the same type.  In addition, to the extent material, the Depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average LTV ratio; the distribution of mortgage loans by mortgage rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the Depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Description of the Securities

General

Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series.  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.  The certificates will also be issued in series pursuant to either a separate servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee.  A form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.  A series may consist of both notes and certificates.

The following summaries describe the material provisions in the agreements common to each series of securities.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities.  Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics.  A series may also include one or more classes of subordinate securities.  The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement.  Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange.  If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest.  Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register.  However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement.  In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement.  Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement.  All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account.  If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement.  These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form.  Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.  The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC (“Cede”).  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the omnibus positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.  Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a “definitive security.”  Unless and until definitive securities are issued, it is anticipated that the only “certificateholder” or “noteholder”, as applicable, will be Cede, as nominee of DTC.  Owners are only permitted to exercise their rights indirectly through participants and DTC.

Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants.  While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities.  Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners.  Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.  Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a limited liability company.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in multiple currencies, including United States dollars.  Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a United Kingdom corporation.  All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc.  Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law.  Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  Euroclear Bank SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the applicable trust fund will be provided to Cede, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners’ book-entry securities are credited.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities.  Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

•
DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the Depositor or the trustee is unable to locate a qualified successor, or

•	the Depositor, with the consent of the related DTC participants, elects to terminate a book-entry system through DTC, or

•
after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities.  Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

Neither the Depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Valuation of the primary assets

If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security—sometimes called the primary asset—included in the related trust fund for a series will be assigned an initial asset value.  At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

•
the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

•	the then principal balance of the primary assets.

The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency.  If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of interest

The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement.  Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class.  The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable.  Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.  Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

Payments of principal

On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement.  Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement.  The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder.  If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received.  If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution.  Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions.  If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final scheduled distribution date

The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement.  The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.  Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.  Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date.  No assurance can be given as to the actual prepayment experience with respect to a series.

Special redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date.  In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

Optional redemption, purchase or termination

The Depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement.  In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the Depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement.  The redemption, purchase or repurchase price will be set forth in the related prospectus supplement.  If specified in the related prospectus supplement, in the event that a real estate mortgage investment conduit (“REMIC”) election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”).

Weighted average life of the securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model.  The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.  The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness.  Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments.  Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers.  The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments.  As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans.  In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates.  In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans.  If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

The Trust Funds

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund.  Each trust fund will include:

•	the primary assets;

•	amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

•	any credit enhancement or the rights to that credit enhancement;

•	any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

•
the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund.  The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities.  Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the Depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be transferred by the Depositor to the trust fund.  Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement among the Depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities.  No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities.  No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The loans

The primary assets for a series of securities may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single-family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property.  The home equity loans may have fixed or adjustable interest rates and may provide for other payment characteristics.

The full principal amount of a home equity loan is advanced at origination of the loan and generally (other than interest-only mortgage loans or stepped fixed rate mortgage loans) is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity.  As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan.  Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest.  The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement.  The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property.  Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses.  Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers.  The properties may be located in suburban or metropolitan districts.  Any non-residential use will be in compliance with local zoning laws and regulations.  The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units.  The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law.  Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan.  Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.  Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement.  The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

•
the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s records.

The mortgaged properties also may include non-owner occupied investment properties, vacation and second homes.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;

•
the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance of the loans;

•	the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined LTV ratios or LTV ratios for the loans, as applicable;

•	the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

•	the geographic distribution of the mortgaged properties securing the loans;

•
the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the home equity loans; and

•	the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 10-D to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the related securities.

In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 10-D.

Collection, certificate and distribution accounts

A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets.  Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts.  Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

Pre-funding and capitalized interest accounts

If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series.  If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed 50% of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period.  Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments.  If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements.  The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series.  The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined LTV ratio.  Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences.  The Depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied.  It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the Depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series.  Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund.  As a result, the additional primary assets may adversely affect the performance of the related securities.

If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series.  On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

(a)	the amount of interest accrued on the securities of the series, and

(b)	if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

(c)	the amount of interest available for these fees or expenses from the primary assets in the trust fund.

If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement.  Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Eligible investments

Each agreement generally will define eligible investments to include the following:

(a)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

(b)
repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

(c)
certificates of deposit, time deposits and bankers’ acceptances of any U.S.  depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

(d)
commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

(e)
short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

(f)
interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), and either “AAAm” or “AAAm-G” by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”);

provided that no instrument described above may evidence either the right to receive:

(a)	only interest with respect to the obligations underlying the instrument, or

(b)
both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

provided, further, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

Enhancement

The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement.  If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates.  Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

•
Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

•
Excess Interest which will equal the excess, if any, of the interest paid or advanced on the mortgage loans over the interest owed on the securities will be used to cover losses and maintain the required amount of overcollateralization on the securities;

•
Overcollateralization which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities.  Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

•	Cross Collateralization which will require that the payments received on one group of mortgage loans be used to make payments on securities relating to a different group of mortgage loans;

•
Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets.  Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•
Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets.  Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•
Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•
Subordinate Securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series.  Subordination may be with respect to distributions of interest, principal or both.  In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series;

•	Interest Rate Swap Agreements which convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities; or

•	Interest Rate Cap or Floor Agreements which are intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement.  The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies.  In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicing of Loans

Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities.  The servicer will be the entity identified in the related prospectus supplement.

Collection procedures; escrow accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio.  The servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited.  Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans.  Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account.  The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

Deposits to and withdrawals from the collection account or the certificate account

The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee.  The collection account and/or certificate account will be an account maintained:

•
at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

•
in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments.  The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

The servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets.  The servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities.  The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account.  Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a Collection Account or remit the funds to the master servicer for deposit into the collection account.

The servicer will provide static pool information through its internet website as set forth in the prospectus supplement.

The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

(a)	all payments on account of principal, including prepayments, on the primary assets;

(b)
all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

(c)
all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

(d)
all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

(e)	all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

(f)	all delinquency advances made by the servicer required pursuant to the related agreement; and

(g)	all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

(a)
to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer’s right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

(b)
to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

(c)
in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

(d)	to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

(e)
to pay to the applicable person with respect to each primary asset or real estate owned (“REO”) property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

(f)
to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

(g)	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

Advances and limitations on advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans.  If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted.  Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses.  Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans.  If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property.  The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement.  If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

Maintenance of insurance policies and other servicing procedures

The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located.  The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin;

•	rodents;

•	insects or domestic animals;

•	theft; and

•	in some cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.  When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of:

(a)	the replacement cost of the improvements less physical depreciation or

(b)	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

(a)	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

(b)	the outstanding principal balance of the related loan plus the balance of any senior mortgage.

The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property.  No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower.  Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer’s normal servicing procedures, will be deposited in the collection account.  The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans.  If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

Realization upon defaulted loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it.  However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

•	restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

•	the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property.  While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

Enforcement of due-on-sale clauses

When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless exercise of the servicer’s rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy.  In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan.  To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan.  Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation.  The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

Servicing compensation and payment of expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement.  The servicing fee may be fixed or variable, as specified in the related prospectus supplement.  In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment.  If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for distribution to securityholders an amount equal to one month’s interest on the related loan, less the servicing fee.  If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for servicing advances by the servicer.  The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds.  If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders.  The servicer is generally also entitled to reimbursement from the collection account for servicing advances made.  In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under “—Advances and limitations on advances.”

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

Evidence as to compliance

Each servicing agreement with respect to a series of certificates will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

General Servicing Criteria

1.	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2.	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities;

3.	any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4.
a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

Cash Collection and Administration

1.	payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.	wire transfers to investors are made by authorized personnel;

3.	advances are made in accordance with the terms of the servicing agreement; and

4.	all accounts are separately maintained in accordance with the terms of the servicing agreement.

Investor Remittances and Reporting

1.	reports to investors are maintained in accordance with the terms of the servicing agreement; and

2.	amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

Pool Asset Administration

1.	the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2.	any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3.	payments on the mortgage loans are posted to the servicer’s records in accordance with the terms of the servicing agreement;

4.	changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5.	records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6.	adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7.	escrow accounts are kept in accordance with the terms of the servicing agreement.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer’s activities and performance during the applicable reporting period under such officer’s supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof.  To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee.  Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

Copies of the annual accountants’ statement and the officer’s statement of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain matters regarding the servicer

If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee, master servicer or a successor servicer.  Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under “The Agreements—Events of default; Rights upon event of default—Pooling and servicing agreement; Sale and servicing agreement.”

The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation:

(a)	services similar loans in the ordinary course of its business,

(b)	is reasonably satisfactory to the trustee for the related series,

(c)
would not cause any rating agency’s rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

(d)
executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement.  To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement.  Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement.  Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer’s reckless disregard of its obligations and duties under the applicable agreement.

Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability.  The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement.  In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement.  The servicer’s right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer’s resignation or termination, or arising from events that occurred prior to any resignation or termination.  Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

The Agreements

The following summaries describe the material provisions of the agreements common to each series of securities.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

Assignment of primary assets

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the Depositor and the Depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series.  An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests.  The trustee will, concurrently with an assignment, execute and deliver the securities.

Assignment of loans.  The Depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office; and

•	an assignment of the mortgage in recordable form.

The trustee or the custodian will hold such documents in trust for the benefit of the holders.

The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans.  If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation.  The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related agreement.  This schedule will specify with respect to each loan:

•	the original principal amount and unpaid principal balance as of the cut-off date;

•	the current interest rate;

•	the current scheduled payment of principal and interest;

•	the maturity date, if any, of the related mortgage note; and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

Assignment of private securities.  The Depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent.  The trustee, or its nominee or correspondent, will have possession of any certificated private securities.  The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security.  Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund.  In the applicable agreement, the Depositor will represent and warrant to the trustee regarding the private securities that:

(a)	the information contained in the applicable schedule is true and correct in all material respects;

(b)
immediately prior to the conveyance of the private securities, the Depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

(c)	there has been no other sale by it of the private securities; and

(d)	there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

Repurchase and substitution of non-conforming primary assets.  If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee’s notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

(a)	with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities, and

(b)
with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any substitute primary asset will have, on the date of substitution,

•
an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders;

•	an interest rate not less than, and not more than 1% greater than, the interest rate or margin of the removed primary asset;

•	a mortgage rate of the same or higher level of priority as the removed primary asset;

•	a remaining term-to-stated maturity not greater than, and not more than six months less than, that of the removed primary asset; and

•	will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

The seller will make representations and warranties with respect to primary assets for a series.  If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

Reports to holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(a)	all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

(b)	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

(c)	the amount of interest distributed to holders of the related securities and the current interest on the securities;

(d)	the amounts of

(1)           any overdue accrued interest included in the distribution,

(2)           any remaining overdue accrued interest with respect to the securities or

(3)           any current shortfall in amounts to be distributed as accrued interest to holders of thesecurities;

(4)           reimbursement of advances and reimbursement from amounts on deposit in the collectionaccount

(5)           deposits in the collection account, distribution account, and any other account maintainedfor the benefit of the securityholders as of the previous distribution date and of the relateddistribution date, and any material account activity during the period;

(d)	the amounts of distribution,

(1)           any overdue payments of scheduled principal included in the distribution,

(2)           any remaining overdue principal amounts with respect to the related securities,

(3)           any current shortfall in receipt of scheduled principal payments on the related primaryassets or

(4)           any realized losses or liquidation proceeds to be allocated as reductions in the outstandingprincipal balances of the related securities;

(e)
the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any, as well as any amounts drawn on such credit support to the extent applicable;

(f)	the number and aggregate principal balance of loans that were delinquent

(1)           one monthly payment,

(2)           two monthly payments and

(3)           three or more monthly payments,

as of the end of the prior collection period;

(g)	the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

(h)
the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, such distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(i)	the aggregate principal balance of loans which became REO during the prior collection period;

(j)	the book value of any REO property acquired by the related trust fund;

(k)	the amount of losses realized during the prior collection period;

(l)	the aggregate principal balance of loans repurchased during the prior collection period;

(m)	the amount of the servicing fee for the prior collection period;

(n)	during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

(o)	during the pre-funding period, the amount remaining in the segregated trust account;

(p)	if applicable, any tests or calculations to determine whether any trigger events were met or not;

(q)	material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

(r)
material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time;

(s)
if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account; and

(p)	any other information as specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a), (b), and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable.  Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent registered public accounting firm.  However, the servicer will provide to the trustee a report by an independent registered public accounting firm with respect to the servicer’s servicing of the loans.

If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form.  In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities.  Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

Events of default; rights upon event of default

Servicing agreement; Pooling and servicing agreement.  Events of default under the servicing agreement or pooling and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include:

(a)
any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series;

(b)
any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series; and

(c)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement.  The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee.  However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers.  The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture.  Events of default under the indenture for each series of notes will include:

(a)	a default for 30 days or more in the payment of any principal of or interest on any note of a series;

(b)
failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

(c)
any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

(d)	some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

(e)	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately.  This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration.  In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless:

(a)	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale;

(b)	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

(c)
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

The trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement.  The entity serving as trustee may have normal banking relationships with the Depositor, or the seller.  In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.  The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement.  In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

Duties of the trustee

The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents.  If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement.  However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default.  The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of trustee

The trustee may, upon written notice to the Depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor trustee.  If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.  The trustee may also be removed at any time:

(a)	if the trustee ceases to be eligible to continue as trustee under the applicable agreement;

(b)	if the trustee becomes insolvent; or

(c)	by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the Depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of agreement

The applicable agreement may be amended from time to time by the parties thereto without the consent of the Certificateholders as set forth in the related prospectus supplement.

The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the Depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may:

(a)	reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

(b)	reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment; or

(c)
if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

Voting rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.  No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

List of holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-entry securities

If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form.  In this event, beneficial owners of the securities will not be considered “holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC administrator

For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

Termination

Servicing Agreement; Trust agreement; Pooling and Servicing agreement.  The obligations created by the servicing agreement, trust agreement or pooling and servicing agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

(a)	the later of:

(1)	the final payment or other liquidation of the last primary asset remaining in the trust fund for the series; and

(2)	the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset; or

(b)
the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

(a)	100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase, or

(b)	the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

The exercise of this right will effect early retirement of the securities of the series, but an entity’s right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date.  In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement.  For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.  If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

Indenture.  The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except:

•	for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series;

•	to replace stolen, lost or mutilated notes of the series;

•	to maintain paying agencies and to hold monies for payment in trust; and

•
upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series.  In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Certain Legal Aspects of the Loans

The following discussion contains summaries of legal aspects of mortgage loans which are general in nature.  Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgages

The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located.  In New York, the prevailing practice is a mortgage.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office.  Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date.  A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.  Under a deed of trust, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower.  The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers.  Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law.  In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan.  Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located.  At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale.  The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses.  The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made.  The purchaser’s title, however, is subject to all senior liens and other senior claims.  Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims.  A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee’s sale or judicial foreclosure sale.  The lender, or other purchaser at the trustee’s sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale.  The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale.  Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender’s investment.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted.  Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority.  Any balance remaining generally is payable to the grantor.  Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum.  For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner.  However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee.  Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.  Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within two years, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy.  Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale.  However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available.  Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior mortgages; rights of senior mortgagees

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors.  The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.  In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations.  Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings.  The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust.  If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor.  The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-deficiency legislation and other limitations on lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property.  Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.  In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract.  However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemember’s Civil Relief Act (“SCRA”) was signed into law on December 19, 2003, revising the Federal Soldiers’ and Sailors’ Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment.  For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.  Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Federal Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor’s Chapter 13 petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13.  These courts have suggested that modifications, contained in the debtor’s rehabilitative payment plan, may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.  Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor, or other real property purchased by the mortgagor within one year prior to commencement of the mortgagor’s bankruptcy.  In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court.  The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy.  The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing.  The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The bankruptcy code provides priority to specified tax liens over the lender’s security.  This may delay or interfere with the enforcement of rights in respect of a defaulted loan.  In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  The laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994, Federal Debt Collection Practices Act, Home Mortgage Disclosure Act and Consumer Credit Protection Act and related statutes and regulations.  These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the loans.

Due-on-sale clauses in mortgage loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied.  In any event, the Garn-St. Germain Depository Institutions Act of 1982 (“Garns-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

(a)	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

(b)	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period” states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of “window period” loans.  Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of prepayment and late payment fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees are typically retained by a non-offered class of securities or servicers as additional servicing compensation.

Equitable limitations on remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

Applicability of usury laws

New York has usury laws which limit the interest and other amounts that may be charged under certain loans.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”), provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980.  Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980.  Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Environmental legislation

A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust.  The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law.  In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site.  Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale.  In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

Servicemembers Civil Relief Act

Under the SCRA, members of all branches of the military on active duty, including draftees and reservists in military service:

(a)	are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service;

(b)
may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service; and

(c)
may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly.  If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the SCRA, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower’s obligation may reduce the amounts available to be paid to the holders of the securities of the related series.  Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the SCRA will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

Use of Proceeds

The Depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to establish any reserve fund, pre-funding account or segregated trust account;

•	to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement; and

•	to pay for the purchase of the primary assets from the seller.

Federal Income Tax Considerations

This section sets forth:

•	certain federal income tax opinions of Thacher Proffitt & Wood llp, special counsel to the Depositor, referred to as federal tax counsel, and

•	a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws.  The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.  Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.  For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

(a)	the securities of a series are classified as indebtedness for federal income tax purposes;

(b)	an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a REMIC, under the Code;

(c)	the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

(d)	for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

Opinions

Federal tax counsel is of the opinion that:

(a)
If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated (other than those certain classes, or portions of certain classes, of securities which, at the time of their issuance, Renaissance REIT Investment Corp., or one of its qualified real estate investment trust (“REIT”), subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments for federal income tax purposes;

(b)
If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with:

(1)	each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

(2)
the class or classes of securities of the related series which are designated as “regular interests” in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

(3)
the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes;

(c)	If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

(1)	the trust fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of Code and will not be considered to be an association taxable as a corporation and

(2)	a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

(d)
If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of debt securities including regular interest securities

Interest and acquisition discount.  Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method.  Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting.  Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount (“OID”).  The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code.  A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price.  A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers.  If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date.  The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable.  The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations.  It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date.  Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price.  The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument’s stated principal amount over its issue price.

Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security.  For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security.  Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount.  The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period.  In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest.  The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption.  The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

(a)	the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

(b)	events which have occurred before the end of the accrual period and

(c)	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption.  Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans.  The OID regulations do not provide for adjustments.  If the IRS were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

Some classes of regular interest securities may represent more than one class of REMIC regular interests.  Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security’s issue price, to offset the OID by comparable economic accruals of portions of the excess.

Effects of defaults and delinquencies.  Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible.  As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest-only debt securities.  The trust fund intends to report income from interest-only classes of debt securities to the IRS and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption.  As a result, interest-only debt securities certificates will be treated as having original issue discount.

Variable rate debt securities.  Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules.  A variable rate debt security will qualify as a variable rate debt instrument if:

(a)	its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

(b)	it provides for stated interest, paid or compounded at least annually, at

(1)	one or more qualified floating rates,

(2)	a single fixed rate and one or more qualified floating rates,

(3)	a single objective rate, or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

(c)	it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations.  However, a variable rate equal to:

(a)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate,

will constitute a qualified floating rate for purposes of the OID Treasury regulations.  In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate.  Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security’s issue date will be conclusively presumed to be a presumed single qualified floating rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate.  Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security’s term.  Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer.  An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate.  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

(a)
stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

(b)	by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

(1)
in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate, or

(2)
in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

(c)
the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security.  The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security’s issue date.  Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security.  In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate.  Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above.  A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument.  Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation.  It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

The IRS issued final regulations governing the calculation of OID on instruments having contingent interest payments.  The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Section 1272(a)(6) of the Code, such as the pay-through securities, including regular interest securities.  Additionally, the OID regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code.  Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Section 1272(a)(6) of the Code and the OID Treasury regulations as described in this prospectus.  However, because no regulatory guidance exists under Section 1272(a)(6) of the Code, there can be no assurance that the methodology represents the correct manner of calculating OID.

Market discount.  A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code.  A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser’s purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized.  Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either:

(a)	on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

(b)	in the ratio of:

(1)
in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or

(2)
in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan.  A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

Premium.  A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method.  Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Section 1272(a)(6) of the Code, such as the pay-through securities.  The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class.  If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS.  It is recommended that purchasers who pay a premium for the securities consult their tax advisors regarding the election to amortize premium and the method to be employed.

Election to treat all interest as OID.  The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994.  If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after.  Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or exchange.  A holder’s tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium.  Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security’s basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset.  In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss.  In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

(a)
the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over

(b)	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under “Market discount.”

Taxation of the REMIC and its holders

Status of regular interest securities as real property loans.  Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code to the extent that the REMIC’s assets are qualifying assets.  However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets.  Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences.  In addition to loans, the REMIC’s assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds.  The loans generally will be qualifying assets under both of the foregoing sections of the Code.  However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code.  In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loan will be qualifying assets.  The regulations under Sections 860A through 860G of the Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets.  Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets.  It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC expenses; single class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities.  In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day.  In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of:

(a)	3% of the excess of adjusted gross income over the applicable amount, or

(b)	80% of the amount of itemized deductions otherwise allowable for the related taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.  The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder.  In general terms, a single class REMIC is one that either:

(a)
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

(b)	is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests.  As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC structures.  For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Calculation of REMIC income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments.  In general, the taxable income or net loss will be the difference between:

(a)	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

(b)	deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including REITs, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability.  For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued.  This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984.  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue OID, that is, under the constant yield method taking into account the prepayment assumption.  The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules.  However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited transactions; Contributions tax; Tax on net income from foreclosure property.  The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction.  For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day.  In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT.  The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.  To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of holders of residual interest securities

The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount.  If this occurs, it is likely that cash distributions will exceed taxable income in later years.  Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.  Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

Limitation on losses.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises.  A holder’s basis in a residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC.  The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, and it is recommended that holders consult their tax advisors.

Distributions.  Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security.  If the amount of a payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

Sale or exchange.  A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of the sale or exchange.  Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess inclusions.  The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return.  Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of that holder.  In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income.  If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

(a)	alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

(b)	a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year;

(c)	the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of:

(a)	120% of the long-term applicable federal rate on the startup date multiplied by

(b)	the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter.  The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

Restrictions on ownership and transfer of residual interest securities.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization.  Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from tax, other than certain farmers’ cooperatives, unless the entity is not subject to tax on its unrelated business income.  Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security.  In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer.  In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.  For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC.  However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer.  A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

(1)	the present value of the expected future distributions on the residual interest at least equals the product of:

(x)	the present value of all anticipated excess inclusions with respect to the residual interest and

(y)           the highest corporate tax rate, currently 35 percent, and

(2)
the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A transferor will be presumed not to know or have reason to know if the following conditions are met:

(a)
the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future,

(b)	the transferee represents to the transferor that:

(1)	the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest,

(2)	the transferee intends to pay the taxes associated with owning the residual interest as they come due, and

(3)
the transferee will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and

(c)
either (1) the amount received by the transferee is no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (2) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The safe harbor rules contain additional detail regarding their application.  Prior to purchasing a residual interest, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a transfer of the residual interest by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

Inducement Fees:  The IRS issued final regulations addressing the tax treatment of payments made by the transferor of a non-economic residual interest to induce the transferee to acquire that residual interest (“Inducement Fees”).  The regulations (i) require the transferee to recognize an Inducement Fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that Inducement Fees constitute income from sources within the United States.

Mark to market rules.  Treasury regulations provide that for purposes of the mark to market requirements of Section 475 of the Code, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

Administrative matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax status as a grantor trust

As further described below, each holder of a security representing an ownership interest in a grantor trust must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to that security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.  Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable.  Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans.  As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

Status of the pass-through securities as real property loans.  The pass-through securities will be real estate assets for purposes of Section 856(c)(5)(B) of the Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Code to the extent that the trust fund’s assets are qualifying assets.  The pass-through securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund’s assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders.  Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes.  In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loans will be qualifying assets.

Taxation of pass-through securities under stripped bond rules.  The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Code.  The pass-through securities will be subject to those rules if stripped interest-only certificates are issued.  In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the rules of Section 1286 of the Code apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans.  The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Section 1286 of the Code.

If interest retained for the servicer’s servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules.  A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans.  If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder.  The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security.  With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations.  Section 1272(a)(6) of the Code has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments.  If required to report interest income on the pass-through securities to the IRS under the rules of Section 1286 of the Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder.  The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans.  The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID.  It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable.  In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in “--Taxation of debt securities including regular interest securities--Variable rate debt securities.”

Taxation of pass-through securities if stripped bond rules do not apply.  If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method.  In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below.  The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount.  In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method.  In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages.  However, OID could arise with respect to a loan, known as an adjustable rate mortgage (“ARM”), that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number.  The OID for ARMs generally will be determined under the principles discussed in “Taxation of debt securities including regular interest securities--Variable rate debt securities.”

If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month.  Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID.  The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan.  In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method.  Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of:

(a)	0.25% of the principal amount of the mortgages allocable to the pass-through security, and

(b)	the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985.  Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and federal tax counsel is unable to opine on this issue.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans.  The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID.  Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous tax aspects

Backup withholding.  A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding under Section 3406 of the Code with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities.  This withholding generally applies if the holder of a security:

•	fails to furnish the trustee with its taxpayer identification number;

•	furnishes the trustee an incorrect taxpayer identification number;

•	fails to report properly interest, dividends or other reportable payments as defined in the Code; or

•
under particular circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors.  Holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax treatment of foreign investors

Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where:

(a)	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

(b)	the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

For this purpose, a foreign investor is any holder that is not:

(a)	a citizen or resident of the United States;

(b)
a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia;

(c)	an estate the income of which is includible in gross income regardless of its source; or

(d)	a trust other than a foreign trust, as the term is defined in Section 7701(a)(31) of the Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.  These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors.  Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an IRS Form W-8ECI Certificate of Foreign Person’s claim for exemption from withholding on income effectively generated with the conduct of a person in the United States.  They will, however, generally be subject to the regular United States income tax.

Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest.  It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule.  If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of.  The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.  Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value.  Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes.  A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.  If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

(a)	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor, and

(b)	in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

Tax characterization of the trust as a partnership

If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

Tax consequences to holders of the notes issued by a partnership

Treatment of the notes as indebtedness.  The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Except as otherwise provided in the related prospectus supplement, federal tax counsel has advised the seller that the notes will be classified as debt for federal income tax purposes.  Consequently, holders of notes will be subject to taxation as described in “Taxation of debt securities including regular interest securities” above for debt securities which are not regular interest securities.

Possible alternative treatment of the notes.  If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund.  If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests.  Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders.  For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax consequences to holders of the certificates issued by a partnership

Treatment of the trust fund as a partnership.  In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership.  However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund.  This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.  The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership taxation.  As a partnership, the trust fund will not be subject to federal income tax.  Rather, each certificateholder will be required to separately take into account a holder’s allocated share of income, gains, losses, deductions and credits of the trust fund.  The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans.  The trust fund’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents.  The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(a)
the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

(b)	any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(c)	prepayment premium payable to the certificateholders for the related month; and

(d)	any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the trust fund will be allocated to the seller.  Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions.  These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and premium.  It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income.  However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase.  If so, the loan will have been acquired at a premium or discount, as the case may be.  As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans.  As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 termination.  Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period.  If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership.  The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs.  As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust fund does not expect to have any other assets that would give rise to special reporting requirements.  Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations between sellers and transferees.  In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the certificateholders.  The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 election.  In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had.  The tax basis of the trust fund’s assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election.  As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative matters.  The owner trustee is required to keep or have kept complete and accurate books of the trust fund.  These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1.  The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held.  This information includes:

(a)	the name, address and taxpayer identification number of the nominee, and

(b)	as to each beneficial owner:

(1)	the name, address and identification number of the person;

(2)	whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(3)	information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund.  The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund.  An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax consequences to foreign securityholders.  It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S.  persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold.  The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign securityholders pursuant to Section 1446 of the Code, as if the taxable income were effectively connected to a U.S.  trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income.  Each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business.  However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund.  If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest.  As a result, securityholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax under Section 3406 of the Code if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, it is recommended that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA, in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The Depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan assets

In 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”), the U.S.  Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The securities will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets, and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Class exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available for investments in securities follows.  In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such Plan (other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction.  Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause.  The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions.  You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust.  We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Underwriter exemptions

As may be more fully discussed in the prospectus supplement, the DOL has granted to the underwriters individual exemptions (collectively, the “Exemption”) which is applicable to securities such as the certificates which meet its requirements.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

General conditions of exemption

Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the Exemption are:

(1)	the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

(2)
the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “Loans”);

(3)           unless the certificates are backed by fully-secured loans, they may not be subordinated;

(4)
the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(5)
the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group”, other then the underwriter.  The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the servicer, (iv) each other servicer, (v) any insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the trust fund, and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates;

(6)
the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith;

(7)
the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates;

(8)
the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.  The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

(9)
one subset of transactions, residential (one- to- four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

Insurance company general accounts

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)           is an “eligible Swap;”

(2)           is with an “eligible counterparty;”

(3)           is purchased by a “qualified plan investor;”

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and

(5)	permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)           is denominated in U.S. dollars;

(2)
pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S.  Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)	does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)           a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)           an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)           terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

(1)           it is denominated in U.S. dollars;

(2)           it pays an Allowable Interest Rate;

(3)           it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

(5)           it is entered into between the trust fund and an eligible counterparty; and

(6)           it has an Allowable Notional Amount.

Pre-funding accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)
all Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency;

(3)
the transfer of such additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

(4)
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date;

(5)
either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

(6)
the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)
amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency; and

(8)           certain disclosure requirements must be met.

Revolving pool features

The Exemption only covers certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans.  However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on scope of the exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund.  The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act.  Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the Depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased.  If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(x)	set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

(y)	specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concessions may be changed.

Each underwriting agreement will provide that the Depositor will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Matters

Legal matters in connection with the securities will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

$846,450,000 (Approximate)

Renaissance Home Equity Loan Trust 2007-3
(Issuing Entity)

Delta Funding Corporation
(Originator and Sponsor)

Renaissance Mortgage Acceptance Corp.
(Depositor)

Wells Fargo Bank, N.A.
(Master Servicer and Securities Administrator)

Ocwen Loan Servicing, LLC
(Servicer)

Home Equity Loan
Asset-Backed Certificates, Series 2007-3

_____________________________________

FREE WRITING PROSPECTUS

August 27, 2007
_____________________________________

Banc of America Securities LLC	JPMorgan
RBS Greenwich Capital	Citigroup Global Markets Inc.	Deutsche Bank Securities